Exhibit 10.1
EXECUTION VERSION
$250,000,000
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
Among
CALLON PETROLEUM COMPANY
as Borrower,
THE LENDERS PARTY HERETO FROM TIME TO TIME
as Lenders,
UNION BANK OF CALIFORNIA, N.A.
as Administrative Agent and as an Issuing Lender
REGIONS BANK, as Syndication Agent
and
CAPITAL ONE, N.A., as Documentation Agent
September 25, 2008

EXHIBITS:

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B	—	Form of Compliance Certificate
Exhibit C	—	Form of Guaranty
Exhibit D	—	Form of Mortgage
Exhibit E	—	Form of Note
Exhibit F	—	Form of Notice of Borrowing
Exhibit G	—	Form of Notice of Conversion or Continuation
Exhibit H	—	Form of Pledge Agreement
Exhibit I	—	Form of Security Agreement
Exhibit J	—	Form of Transfer Letters

Exhibit K-1	—	Form of Borrower's Counsel Opinion
Exhibit K-2	—	Form of Borrower's Local Counsel Opinion

SCHEDULES:

Schedule I	—	Pricing Information
Schedule II	—	Borrower, Administrative Agent, and Lender Information
Schedule 4.01	—	Subsidiaries
Schedule 4.05	—	Existing Debt
Schedule 4.20	—	Hedging Agreements
Schedule 4.21	—	Material Agreements
Schedule 6.01	—	Existing Liens
Schedule 6.06	—	Existing Investments

v

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
     This Second Amended and Restated Credit Agreement dated as of September 25, 2008 is among Callon Petroleum Company, a Delaware corporation (“Borrower”), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders and as an issuing lender for such Lenders.
RECITALS
     A. The Borrower is party to that certain Amended and Restated Credit Agreement dated as of August 30, 2006, among the Borrower, the lenders party thereto, and the Administrative Agent, as amended by Amendment No. 1 dated as of April 18, 2007, by Amendment No. 2 dated as of December 31, 2007 and by Amendment No. 3 dated as of April 4, 2008 (as so amended, the “Existing Agreement”).
     B. In order to secure the full and punctual payment and performance of the obligations under the Existing Agreement, the Borrower and the Guarantors (as defined in the Existing Agreement) have executed and delivered mortgages, deeds of trust, collateral assignments, security agreements, pledge agreements and financing statements in favor of the Administrative Agent (collectively, the “Existing Security Instruments”) granting a mortgage lien and continuing security interest in and to the collateral described in such Existing Security Instruments.
     C. The Borrower, the Administrative Agent, the Issuing Lenders (as defined below), and the Lenders desire to (i) amend and restate (but not extinguish) the Existing Agreement in its entirety as hereinafter set forth through the execution of this Agreement and (ii) have the obligations of the Borrower hereunder continue to be secured by the liens and security interests created under the Existing Security Instruments.
     D. It is the intention of the parties hereto that this Agreement is an amendment and restatement of the Existing Agreement, and is not a new or substitute credit agreement or novation of the Existing Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Administrative Agent, the Issuing Lenders, and the Lenders (i) do hereby agree that the Existing Agreement is amended and restated (but not substituted or extinguished) in its entirety as set forth herein, and (ii) do hereby further agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01 Certain Defined Terms. As used in this Agreement, the term defined above shall have the meaning set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “2010 Senior Notes” means the 9.75% Senior Notes due December 5, 2010, issued by the Borrower under the 2010 Senior Notes Indenture, as modified, renewed, or supplemented from time to time to the extent permitted under this Agreement.
     “2010 Senior Notes Indenture” means the Indenture dated March 15, 2004, between the Borrower and American Stock Transfer & Trust Company, as trustee, as modified, renewed, or supplemented from time to time to the extent permitted under this Agreement.
     “Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby other than Permitted Subject Liens, (c) secures the Obligations, and (d) is perfected and enforceable.
     “Acquisition” means the purchase by the Borrower or any of its Subsidiaries of any Oil and Gas Properties or any business, including the purchase of associated assets, operations of a business unit, or stock (or other ownership interests) of a Person.
     “Adjusted Reference Rate” means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.
     “Administrative Agent” means Union Bank of California, N.A., in its capacity as agent pursuant to Article VIII, and any successor agent pursuant to Section 8.06.
     “Advance” means an advance by a Lender to the Borrower pursuant to Section 2.01(a) as part of a Borrowing and refers to a Reference Rate Advance or a Eurodollar Rate Advance.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
     “Agreement” means this Second Amended and Restated Credit Agreement, as the same may be amended, supplemented, and otherwise modified from time to time.
     “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Reference Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
     “Applicable Margin” means, with respect to any Advance, (a) during such times as any Event of Default exists, 2% per annum plus the rate per annum set forth in the Pricing Grid for the relevant Type of such Advance based on the present Utilization Level applicable from time to time, and (b) at all other times, the rate per annum set forth in the Pricing Grid for the relevant

Type of such Advance based on the relevant Utilization Level applicable from time to time. The Applicable Margin for any Advance shall change when and as the relevant Utilization Level changes and when and as any such Event of Default commences or terminates.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.
     “Borrowing” means, subject to Section 2.03(c)(ii), a borrowing consisting of simultaneous Advances of the same Type made by each Lender pursuant to Section 2.03(a), continued by each Lender pursuant to Section 2.03(b), or Converted by each Lender to Advances of a different Type pursuant to Section 2.03(b).
     “Borrowing Base” means at any particular time, the Dollar amount determined as the “Borrowing Base” in accordance with Section 2.02 on account of Proven Reserves attributable to Borrowing Base Properties of the Borrower and the Guarantors subject to an Acceptable Security Interest (to the extent required under Section 5.08) and described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.02.
     “Borrowing Base Properties” means those Oil and Gas Properties of Borrower and the Guarantors elected by the Borrower to be evaluated for Borrowing Base purposes and included in the most recent Engineering Report delivered to the Lenders under this Agreement.
     “Business Day” means a day of the year on which banks are not required or authorized to close in Dallas, Texas and Los Angeles, California, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.
     “Capital Leases” means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.
     “Cash Collateral Account” means a special interest bearing cash collateral account pledged by the Borrower to the Administrative Agent containing cash deposited pursuant to Sections 2.05(b), 7.02(b), or 7.03(b) to be maintained with Administrative Agent in accordance with Section 2.07(g) and bear interest or be invested in the Administrative Agent’s reasonable discretion.
     “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
     “Change in Control” means the occurrence of any of the following events: (a) any Person or two or more Persons, other than the Borrower or any Affiliate of the Borrower, acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by the Borrower’s management or their designees to be voted in favor of persons nominated by the Borrower’s Board of Directors) of 40% or more of the outstanding voting securities of the Borrower, measured by voting power (including both ordinary shares and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of the Borrower), (b) the Borrower shall fail beneficially to own, directly or indirectly, 100% of the outstanding shares of voting capital stock of any of its Subsidiaries on a fully-diluted basis except pursuant to a sale or other transaction permitted by this Agreement, or (c) 50% or more of the directors of the Borrower shall consist of Persons not nominated by the Borrower’s Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).
     “Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority after the date of this Agreement.
     “CIECO” means CIECO Energy (Entrada) LLC, a Delaware limited liability company.
     “CIECO Credit Agreement” means that certain Credit Agreement executed by Callon Entrada Company and CIECO in connection with the consummation of the transactions contemplated by the CIECO PSA, as the same may be modified or amended from time to time to the extent permitted herein.
     “CIECO Debt” means Debt owing to CIECO under the CIECO Credit Agreement and any refinancing, refunding, renewal or extension thereof.
     “CIECO Debt Termination” means (a) the payment in full of the CIECO Debt, (b) the termination of all CIECO Loan Documents or other credit agreements, promissory notes, mortgages, security agreements, financing statements, and other documents, agreements and instruments entered into in connection with any refinancing, refunding, renewal or extension therof, and (c) the release of all Liens securing the CIECO Debt and refinancings, refundings, renewals and extensions thereof.
     “CIECO Loan Documents” means the CIECO Credit Agreement and all promissory notes, mortgages, security agreements, financing statements, and other documents, agreements and instruments entered into in connection therewith or relating thereto as in effect on the Closing Date and copies of which have been provided to the Administrative Agent but giving effect to any amendments, supplements or other modifications hereafter entered into and permitted under Section 6.18(b).
     “CIECO PSA” means that certain Purchase and Sale Agreement dated as of February 7, 2008 between CPOC and CIECO Energy (US) Ltd., as the same may be from time to time amended, supplemented, restated or otherwise modified and in effect to the extent permitted herein.

     “Closing Date” means the date on which all of the conditions precedent to effectiveness of this Agreement set forth in Section 3.01 shall have been satisfied by the Borrower or waived in writing by the Lenders.
     “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
     “Collateral” means (a) all “Collateral”, “Pledged Collateral” and “Mortgaged Properties” (as defined in each of the Mortgages, the Security Agreements, and the Pledge Agreement, as applicable) or similar terms used in the Security Instruments, and (b) all amounts contained in the Borrower’s and its Subsidiaries’ (other than those of (i) any Entrada Entity, unless CIECO Debt Termination has occurred, or (ii) any Non-Guarantor Subsidiary’s) bank accounts (other than funds held for third parties); provided that, notwithstanding the foregoing, (x) none of the Borrower’s or any of its Subsidiaries’ ownership interest in and to Medusa Spar, LLC shall constitute “Collateral” and (y) none of the Borrower’s or any of its Subsidiaries’ ownership in and to (i) the Entrada Assets or (ii) any equity interests of any Entrada Entity (for so long as such Entrada Entity does not own any material or significant asset other than Entrada Assets) shall constitute “Collateral” unless the Borrower has notified the Administrative Agent, in writing, that it has elected to include such Entrada Assets or any other assets owned by such Entrada Entity as a portion of the Borrowing Base or, with respect to any equity interest described in clause (ii), CIECO Debt Termination has occurred.
     “Commitment” means, for any Lender, the amount set opposite such Lender’s name on the Schedule II as its Commitment, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Section 2.04 or Article VII or otherwise under this Agreement, and “Commitments” shall mean all such Commitments collectively. The aggregate Commitments on the date of this Agreement are $250,000,000.
     “Commitment Fee Rate” means the per annum commitment fee rate set forth on the Pricing Grid applicable from time to time. The Commitment Fee Rate shall change when and as the relevant Utilization Level changes.
     “Commitment Termination Date” means the earlier of (a) the Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Section 2.04 or Article VII.
     “Compliance Certificate” means a compliance certificate in the form of the attached Exhibit B signed by a Responsible Officer of the Borrower.
     “Conforming Borrowing Base” means at any particular time, the Dollar amount determined as the “Conforming Borrowing Base” in accordance with Section 2.02 on account of Proven Reserves attributable to Borrowing Base Properties of the Borrower and the Guarantors subject to an Acceptable Security Interest (to the extent required under Section 5.08) and described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.02.

     “Control Percentage” means, with respect to any Person, the percentage of the outstanding Equity Interest (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body) of such Person.
     “Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
     “Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.03(b).
     “CPOC” means Callon Petroleum Operating Company, a Delaware corporation.
     “Credit Extensions” means (a) an Advance made by any Lender, and (b) the issuance, increase or extension of any Letter of Credit by any Issuing Lender.
     “Debt,” for any Person, means without duplication:
     (a) indebtedness of such Person for borrowed money;
     (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (c) obligations of such Person to pay the deferred purchase price of Property or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person to the extent of the fair market value of such assets, but excluding trade accounts payable);
     (d) obligations of such Person (i) as lessee under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP and (ii) in respect of synthetic leases;
     (e) reimbursement obligations of such Person (whether contingent or otherwise) under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing;
     (f) obligations of such Person under any Hedge Contract;
     (g) obligations of such Person owing in respect of preferred stock or other preferred equity interests of such Person that is, in each case, mandatorily redeemable at the option of the holder at any time prior to the date which is two years after the Stated Maturity Date;
     (h) any obligations of such Person owing in connection with any volumetric production prepayments or production prepayments;

     (i) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above; and
     (j) indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) secured by any Lien on or in respect of any Property of such Person, to the extent of the value of such Property.
     “Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Advances, participations in Letter of Credit Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Dollars” and “$” means lawful money of the United States of America.
     “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
     “EBITDAX” means with respect to the Borrower and its consolidated Subsidiaries, for any period, without duplication, the sum of (a) consolidated Net Income for such period plus (b) to the extent deducted in determining consolidated Net Income, Interest Expense, taxes, exploration expenses, depreciation, amortization (including amortization of good will and debt issue costs), depletion and other non-cash charges for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of SFAS 133 or 143) for such period minus (c) all non-cash items of income, excluding volumetric production prepayments or production payments included in income, which were included in determining such consolidated Net Income (including non-cash income resulting from the requirements of SFAS 133 or 143); provided that, “EBITDAX” shall be subject to pro forma adjustments after giving effect to any Acquisition (but only to the extent such Acquisition was funded with proceeds from Debt issued by the Borrower which is otherwise permitted by the terms hereof) made by the Borrower or any of its consolidated Subsidiaries during the period beginning on the first day of the relevant four-quarter period and through the date of calculation, as if such Acquisition had occurred on the first day of such four-quarter period; provided further that (i) such pro forma adjustments shall be made in accordance with GAAP and in a manner otherwise reasonably acceptable to the Administrative Agent, (ii) the corresponding pro forma adjustments to the Borrower’s consolidated Interest Expense is made for such four-quarter period, and (iii) promptly after the funding of such Acquisition, the Borrower shall have provided to the Administrative Agent a written notice of such Acquisition setting forth the details of such Acquisition, including the consideration paid therefor, the source of such consideration and a calculation of the pro forma adjustments to be made as a result of such Acquisition.
     “Eligible Assignee” means (a) any Lender, (b) any Subsidiary or Affiliate of a Lender, and (c) any commercial bank or other financial institution approved by the Administrative Agent, the Issuing Lenders, and, if no Default or Event of Default exists, the Borrower.
     “Engineering Report” means either an Independent Engineering Report or an Internal Engineering Report.
     “Entrada Assets” means, collectively, the Entrada Field and any related equipment, accounts receivable, deposit accounts, contracts, general intangibles and other assets.
     “Entrada Entities” means, collectively, Callon Entrada Company, a Delaware corporation, and each Subsidiary thereof.
     “Entrada Field” means any and all Oil and Gas Properties on, under or related to Garden Banks Blocks 738, 782, 785, 826 and 827 located in the federal offshore waters of the Gulf of Mexico.
     “Entrada Hedge Contracts” means, collectively, each of the Hedge Contracts entered into by any Entrada Entity.
     “Entrada Service Agreement” means that certain Operating Services Agreement dated as of April 4, 2008 between Callon Entrada Company and Callon Petroleum Operating Company as it exists on the Closing Date.
     “Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).
     “Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.
     “Environmental Law” means, as to the Borrower or its Subsidiaries, all Legal Requirements or common law theories applicable to the Borrower or such Subsidiary arising from, relating to, or in connection with the Environment, health, or safety, including CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous substances, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous substances, medical infections, or toxic substances, materials or wastes.
     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the Release of any Hazardous Substances or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Permit” means any permit, license, order, approval, registration or other authorization under any Environmental Law.
     “Equity Interest” means, with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person, including any options, warrants or similar rights to purchase such Equity Interests.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.
     “ERISA Affiliate” means each member of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employee under Section 414 of the Code.
     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.
     “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
     “Eurodollar Rate” means for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on Reuters Reference LIBOR01 as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears on the Reuters Reference LIBOR01, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Union Bank of California, N.A. in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Advance to be maintained by the Lender that is the

Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period.
     “Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.09(b).
     “Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
     “Event of Default” has the meaning specified in Section 7.01.
     “Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.
     “Financial Statements” means the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ending December 31, 2007 and the related audited consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries, and including the certification of the independent certified public accountants preparing such statements and footnotes to any of the foregoing, all prepared in accordance with GAAP, the copies of which have been delivered to the Administrative Agent and the Lenders.
     “Funded Debt” of any Person means, at any time, without duplication, Debt of such Person (a) of the type described in clauses (a), (b), (d), (e) and (h) of the definition of “Debt”; provided that Debt with respect to letters of credit referred to in clause (e) of such definition shall be considered “Funded Debt” only to the extent such letters of credit are drawn or funded, (b) of the type described in clause (f) of the definition of “Debt” to the extent such Debt is long term debt; provided that, the amount of such Debt considered to be “Funded Debt” is limited to the net mark to market value of such Hedge Contract, and (c) of the type described in clauses (i) and (j)

of the definition of “Debt” to the extent that such guaranty covers, or such Lien secures, Debt of the type described in clauses (a) and (b) of this definition of “Funded Debt”.
     “GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.
     “Governmental Authority” means, as to any Person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority or instrumentality, bureau or court, in each case having jurisdiction over such Person or such Person’s Property in connection with such subject.
     “Guarantor” means each entity which may from time to time execute a Guaranty or a supplement to a Guaranty, including CPOC and each Subsidiary of the Borrower (other than (a) any Entrada Entity, unless CIECO Debt Termination has occurred, and (b) each Non-Guarantor Subsidiary).
     “Guaranty” means a Guaranty in substantially the form of the attached Exhibit C and executed by a Guarantor; and “Guaranties” shall mean all such guaranties collectively.
     “Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.
     “Hazardous Waste” means the substances regulated as such pursuant to any Environmental Law.
     “Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Hydrocarbon Hedge Agreement” means a Hedge Contract which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

     “Hydrocarbons” means oil, gas, coal seam gas, coalbed methane, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.
     “Independent Engineer” means any engineering firm selected by the Borrower and which is reasonably acceptable to the Administrative Agent.
     “Independent Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent, prepared by an Independent Engineer, addressed to the Administrative Agent and the Lenders and covering only the Borrowing Base Properties owned by the Borrower or a Guarantor (or to be acquired by the Borrower or any Guarantor, as applicable) which are or are to be included in the Conforming Borrowing Base, which report shall (a) set forth the oil and gas reserves attributable to such Borrowing Base Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of the effective date of such report, based upon the pricing assumptions consistent with SEC reporting requirements at such time, and (b) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent.
     “Interest Expense” means, for the Borrower and its consolidated Subsidiaries for any period, total interest, letter of credit fees, and other fees and related expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases, and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP; provided that, “Interest Expense” shall be subject to pro forma adjustments after giving effect to any Acquisition (but only to the extent such Acquisition was funded with proceeds from Debt issued by the Borrower which is otherwise permitted by the terms hereof) made by the Borrower or any of its consolidated Subsidiaries during the period beginning on the first day of the relevant four-quarter period and through the date of calculation, as if such Acquisition had occurred on the first day of such four-quarter period; provided further that (i) such pro forma adjustments shall be made in accordance with GAAP and in a manner otherwise reasonably acceptable to the Administrative Agent, (ii) the corresponding pro forma adjustments to the Borrower’s consolidated EBITDAX is made for such four-quarter period, and (iii) prior to the funding of such Acquisition, the Borrower shall have provided to the Administrative Agent a written notice of such Acquisition setting forth the details of such Acquisition, including the consideration expected to be paid therefor, the source of such consideration and a calculation of the pro forma adjustments to be made as a result of such Acquisition.
     “Interest Hedge Agreement” means a Hedge Contract between the Borrower or one of its Subsidiaries and one or more financial institutions providing for the exchange of nominal interest obligations between the Borrower or such Subsidiary and such financial institution or the cap of the interest rate on any Debt of the Borrower or such Subsidiary.

     “Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Reference Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 2:00 p.m. Dallas, Texas, time (12:00 noon Los Angeles, California, time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
     (a) the Borrower may not select any Interest Period which ends after the Commitment Termination Date;
     (b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;
     (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and
     (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.
     “Interim Financial Statements” means the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of June 30, 2008 and the related unaudited consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries, and including the certification of a Responsible Officer of the Borrower, all prepared in accordance with GAAP, the copies of which have been delivered to the Administrative Agent and the Lenders.
     “Internal Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent, prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and the Lenders and covering only the Borrowing Base Properties owned by the Borrower or any Guarantor (or to be acquired by the Borrower or any Guarantor, as applicable) which are or are to be included in the Borrowing Base, which report shall (a) set forth the oil and gas reserves attributable to such Borrowing Base Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of the effective date of such report, based upon the pricing assumptions consistent with SEC reporting requirements at such time, and (b) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent.

     “Investments” has the meaning set forth in Section 6.06.
     “Issuing Lender” means (a) Union Bank of California, N.A., in its capacity as an issuer of Letters of Credit hereunder, (b) any other Lender designated in writing, from time to time, to the Administrative Agent by the Borrower (and consented to by such Lender) as an issuer of Letters of Credit, in its capacity as an issuer of Letters of Credit hereunder, and (c) any successor issuing bank pursuant to Section 8.06.
     “Leases” means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.
     “Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including Regulations D, T, U, and X, which is applicable to such Person.
     “Lenders” means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.06.
     “Letter of Credit” means, individually, any letter of credit issued by any Issuing Lender for the account of the Borrower in connection with the Commitments and which is subject to this Agreement, and “Letters of Credit” means all such letters of credit collectively.
     “Letter of Credit Application” means the applicable Issuing Lender’s standard form letter of credit application for letters of credit that has been executed by the Borrower and accepted by such Issuing Lender in connection with the issuance of a Letter of Credit.
     “Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.
     “Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn maximum face amount of all Letters of Credit at such time plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.
     “Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.
     “Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).
     “Liquid Investments” means:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or any agency thereof maturing within one year from the date of any acquisition thereof;
     (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within one year from the date of acquisition thereof or which may be liquidated for the full amount thereof without penalty or premium (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender), or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure the Borrower’s or any Subsidiaries’ ordinary course of business bonding requirements, or any other bank or trust company which has combined capital and surplus and undivided profit of not less than $500,000,000.00, if at the time of deposit or purchase, such bank debt securities are rated at least the third highest credit rating given by either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated at the highest or the second highest credit rating given by either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Required Lenders;
     (c) deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above;
     (d) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus and undivided profit of not less than $500,000,000.00, if at the time of entering into such agreement the debt securities of such Person are rated at the highest or the second highest credit rating given by either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and
     (e) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) or investment property as the Borrower may request and the Administrative Agent may approve in writing.
     “Loan Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Instruments, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any of their respective Subsidiaries or any of their officers at any time in connection with this Agreement.
     “Material Adverse Change” means (a) a material adverse change in the business, assets (including the Oil and Gas Properties of the Borrower, any Guarantor or any of their respective Subsidiaries), condition (financial or otherwise), results of operations or prospects of the Borrower, any Guarantor or any of their respective Subsidiaries, taken as a whole, since the date of the Financial Statements or the financial statements most recently delivered pursuant to Section 5.06(a); provided that the failure to receive a return on any Investment described in Section 6.06(g) taken alone shall not constitute a “Material Adverse Change” under this clause

(a), or (b) a material adverse effect on the Borrower’s, or any Guarantor’s or any of their respective Subsidiary’s ability to perform its obligations under this Agreement, any Note, any Guaranty, or any other Loan Document.
     “Maturity Date” means September 25, 2012; provided that if by June 10, 2010 (the “Stated Maturity Date”), the Final Maturity Date (as defined in the 2010 Senior Notes Indenture) of the 2010 Senior Notes has not been extended to a date occurring after September 25, 2012 or the 2010 Senior Notes have not been repaid or refinanced (to the extent permitted under this Agreement) with the proceeds of other Debt having a maturity date on or after September 25, 2012, the “Maturity Date” under this Agreement shall be June 15, 2010.
     “Maximum Rate” means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including if required by such laws, certain fees and other costs).
     “Mortgages” means, collectively, each of the mortgage or deed of trust executed by any one or more of the Borrower, a Guarantor or any of their respective Subsidiaries in favor of the Administrative Agent for the ratable benefit of the Secured Parties in substantially the form of the attached Exhibit D or such other form as may be requested by the Administrative Agent, in each case as the same may be amended, modified, restated or supplemented from time-to-time, together with any assumptions or assignments of the obligations thereunder by the Borrower, any Guarantor or any of their respective Subsidiaries, and “Mortgages” shall mean all of such Mortgages collectively.
     “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
     “Net Income” means, with respect to the Borrower and its consolidated Subsidiaries, for any period, the net income for such period after taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.
     “Non-Entrada Hedge Contracts” means, collectively, each of the Hedge Contracts entered into by the Borrower or its Subsidiaries other than any Entrada Entity.
     “Non-Guarantor Subsidiaries” means, collectively, Callon Offshore Production, Inc., Mississippi Marketing, Inc., and Callon Mineral Properties, Inc.
     “Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.
     “Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

     “Notice of Conversion or Continuation” means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.
     “Obligations” means (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts payable by the Borrower, any Guarantor or any of their respective Subsidiaries to the Administrative Agent, the Issuing Lenders or the Lenders under the Loan Documents, including the Letter of Credit Obligations, and (b) all obligations of the Borrower or any Guarantor owing to any Swap Counterparty under any Hedge Contract; provided that, (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be included as Obligations only to the extent such obligations arise from transactions under such Hedge Agreements entered into at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder.
     “Oil and Gas Properties” means fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments, back-in interests and reversionary interests and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including an Environmental Permit.
     “Permitted Liens” means the Liens permitted to exist pursuant to Section 6.01.
     “Permitted Subject Liens” means the Liens permitted under paragraphs (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) of Section 6.01.
     “Person” (whether or not capitalized) means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.
     “Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     “Pledge Agreement” means a Pledge Agreement in substantially the form of the attached Exhibit H, executed by the Borrower, any Guarantor or any of their respective Subsidiaries, as the same may be amended, modified, restated or supplemented from time to time.
     “Pricing Grid” means the pricing information set forth in Schedule I.
     “Pro Rata Share” means, with respect to any Lender, (a) with respect to amounts owing under the Commitments, (i) if such Commitments have not been canceled, the ratio (expressed as a percentage) of such Lender’s uncancelled Commitment at such time to the aggregate uncancelled Commitments at such time, or (ii) if the aggregate Commitments have been terminated, the ratio as determined pursuant to the preceding clause (i) immediately prior to such termination or (b) with respect to amounts owing generally under this Agreement and the other Loan Documents, the ratio (expressed as a percentage) of aggregate Commitments of such Lender to the aggregate Commitments of all the Lenders (or if such Commitments have been terminated, the ratio (expressed as a percentage) of Credit Extensions owing to such Lender to the aggregate Credit Extensions owing to all such Lenders).
     “Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.
     “Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).
     “Reference Rate” means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Union Bank of California, N.A., as its reference rate, whether or not the Borrower has notice thereof.
     “Reference Rate Advance” means an Advance which bears interest as provided in Section 2.09(a).
     “Register” has the meaning set forth in paragraph (c) of Section 9.06.
     “Regulations D, T, U, and X” mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
     “Reimbursement Obligations” means all of the obligations of the Borrower to reimburse the Issuing Lenders for amounts paid by the applicable Issuing Lender under Letters of Credit as established by the Letter of Credit Applications and Section 2.07(d).
     “Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.
     “Required Lenders” means, at any time, Lenders holding at least 66 2/3% of the Commitments or, if the Commitments have been terminated, the outstanding principal amount of the Advances and Letter of Credit Exposure; provided that the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.
     “Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, (b) with respect to any Person that is a limited liability company, a manager or a Responsible Officer of such Person’s managing member or manager, and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.
     “Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that, the term “Restricted Payment” shall not include any dividend or distribution payable solely in Equity Interests of the Borrower or warrants, options or other rights to purchase such Equity Interests.
     “Secured Parties” means the Administrative Agent, the Issuing Lenders, the Lenders, and the Swap Counterparties.
     “Security Agreements” means the Security Agreements, each in substantially the form of the attached Exhibit I, executed by the Borrower, any Guarantor or any of their respective Subsidiaries as the same may be amended, modified, or supplemented from time to time.
     “Security Instruments” means, collectively: (a) the Mortgages, (b) the Transfer Letters, (c) the Pledge Agreement, (d) the Security Agreements, (e) each other agreement, instrument or document executed by the Borrower, any Guarantor or any of their respective Subsidiaries at any time in connection with the Pledge Agreement, the Security Agreements, or the Mortgages, (f) each agreement, instrument or document executed by the Borrower, any Guarantor or any of their respective Subsidiaries in connection with the Cash Collateral Account, and (g) each other agreement, instrument or document executed by the Borrower, any Guarantor or any of their respective Subsidiaries at any time in connection with securing the Obligations.
     “Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Stated Maturity Date” has the meaning set forth in the definition of Maturity Date.
     “Subordinated Debt” means any Debt of the Borrower expressly subordinated to the Obligations, on terms and conditions, and pursuant to documentation in form and substance, satisfactory to the Administrative Agent.
     “Subsidiary” of a Person means any corporation or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time Equity Interests of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.
     “Swap Counterparty” means any counterparty to a Hedge Contract with the Borrower or any Guarantor; provided that, with respect to any Hedge Contract existing on the date hereof, such counterparty is a Lender or an Affiliate of a Lender on the date hereof or is, at the time such Hedge Contract is entered into, a Lender or an Affiliate of a Lender.
     “Termination Event” means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
     “Transfer Letters” means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit J and executed by the Borrower, any Guarantor or any of their respective Subsidiaries executing a Mortgage, as each of the same may be amended, modified or supplemented from time-to-time.

     “Type” has the meaning set forth in Section 1.04.
     “Unused Commitment Amount” means, with respect to a Lender at any time, the lesser of (a) such Lender’s Commitment at such time and (b) such Lender’s Pro Rata Share of the Borrowing Base then in effect at such time minus, in each case, the sum of (i) the aggregate outstanding principal amount of all Advances owed to such Lender at such time plus (ii) such Lender’s Pro Rata Share of the aggregate Letter of Credit Exposure at such time.
     “Utilization Level” means the applicable category (being Level I, Level II, Level III, Level IV or Level V) of pricing criteria contained in Schedule I, which is based, at any time of its determination, on the percentage obtained by dividing (a) the outstanding principal amount of the Advances and the Letter of Credit Exposure at such time by (b) the lesser of (i) the Commitments and (ii) the Conforming Borrowing Base in effect at such time.
     Section 1.02 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
     Section 1.03 Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06, shall mean the Financial Statements). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with that used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.06 most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.06, used in the preparation of the Financial Statements). In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, where applicable, refer to such Person on a consolidated basis and mean such Person and its consolidated Subsidiaries.
     Section 1.04 Types of Advances. Advances are distinguished by “Type.” The “Type” of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Reference Rate Advance.
     Section 1.05 Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term

“including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
ARTICLE II
CREDIT FACILITIES
     Section 2.01 Commitment for Advances.
     (a) Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms set forth in Section 3.01), to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Commitment Termination Date in an amount for each Lender not to exceed such Lender’s Unused Commitment Amount. Each Borrowing shall, in the case of Borrowings consisting of Reference Rate Advances, be in an aggregate amount not less than the lesser of (i) $100,000 and (ii) the aggregate Unused Commitment Amount, and in integral multiples of $50,000 in excess thereof, and in the case of Borrowings consisting of Eurodollar Rate Advances, be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, and in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Advances.
     (b) Notes. The indebtedness of the Borrower to each Lender resulting from the Advances owing to such Lender shall be evidenced by a Note of the Borrower payable to the order of such Lender.
     Section 2.02 Borrowing Bases.
     (a) Borrowing Bases. The initial Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $70,000,000; the initial Conforming Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $65,000,000. Such initial Borrowing Base and Conforming Borrowing Base shall remain in effect until the next redetermination made pursuant to this Section 2.02. The Borrowing Base and the Conforming Borrowing Base shall each be determined in accordance with the standards set forth in Section 2.02(d) and are subject to periodic redetermination pursuant to Sections 2.02(b) and 2.02(c).
     (b) Calculation of the Borrowing Base and the Conforming Borrowing Base.
          (i) The Borrower shall deliver to the Administrative Agent and each of the Lenders on or before each March 31, beginning March 31, 2009, an Independent Engineering Report dated effective as of the immediately preceding January 1, and such other information as may be reasonably requested by any Lender with respect to the Borrowing Base Properties included or to be included in the Borrowing Base and the

Conforming Borrowing Base. Upon receipt of such information, the Administrative Agent shall, in the normal course of business (but in any event within 30 days after receipt of such information), propose to the Lenders a new (A) Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”) and (B) Conforming Borrowing Base (for purposes of this subsection, the “Proposed Conforming Borrowing Base”). After having received notice of such proposal, the Lenders shall have 14 days to agree or disagree with the Proposed Borrowing Base and the Proposed Conforming Borrowing Base. If at the end of the 14 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base and Proposed Conforming Borrowing Base. If at the end of such 14 days, the Required Lenders (or all of the Lenders if the Borrowing Base and/or the Conforming Borrowing Base is to be increased) have approved or have been deemed to have approved the Proposed Borrowing Base and Proposed Conforming Borrowing Base, then the Proposed Borrowing Base and the Proposed Conforming Borrowing Base shall become the new Borrowing Base and Conforming Borrowing Base, effective on the date specified in Section 2.02(b)(iii). To the extent that within such 14 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the requisite number of Lenders shall, within a reasonable period of time, agree on a new Borrowing Base and Conforming Borrowing Base. Notwithstanding anything herein to the contrary, if no Conforming Borrowing Base is determined pursuant to this Section 2.02, the Borrowing Base as determined pursuant to this Section 2.02 shall also be the Conforming Borrowing Base.
          (ii) The Borrower shall deliver to the Administrative Agent and each Lender on or before (x) November 30, 2008, an Internal Engineering Report dated effective as of September 30, 2008 and (y) each September 30, beginning September 30, 2009, an Internal Engineering Report dated effective as of the immediately preceding July 1, and such other information as may be reasonably requested by the Administrative Agent with respect to the Borrowing Base Properties included or to be included in the Borrowing Base and the Conforming Borrowing Base. Upon receipt of such information, the Administrative Agent shall, in the normal course of business (but in any event within 30 days after receipt of such information), propose to the Lenders a new (A) Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”) and (B) Conforming Borrowing Base (for purposes of this subsection, the “Proposed Conforming Borrowing Base”). After having received notice of such proposal, the Lenders shall have 14 days to agree or disagree with the Proposed Borrowing Base and the Proposed Conforming Borrowing Base. If at the end of the 14 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base and Proposed Conforming Borrowing Base. If at the end of such 14 days, the Required Lenders (or all of the Lenders if the Borrowing Base and/or the Conforming Borrowing Base is to be increased) have approved or have been deemed to have approved the Proposed Borrowing Base and Proposed Conforming Borrowing Base, then the Proposed Borrowing Base and the Proposed Conforming Borrowing Base shall become the new Borrowing Base and Conforming Borrowing Base, effective on the date specified in Section 2.02(b)(iii). To the extent that within such 14 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the requisite number of Lenders shall, within a reasonable period of time, agree on a new Borrowing Base and Conforming Borrowing Base. Notwithstanding anything herein to the contrary, if no Conforming Borrowing Base is determined pursuant to this Section 2.02, the Borrowing Base as determined pursuant to this Section 2.02 shall also be the Conforming Borrowing Base.
          (iii) After a redetermined Borrowing Base and Conforming Borrowing Base is approved or deemed approved by the Required Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base and Conforming Borrowing Base, and such amounts shall become the Borrowing Base and Conforming Borrowing Base, effective and applicable to the Borrower, and subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base and the Conforming Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base and the Conforming Borrowing Base as set forth in this Section 2.02.
          (iv) In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and the Conforming Borrowing Base and redesignate the Borrowing Base and the Conforming Borrowing Base from time-to-time thereafter in their sole discretion until the Administrative Agent and the Lenders receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, whereupon the Administrative Agent and the Lenders shall redetermine the Borrowing Base and the Conforming Borrowing Base as otherwise specified in this Section 2.02.
          (v) Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that, except as expressly disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.06 or otherwise, (A) the Borrower and the Guarantors, as applicable, own the Borrowing Base Properties specified therein with at least 80% (by value) of the Proven Reserves covered therein subject to an Acceptable Security Interest and free and clear of any Liens (except Permitted Liens), and (B) on and as of the date of such Engineering Report each Borrowing Base Property described as “proved developed” therein was developed for oil and gas, and the wells pertaining to such Borrowing Base Properties that are described therein as producing wells (“Wells”), were each producing oil and gas in paying quantities, except for Wells that were utilized as water or gas injection wells or as water disposal wells or wells temporarily shut-in for workovers or other repairs in the ordinary course of business.
     (c) Interim Redetermination. In addition to the Borrowing Base redeterminations provided for in Section 2.02(b), the Administrative Agent and the Lenders may (i) in their sole discretion make one additional redetermination of the Borrowing Base and the Conforming Borrowing Base during any six-month period between scheduled redeterminations and (ii) at the request of the Borrower make one additional redetermination of the Borrowing Base and the Conforming Borrowing Base during any six-month period between scheduled redeterminations, and in any case, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)). Additionally, the Administrative Agent and the Lenders may request an additional redetermination in connection with any sale or proposed sale of Borrowing Base Properties of the Borrower or any Guarantor having a market value of $5,000,000 or more to the extent any such sale is permitted by this Agreement. The party requesting the redetermination shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base and the Conforming Borrowing Base pursuant to this paragraph (c) is to be performed. In connection with any redetermination of the Borrowing Base and the Conforming Borrowing Base under this Section 2.02(c), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and the Guarantors’ business (including its Borrowing Base Properties, the Proven Reserves attributable thereto, and production relating thereto) as the Administrative Agent may request, including an updated Independent Engineering Report. The Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base and the Conforming Borrowing Base pursuant to this Section 2.02(c) and the amount of the Borrowing Base and the Conforming Borrowing Base as so redetermined.
     (d) Standards for Redetermination. Each redetermination of the Borrowing Base and the Conforming Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(d)), (ii) in accordance with the Administrative Agent’s and the Lenders’ customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Borrower and the Guarantors, and (iv) based upon the estimated value of the Proven Reserves owned by the Borrower and the Guarantors as determined by the Administrative Agent and the Lenders. In valuing and redetermining the Borrowing Base and the Conforming Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Debt obligations of the Borrower and its Subsidiaries and such other factors as the Administrative Agent and the Lenders customarily deem appropriate, including without limitation, commodity price assumptions, projections of production, operating expenses, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs. In that regard, the Borrower acknowledges that the determination of the Borrowing Base and the Conforming Borrowing Base each contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders. No Proven Reserves shall be included or considered for inclusion in either the Borrowing Base or the Conforming Borrowing Base unless the Administrative Agent and the Lenders shall have received, at the Borrower’s expense, evidence of title satisfactory in form and substance to the Administrative Agent and evidence satisfactory to the Administrative Agent that the Administrative Agent has an Acceptable Security Interest in the Borrowing Base Properties relating thereto pursuant to the Security Instruments and subject to Section 5.10 of this Agreement. At all times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing

Base and the Conforming Borrowing Base under this Section 2.02, the Borrowing Base and the Conforming Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base and the Conforming Borrowing Base are subsequently redetermined in accordance with this Section 2.02.
     Section 2.03 Method of Borrowing.
     (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing), given not later than 12:00 noon Dallas, Texas, time (10:00 am Los Angeles, California, time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances or (ii) on the Business Day of the proposed Borrowing, in the case of a Borrowing comprised of Reference Rate Advances, by the Borrower to the Administrative Agent, which shall in turn give to each Lender prompt notice of such proposed Borrowing by telecopier. Each Notice of a Borrowing shall be given by telecopier, confirmed immediately in writing, specifying the information required therein. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.09(b). Each Lender shall, before 2:00 p.m. Dallas, Texas, time (12:00 noon Los Angeles, California, time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, in the case of a Borrowing, such Lender’s Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent.
     (b) Conversions and Continuations. The Borrower may elect to Convert or continue any Borrowing under this Section 2.03 by delivering an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office no later than 2:00 p.m. Dallas, Texas, time (12:00 noon Los Angeles, California, time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances and (ii) on the Business Day of the proposed Conversion, in the case of a Conversion to a Borrowing comprised of Reference Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier confirmed immediately in writing specifying the information required therein. Promptly after receipt of a Notice of Conversion or Continuation under this Section, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances, notify each Lender of the applicable interest rate under Section 2.09(b).
     (c) Certain Limitations. Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above:
          (i) at no time shall there be more than six Interest Periods applicable to outstanding Eurodollar Rate Advances and the Borrower may not select Eurodollar

Rate Advances for any Borrowing at any time that a Default has occurred and is continuing;
          (ii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, Conversion, or continuation, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion, or continuation shall be a Reference Rate Advance;
          (iii) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;
          (iv) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance; and
          (v) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph (b) of this Section 2.03, the Administrative Agent shall forthwith so notify the Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of such Borrowing as Reference Rate Advances or, if an existing Advance, Convert into Reference Rate Advances.
     (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing for which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost, or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III including any loss (including any loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
     (e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender shall not make available to the Administrative Agent such Lender’s Pro Rata Share of a Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.03, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.
     (f) Lender Obligations Several. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
     Section 2.04 Reduction of the Commitments.
     (a) The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided, that, each partial reduction shall be in the aggregate amount of $500,000 or in integral multiples of $100,000 in excess thereof.
     (b) Any reduction and termination of the Commitments pursuant to this Section 2.04 shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments.
     Section 2.05 Prepayment of Advances.
     (a) Optional. The Borrower may prepay the Advances, after giving by 12:00 noon Dallas, Texas, time (10:00 am Los Angeles, California, time): (i) in the case of Eurodollar Rate Advances, at least three Business Days’ or (ii) in the case of Reference Rate Advances, same Business Day’s, irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the

Borrower shall prepay the Advances in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date; provided, however, that each partial prepayment with respect to: (A) any amounts prepaid in respect of Eurodollar Rate Advances shall be applied to Eurodollar Rate Advances comprising part of the same Borrowing; (B) any prepayments made in respect of Reference Rate Advances shall be made in minimum amounts of $100,000 and in integral multiples of $50,000 in excess thereof, and (C) any prepayments made in respect of any Borrowing comprised of Eurodollar Rate Advances shall be made in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof. Full prepayments of any Borrowing are permitted without restriction of amounts.
     (b) Borrowing Base Deficiency. If the aggregate outstanding amount of the Advances plus the Letter of Credit Exposure ever exceeds the lesser of (x) the Borrowing Base and (y) the aggregate Commitments, the Borrower shall after receipt of written notice from the Administrative Agent regarding such deficiency, take any of the following actions (and the failure of the Borrower to take such actions to remedy such Borrowing Base deficiency shall constitute an Event of Default):
          (i) prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base deficiency is cured within 10 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;
          (ii) pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the Required Lenders in their sole discretion (and deliver such title evidence thereto to the extent required under Section 5.10 and deliver Engineering Reports covering such Oil and Gas Properties acceptable to the Required Lenders) such that the Borrowing Base deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;
          (iii) (A) deliver, within 10 days after the date such deficiency notice is received by the Borrower to the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in six equal consecutive monthly installments equal to one-sixth of such Borrowing Base deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and each following installment due 30 days after the preceding installment due date, and (B) make such payments and deposits within such time periods; or
          (iv) (A) deliver, within 10 days after the date such deficiency notice is received by the Borrower to the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in clause (ii) and clause (iii) above, and also indicating the amount to be prepaid in installments and the amount to be provided as additional Collateral, and (B) make such six equal consecutive monthly installments and deliver such additional Collateral within the time required under clause (ii) and clause (iii) above.
Each prepayment pursuant to this Section 2.05(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Each prepayment under clauses (i), (iii) and (iv) of this Section 2.05(b) shall be applied to the Advances as requested by the Borrower if no Default then exists or, if a Default then exists, shall be applied to the Advances as determined by the Administrative Agent.
     (c) Reduction of Commitments. On the date of each reduction of the aggregate Commitments pursuant to Section 2.04, the Borrower agrees to make a prepayment in respect of the outstanding amount of the Advances to the extent, if any, that the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure exceeds the lesser of (A) the aggregate Commitments, as so reduced, and (B) the Borrowing Base. Each prepayment pursuant to this Section 2.05(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Each prepayment under this Section 2.05(c) shall be applied to the Advances as requested by the Borrower if no Default then exists or, if a Default then exists, as determined by the Administrative Agent.
     (d) Illegality. If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 12:00 noon Dallas, Texas, time (10:00 am Los Angeles, California, time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Rate Advances made by such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date, (ii) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Lender, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist.
     (e) No Additional Right; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.05, and all notices given pursuant to this Section 2.05 shall be irrevocable and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.05 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

     Section 2.06 Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued interest thereon, on the Maturity Date or such earlier date as may be required pursuant to Section 7.02 or Section 7.03.
     Section 2.07 Letters of Credit.
     (a) Commitment. From time to time from the date of this Agreement until 10 days prior to the Maturity Date, at the request of the Borrower, the requested Issuing Lender shall, on the terms and conditions set forth in this Agreement (including, without limitation, the terms of Section 3.01), issue, increase, or extend the Expiration Date of, Letters of Credit for the account of the Borrower on any Business Day. No Letter of Credit will be issued, increased, or extended:
          (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) $40,000,000 and (B) the lesser of (1) the aggregate Commitments at such time and (2) the Borrowing Base in effect at such time minus, in each case under this clause (B), the sum of the aggregate outstanding principal amount of all Advances at such time;
          (ii) if such Letter of Credit has an Expiration Date later than 10 days prior to the Maturity Date;
          (iii) if such Letter of Credit has an expiration date later than one year after its issuance or extension; provided that any such Letter of Credit with a one-year tenor may expressly provide that it is renewable at the option of the applicable Issuing Lender for additional one-year periods;
          (iv) unless such Letter of Credit Documents are in form and substance acceptable to the applicable Issuing Lender in its sole discretion;
          (v) if such Letter of Credit is a standby letter of credit, it does not support the repayment of indebtedness for borrowed money of any Person;
          (vi) unless the Borrower has delivered to the applicable Issuing Lender a completed and executed Letter of Credit Application;
          (vii) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the applicable Issuing Lender;
          (viii) by Union Bank of California, N.A., as Issuing Lender, if such issuance, increase or extension would cause the sum of (A) the Reimbursement Obligations owing to Union Bank of California, N.A., as Issuing Lender plus (B) the aggregate undrawn maximum face amount of all outstanding Letters of Credit issued by Union Bank of California, N.A., as Issuing Lender, to exceed $35,000,000;

          (ix) by any Issuing Lender (other than Union Bank of California, N.A.) unless such issuance, increase or extension, if made by Union Bank of California, N.A. as Issuing Lender, would cause the sum of (A) the Reimbursement Obligations owing to Union Bank of California, N.A., as Issuing Lender plus (B) the aggregate undrawn maximum face amount of all outstanding Letters of Credit issued by Union Bank of California, N.A., as Issuing Lender would exceed $35,000,000; and
          (x) if any Lender is at such time a Defaulting Lender hereunder, unless the applicable Issuing Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate such Issuing Lender’s risk with respect to such Defaulting Lender (including depositing cash collateral into the Cash Collateral Account equal to the Defaulting Lender’s Pro Rata Share of the Letter of Credit Exposure attributable to such Letter of Credit, or if acceptable to such Issuing Lender, the Administrative Agent and the Borrower, calculating each Lender’s participation in the Letter of Credit subject to such issuance, increase or extension without giving effect to such Defaulting Lender’s Pro Rata Share; provided, however, that after giving effect thereto, no Lender’s participation in such Letter of Credit would exceed its Unused Commitment Amount).
If the terms of any Letter of Credit Application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.
     (b) Participations. Upon the date of the issuance or increase of a Letter of Credit, the applicable Issuing Lender shall be deemed to have sold to each other Lender having a Commitment and each other Lender having a Commitment shall have been deemed to have purchased from such Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The applicable Issuing Lender shall promptly notify the Administrative Agent and each such participant Lender having a Commitment by telephone, or telecopy of each Letter of Credit issued, increased, or extended or converted and the actual dollar amount of such Lender’s participation in such Letter of Credit.
     (c) Issuing. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application (or by telephone notice promptly confirmed in writing by a Letter of Credit Application), given to the applicable Issuing Lender and the Administrative Agent not later than 2:00 p.m. Dallas, Texas, time (12:00 noon Los Angeles, California, time) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, and the applicable Issuing Lender shall (i) promptly after receipt of such Letter of Credit Application, confirm with the Administrative Agent that the Administrative Agent has also received a copy of such Letter of Credit Application and, if not, the such Issuing Lender shall notify the Administrative Agent of the contents thereof, and (ii) give to each other Lender prompt notice thereof by telephone, or telecopy. Each Letter of Credit Application shall be delivered by facsimile or by mail specifying the information required therein; provided that, if such Letter of Credit Application is delivered by facsimile, the Borrower shall follow such facsimile with an original by mail to the applicable Issuing Lender. After the applicable Issuing Lender’s receipt of such Letter of Credit Application (by facsimile or by mail) and upon fulfillment of the applicable conditions set forth in Article III and so long as the Issuing Lender has not received a notice (in writing, by facsimile or by e-mail) of the limitation set forth in Section 2.07(a)(i) or (ix), such Issuing Lender shall issue, increase, or extend such Letter of Credit for the account of the Borrower. Each Letter of Credit Application shall be irrevocable and binding on the Borrower.
     (d) Reimbursement. The Borrower hereby agrees to pay on demand to the applicable Issuing Lender an amount equal to any amount paid by such Issuing Lender under any Letter of Credit. In the event the applicable Issuing Lender makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Lender shall give the Administrative Agent notice of the Borrower’s failure to make such reimbursement and the Administrative Agent shall promptly notify each Lender having a Commitment of the amount necessary to reimburse such Issuing Lender. Upon such notice from the Administrative Agent, each Lender shall promptly reimburse such Issuing Lender for such Lender’s Pro Rata Share of such amount, and such reimbursement shall be deemed for all purposes of this Agreement to be an Advance to the Borrower transferred at the Borrower’s request to such Issuing Lender. If such reimbursement is not made by any Lender to the applicable Issuing Lender on the same day on which the Administrative Agent notifies such Lender to make reimbursement to such Issuing Lender hereunder, such Lender shall pay interest on its Pro Rata Share thereof to such Issuing Lender at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat such reimbursements to the applicable Issuing Lender as Reference Rate Advances under a Borrowing requested by the Borrower (without regard to the minimums and multiples referenced in Section 2.1) to reimburse such Issuing Lender which have been transferred to such Issuing Lender at the Borrower’s request.
     (e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:
          (i) any lack of validity or enforceability of any Letter of Credit Documents;
          (ii) any amendment or waiver of, or any consent to or departure from, any Letter of Credit Documents;
          (iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Lender, or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents, or any unrelated transaction;
          (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by any Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or
          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;
provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower’s rights under Section 2.07(f).
     (f) Liability of Issuing Lenders. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Lender nor any of its officers or directors shall be liable or responsible for:
          (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;
          (ii) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;
          (iii) payment by any Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or
          (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING AN ISSUING LENDER’S OWN NEGLIGENCE),
except that the Borrower may make a claim against such Issuing Lender for any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower claims to have been caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit; provided that, such Issuing Lender shall not be required to reimburse or pay the Borrower for any such damages unless a court determines in a final, non-appealable judgment that such damages were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     (g) Cash Collateral Account.
          (i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Section 2.05(b), 7.02(b), or 7.03(b), then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.
          (ii) So long as no Default or Event of Default exists, (A) the Administrative Agent may apply the funds held in the Cash Collateral Account only to the reimbursement of any Letter of Credit Obligations, and (B) the Administrative Agent shall release to the Borrower at the Borrower’s written request any funds held in the Cash Collateral Account in excess of the amount required to be on deposit to cure a Borrowing Base Deficiency pursuant to Section 2.05(b). During the existence of any Default or Event of Default, the Administrative Agent may apply any funds held in the Cash Collateral Account to the Obligations in any order determined by the Administrative Agent, regardless of any Letter of Credit Exposure that may remain outstanding. The Administrative Agent may in its sole discretion at any time release to the Borrower any funds held in the Cash Collateral Account.
          (iii) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own Property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.
     Section 2.08 Fees.
     (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Commitment a commitment fee at a per annum rate equal to the Commitment Fee Rate on the daily Unused Commitment Amount of such Lender, from the date of this Agreement until the Commitment Termination Date. The commitment fees shall be due and payable quarterly in arrears on the last day of each March, June, September, and December commencing on September 30, 2008, and continuing thereafter through and including the Commitment Termination Date.
     (b) Letter of Credit Fees.
          (i) The Borrower agrees to pay (A) to the Administrative Agent for the pro rata benefit of the Lenders having a Commitment a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the greater of (y) a per annum rate equal to the Applicable Margin then in effect for Eurodollar Rate Advances on the face amount of such Letter of Credit for the period such Letter of Credit is to be outstanding and (z) $500.00, and (B) to each Issuing Lender, a fronting fee for each Letter of Credit issued by such Issuing Lender equal to 0.125% per annum on the face amount of such Letter of Credit for the period such Letter of Credit is to be outstanding. The fees set forth in (A) and (B) above shall be computed quarterly in arrears and shall be due and payable on the last day of each March, June, September, and December and on the Commitment Termination Date.
          (ii) The Borrower also agrees to pay to each Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit issued by such Issuing Lender.
     (c) Upfront Fee. The Borrower agrees to pay to the Administrative Agent the fees described in the letter dated September 25, 2008, between the Borrower and the Administrative Agent.
     (d) Borrowing Base Increase Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders having a Commitment in connection with any increase of the Borrowing Base, a borrowing base increase fee on the amount of such increase. The borrowing base increase fee shall be in an amount equal to 0.30% multiplied by the amount of the increase and shall be due and payable on the date that the increase to the Borrowing Base becomes effective.
     Section 2.09 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
     (a) Reference Rate Advances. If such Advance is a Reference Rate Advance, a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each March, June, September, and December and on the date such Reference Rate Advance shall be paid in full.
     (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period, and in the case of six month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period.
     (c) Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance; provided that the Borrower shall have received at least 15 days prior notice from such Lender pursuant to this subsection (c). If a Lender fails to give notice 15 days prior to the relevant interest payment date, such additional interest shall be due 15 days after the receipt of notice provided under this subsection (c). Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).
     (d) Usury Recapture.
          (i) If, with respect to any Lender, the effective rate of interest contracted for under the Loan Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Lender hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the “Lost Interest”) has been recaptured by such Lender.
          (ii) If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Lender pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Lender the interest rates charged under Section 2.09 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.
          (iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE LOAN DOCUMENTS TO THE CONTRARY, IT IS THE INTENTION OF EACH LENDER AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS. ACCORDINGLY, IF ANY LENDER CONTRACTS FOR, CHARGES, OR RECEIVES ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY AND, IF PREVIOUSLY PAID, SHALL AT SUCH LENDER’S OPTION BE APPLIED TO THE OUTSTANDING AMOUNT OF THE ADVANCES MADE HEREUNDER BY SUCH LENDER OR BE REFUNDED TO THE BORROWER.

     Section 2.10 Payments and Computations.
     (a) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 1:00 p.m. Dallas, Texas, time (11:00 a.m. Los Angeles, California, time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds without deduction, setoff, or counterclaim of any kind. The Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, an Issuing Lender, or a specific Lender pursuant to Section 2.08(c), 2.09(c), 2.12, 2.13, 2.14, 8.05, or 9.07, but after taking into account payments effected pursuant to Section 9.04) in accordance with each Lender’s Pro Rata Share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or any Issuing Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
     (b) Computations. All computations of interest based on the Reference Rate and of fees (other than Letter of Credit fees) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate and Letter of Credit fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.
     (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.
     (d) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower shall not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.
     Section 2.11 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances or Letter of Credit Obligations made by it in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Lenders (other than as a result of a failure to fund by a Defaulting Lender), such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
     Section 2.12 Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance or any Conversion of a Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, whether as a result of any payment pursuant to Section 2.05, the acceleration of the maturity of the Notes pursuant to Article VII, or otherwise, or (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.
     Section 2.13 Increased Costs.
     (a) Eurodollar Rate Advances. If, due to either (i) the adoption of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any applicable Legal Requirement or in the interpretation of any applicable Legal Requirement by any Governmental Authority or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case which constitutes a Change in Law, there shall be any increase in the cost to any Lender of agreeing to make or making, funding, or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.
     (b) Capital Adequacy. If any Lender or any Issuing Lender determines in good faith that compliance with any applicable Legal Requirement or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case which constitutes a Change in Law, affects or would affect the amount of capital required or expected to be maintained by such Lender or such Issuing Lender or any corporation controlling such Lender or such Issuing Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend or such Issuing Lender’s commitment to issue the Letters of Credit and other commitments of this type, then, within 30 days after receipt of the certificate required by this subsection (b) from such Lender or such Issuing Lender (with a copy of any such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or to such Issuing Lender, as the case may be, from time to time as specified by such Lender or such Issuing Lender, additional amounts sufficient to compensate such Lender or such Issuing Lender, in light of such circumstances, (i) with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend under this Agreement and (ii) with respect to such Issuing Lender, to the extent that such Issuing Lender reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower by such Lender or such Issuing Lender shall be conclusive and binding for all purposes, absent manifest error.
     (c) Letters of Credit. If any change after the Closing Date in any applicable Legal Requirement or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, any Issuing Lender or (ii) impose on any Issuing Lender any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to such Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by such Issuing Lender’s reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by such Issuing Lender, the Borrower shall pay to such Issuing Lender, from time to time as specified by such Issuing Lender, additional amounts which shall be sufficient to compensate such Issuing Lender for such increased cost. A certificate as to such increased cost incurred by such Issuing Lender, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by such Issuing Lender to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.
     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than nine months prior to the date that such

Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     Section 2.14 Taxes.
     (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Lender, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, the Issuing Lender, or the Administrative Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”) and, in the case of each Lender and each Issuing Lender, Taxes by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by applicable Legal Requirement to deduct any Taxes from or in respect of any sum payable to any Lender, any Issuing Lender, or the Administrative Agent: (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14), such Lender, such Issuing Lender, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower’s obligation to deduct or withhold Taxes is caused solely by such Lender’s, such Issuing Lender’s, or the Administrative Agent’s failure to provide the forms described in paragraph (d) of this Section 2.14 and such Lender, such Issuing Lender, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
     (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as “Other Taxes”).
     (c) Indemnification. THE BORROWER INDEMNIFIES EACH LENDER, EACH ISSUING LENDER, AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.14) PAID BY SUCH LENDER, SUCH ISSUING LENDER, OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. EACH PAYMENT REQUIRED TO BE

MADE BY THE BORROWER IN RESPECT OF THIS INDEMNIFICATION SHALL BE MADE TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF ANY PARTY CLAIMING SUCH INDEMNIFICATION WITHIN 30 DAYS FROM THE DATE THE BORROWER RECEIVES WRITTEN DEMAND THEREFOR FROM THE ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AS ADMINISTRATIVE AGENT, ANY SUCH ISSUING LENDER, OR ANY SUCH LENDER. IF ANY LENDER, THE ADMINISTRATIVE AGENT, OR ANY ISSUING LENDER RECEIVES A REFUND IN RESPECT OF ANY TAXES PAID BY THE BORROWER UNDER THIS PARAGRAPH (C), SUCH LENDER, THE ADMINISTRATIVE AGENT, OR SUCH ISSUING LENDER, AS THE CASE MAY BE, SHALL PROMPTLY PAY TO THE BORROWER THE BORROWER’S SHARE OF SUCH REFUND.
     (d) Foreign Lender Withholding Exemption. Each Lender and Issuing Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W8-ECI or W8-BEN or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower or the Administrative Agent. Each Lender which delivers to the Borrower and the Administrative Agent a Form W8-ECI or W8-BEN and Form W-8 or W-9 pursuant to the immediately preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said letter and Form W8-ECI or W8-BEN and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W8-ECI or W8-BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite Internal Revenue Service forms.
     Section 2.15 Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A Lender shall not be required to make any such delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such delegation cease to apply.
     (b) Replacement of Lenders. If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, (iii) any Lender suspends its obligation to continue, or Convert Advances into, Eurodollar Advances pursuant to Section 2.03(c)(ii) or Section 2.05(d), (iv) any Lender becomes a Defaulting Lender, or (v) any Lender refuses to consent to an amendment, modification or waiver of this Agreement that requires consent of 100% of the Lenders pursuant to Section 9.01 and that has been approved by the Required Lenders, then the Borrower may, at the Borrower’s sole expense and effort and upon notice to such Lender and the Administrative Agent and, in the case of a Defaulting Lender, the Administrative Agent may, upon notice to such Defaulting Lender and the Borrower, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) provided that:
          (i) other than for an assignment of a Defaulting Lender requested by the Administrative Agent, the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.06;
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
          (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;
          (iv) such assignment does not conflict with applicable law; and

          (v) a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.
ARTICLE III
CONDITIONS OF LENDING
     Section 3.01 Conditions Precedent to Effectiveness. The Existing Agreement shall be amended and restated in its entirety as set forth herein and this Agreement shall become effective upon the occurrence of the following conditions precedent:
     (a) Documentation. The Administrative Agent shall have received the following duly executed (which may be, in the Administrative Agent’s sole discretion, by facsimile or scanned pdf email) by all the parties thereto, in form and substance satisfactory to the Administrative Agent, the Issuing Lenders and the Lenders, and, where applicable, in sufficient copies for each Lender:
          (i) this Agreement, a Note payable to the order of each Lender in the amount of its Commitment, the Security Agreements, the Guaranties, the Pledge Agreements, and Mortgages encumbering at least 80% (by value) of all of the Borrower’s and the Guarantors’ Oil and Gas Properties constituting Proven Reserves, and each of the other Loan Documents, and all attached exhibits and schedules;
          (ii) a favorable opinion of (A) the Borrower’s and the Guarantors’ counsel dated as of the date of this Agreement and substantially in the form of the attached Exhibit K-1 and (B) the Borrower’s and the Guarantors’ local counsel dated as of the date of this Agreement and substantially in the form of the attached Exhibit K-2 covering the matters discussed in such Exhibit and such other matters as any Lender through the Administrative Agent may reasonably request;
          (iii) copies, certified as of the date of this Agreement by a Responsible Officer of the Borrower of (A) the resolutions of the board of directors of the Borrower approving the Loan Documents to which the Borrower is a party, (B) the articles or certificate of incorporation and the bylaws of the Borrower, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, and the other Loan Documents;
          (iv) certificates of the secretary or assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, Notices of Borrowing, Notices of Conversion or Continuation, and the other Loan Documents and Hedge Contracts to which the Borrower is a party;
          (v) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the Board of Directors (or other applicable governing body) of such Guarantor approving the Loan Documents to which it is a party, (B) the articles or certificate (as applicable) of incorporation (or organization) and bylaws of such Guarantor, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, the Security Instruments, and the other Loan Documents to which such Guarantor is a party;
          (vi) a certificate of the secretary or an assistant secretary of each Guarantor certifying the names and true signatures of officers of such Guarantor authorized to sign the Guaranty, Security Instruments and the other Loan Documents to which such Guarantor is a party;
          (vii) a certificate dated as of the Closing Date from a Responsible Officer of the Borrower stating that (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.01 have been met;
          (viii) appropriate UCC-1 and UCC-3, as applicable, Financing Statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;
          (ix) insurance certificates naming the Administrative Agent loss payee or additional insured, as applicable, and evidencing insurance which meets the requirements of this Agreement and the Security Instruments, and which is otherwise satisfactory to the Administrative Agent;
          (x) a copy of the most recent Independent Engineering Report delivered pursuant to the Existing Agreement;
          (xi) to the extent required in connection with the Pledge Agreements, (A) stock or, to the extent applicable under the Person’s organizational documents, membership or partnership interest certificates, and stock powers executed in blank for each such stock certificate endorsed in blank to the Administrative Agent and (B) to the extent such Person is a limited liability company or a limited partnership, copies of its limited liability company agreement, partnership agreement or other similar document the terms of which expressly provide that membership interests or partnership interests, as applicable, in such Person are securities governed by Chapter 8 of the Uniform Commercial Code as in effect in the State of Texas;
          (xii) certificates of good standing and existence for the Borrower and each Guarantor in (a) the state, province or territory in which each such Person is organized and (b) each other state, province or territory in which it is required to be qualified to do business under Section 5.03, which certificates shall be dated a date not earlier than 30 days prior to the date hereof;
          (xiii) copies, certified by a Responsible Officer of the Borrower, of the CIECO Loan Documents and all exhibits and schedules thereto, together with all amendments, modifications or waivers thereto in effect as of the date of this Agreement; and

          (xiv) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or any Lender may reasonably request.
     (b) Payment of Fees. On the date of this Agreement, the Borrower shall have paid the fees required by Section 2.08(c) and all costs and expenses that have been invoiced not less than three (3) days prior to the Closing Date and are payable pursuant to Section 9.04.
     (c) Delivery of Financial Statements. The Administrative Agent and the Lenders shall have received true and correct copies of (i) the Financial Statements, (ii) the Interim Financial Statements and (iii) such other financial information as the Lenders may reasonably request.
     (d) Security Instruments. The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent to determine that the Administrative Agent (for its benefit and the benefit of the Lenders) shall have an Acceptable Security Interest in the Collateral (which shall include 80% (by value) of the Borrower’s and the Guarantors’ Oil and Gas Properties constituting Proven Reserves (as set forth in the Independent Engineering Report dated as of January 1, 2008)) and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.
     (e) Title. The Administrative Agent shall be satisfied in its sole discretion with the title to the Borrowing Base Properties and that such Borrowing Base Properties constitute a percentage of such Collateral reasonably satisfactory to the Administrative Agent, including mortgagee’s title opinions in favor of the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent and issued by title counsel satisfactory to the Administrative Agent covering at least 80% of the present value of Proven Reserves set forth on the Independent Engineering Report delivered to the Administrative Agent prior to the effective date of this Agreement and at least 80% of the present value of such Proven Reserves which are categorized as “proved, developed and producing” in such report.
     (f) No Default. No Default shall have occurred and be continuing.
     (g) Representations and Warranties. The representations and warranties contained in Article IV and in each other Loan Document shall be true and correct in all material respects.
     (h) Material Adverse Change. No event or circumstance that could reasonably be expected to cause a Material Adverse Change shall have occurred.
     (i) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with (A) any of the Borrowing Base Properties or other Properties of the Borrower and its Subsidiaries which, in the Administrative Agent’s sole discretion, could reasonably be expected to result in a Material Adverse Change or (B) this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

     (j) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable Legal Requirements, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents. In addition, the Borrower, the Guarantors and their respective Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower, such Guarantors and such Subsidiaries and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.
     (k) Material Contracts. The Borrower shall have delivered to the Administrative Agent copies of all material contracts, agreements or instruments to the extent requested by the Administrative Agent.
     (l) Notice of Borrowing. If a Loan is requested on the Closing Date, the Administrative Agent shall have received a Notice of Borrowing from the Borrower in the form of Exhibit F, with appropriate insertions and executed by a duly authorized Responsible Officer of the Borrower.
     (m) USA Patriot Act. The Borrower has delivered to each Lender that is subject to the Act such information requested by such Lender in order to comply with the Act.
     (n) Hedging Arrangements. The Administrative Agent and the Lenders shall be satisfied with the Borrower’s and its Subsidiaries’ existing Hedge Contracts.
     (o) Minimum Liquidity. The sum of the Borrower’s unrestricted cash and Unused Commitment Amount, after giving effect to the closing of the facility evidenced hereby and the making of any Credit Extensions, shall be at least $5,000,000 as of the Closing Date.
     Section 3.02 Conditions Precedent to All Borrowings. The obligation of each Lender to make an Advance on the occasion of each Borrowing and of each Issuing Lender to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or on the date of such issuance, increase, or extension of such Letter of Credit, as applicable, such statements are true):
     (a) the representations and warranties contained in Article IV of this Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of

Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date and time); and
     (b) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, or would result from the issuance, increase, or extension of such Letter of Credit.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants as follows:
     Section 4.01 Existence; Subsidiaries. The Borrower is a corporation duly organized and validly existing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification, except where failure to be so qualified could not reasonably be expected to result in a Material Adverse Change. Each Subsidiary of the Borrower (other than any Non-Guarantor Subsidiary) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification, except where failure to be so qualified could not reasonably be expected to result in a Material Adverse Change. As of the date of this Agreement, the Borrower has no Subsidiaries other than listed on Schedule 4.01 and the Borrower owns no other Equity Interests in any Person except in such Subsidiaries and otherwise as set forth in Schedule 4.01.
     Section 4.02 Power. The execution, delivery, and performance by the Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party and by the Guarantors of the Guaranties and the other Loan Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower’s and such Guarantors’ governing powers, (b) have been duly authorized by all necessary governing action, (c) do not contravene (i) the Borrower’s or any Guarantor’s certificate or articles of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreement, or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Guarantor, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Advance and the issuance, extension or increase of a Letter of Credit, such Advance and such Letter of Credit, and the use of the proceeds of such Advance and such Letter of Credit, will be within the Borrower’s governing powers, will have been duly authorized by all necessary governing action, will not contravene (i) the Borrower’s certificate of incorporation, bylaws or other organizational documents or (ii) any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     Section 4.03 Authorization and Approvals. No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by the Borrower of this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party or by each Guarantor of its Guaranty or the other Loan Documents to which it is a party or the consummation of the transactions contemplated thereby, except for (a) the filing of UCC-1 Financing Statements and the Mortgages in the state and county filing offices and (b) those consents and approvals that have been obtained or made on or prior to the date of this Agreement and that are in full force and effect. At the time of each Borrowing and each issuance, increase or extension of a Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or such issuance, increase or extension of such Letter of Credit or the use of the proceeds of such Borrowing or such Letter of Credit, except for (i) the filing of any additional UCC-1 Financing Statements and the Mortgages in the state and county filing offices and (ii) those consents and approvals that have been obtained or made on or prior to the date of such Borrowing, which are, as of the date of such Borrowing, in full force and effect.
     Section 4.04 Enforceable Obligations. This Agreement, the Notes, and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and the Guaranties and the other Loan Documents to which each Guarantor is a party have been duly executed and delivered by such Guarantors. Each Loan Document is the legal, valid, and binding obligation of the Borrower and any Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.
     Section 4.05 Financial Statements.
     (a) The Borrower has delivered to the Administrative Agent and the Lenders copies of the Financial Statements and the Interim Financial Statements, and the Financial Statements and the Interim Financial Statements are accurate and complete in all material respects and present fairly the financial condition of Borrower and its Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.
     (b) Since the date of the Financial Statements, no event or circumstance that could reasonably be expected to cause a Material Adverse Change has occurred.
     (c) As of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has any Debt other than the Debt listed on Schedule 4.05.
     Section 4.06 True and Complete Disclosure. All factual information (excluding estimates) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Guarantors in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and the Guarantors in writing to the Administrative Agent or any of the Lenders shall be, true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time. All projections, estimates, and pro forma financial information furnished by the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.
     Section 4.07 Litigation; Compliance with Laws.
     (a) There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of the Guarantors before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document. Additionally, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding instituted against the Borrower or any of the Guarantors which seeks to adjudicate the Borrower or any of the Guarantors as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.
     (b) The Borrower and its Subsidiaries have complied in all respects with all statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property where non-compliance could reasonably be expected to result in a Material Adverse Change.
     Section 4.08 Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 5.09. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.
     Section 4.09 Investment Company Act. Neither the Borrower nor any of the Guarantors is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 4.10 Federal Power Act. Neither the Borrower nor any of the Guarantors is subject to regulation under the Federal Power Act, as amended or any other Legal Requirement which regulates the incurring by such Person of Debt, including Legal Requirements relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 4.11 Taxes.
     (a) Reports and Payments. All Returns (as defined below in clause (c) of this Section 4.11) required to be filed by or on behalf of the Borrower, the Guarantors, or any member of the Controlled Group (hereafter collectively called the “Tax Group”) have been duly filed on a timely basis or appropriate extensions have been obtained, except where the failure to so file could not be reasonably expected to cause a Material Adverse Change; such Returns are complete and correct in all material respects; and all Taxes shown to be due and payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the Financial Statements or (ii) taxes that are being contested in good faith. The reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person, except for such Taxes or reserves therefor, the failure to pay or provide for which does not and could not reasonably be expected to cause a Material Adverse Change.
     (b) Taxes Definition. “Taxes” in this Section 4.11 shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on or with respect to any such assessment).
     (c) Returns Definition. “Returns” in this Section 4.11 shall mean any federal, state, local, or foreign report, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.
     Section 4.12 Pension Plans. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.
     Section 4.13 Condition of Property; Casualties. Each of the Borrower and the Guarantors has good and defensible title to all of its material (individually and in the aggregate) Properties as is customary in the oil and gas industry in all material respects, free and clear of all Liens except for Permitted Liens. The Properties used or to be used in the continuing operations of the Borrower and each of the Guarantors are in good repair, working order and condition, except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Change. Since the date of the Financial Statements, neither the business nor any Property of the Borrower or any Guarantor has been adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy, except to the extent such adverse event could not reasonably be expected to cause a Material Adverse Change.
     Section 4.14 No Defaults.
     (a) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease, or other instrument to which the Borrower or any Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change or under any agreement in connection with any Debt.
     (b) No Default has occurred and is continuing.
     Section 4.15 Environmental Condition.
     (a) Permits, Etc. The Borrower and the Guarantors (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have at all times been and are in compliance with all terms and conditions of such Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Permit; and (iv) are not subject to any actual or contingent Environmental Claim, except, in the case of clauses (i) through (iv), where such failure to obtain, such failure to comply, such violation or such Environmental Claim could not reasonably be expected to cause a Material Adverse Change.
     (b) Certain Liabilities. To the Borrower’s actual knowledge, none of the present or previously owned or operated Property of the Borrower or any Guarantor or of any of their former Subsidiaries, wherever located: (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws and which listing, event or other circumstance described in this clause (i) could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of the Guarantors, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.
     (c) Certain Actions. Without limiting the foregoing: (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower or the Guarantors or any of their former Subsidiaries on any of their presently or formerly owned or operated Property, except where failure to file such notices or failure to take such action could not reasonably be expected to cause a Material Adverse Change, and (ii) the present and, to the Borrower’s knowledge, future liability, if any, of the Borrower and the Guarantors which could reasonably be expected to arise in connection with requirements under Environmental Laws could not reasonably be expected to result in a Material Adverse Change.
     Section 4.16 Permits, Licenses, Etc. The Borrower and the Guarantors (a) possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade name rights and copyrights which are material to the conduct of their business and (b) manage and operate their business in all material respects in accordance with all applicable Legal Requirements and good industry practices, except, in each case, to the extent failure to do so could not reasonably be expected to cause a Material Adverse Change.
     Section 4.17 Gas Contracts. Neither the Borrower nor any of the Guarantors, as of the date hereof and as of the Closing Date: (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Borrower’s and the Guarantors’ Borrowing Base Properties at some future date without receiving full payment therefor at the time of delivery, except to the extent such obligations could not reasonably be expected to cause a Material Adverse Change, or (b) except as has been disclosed to the Administrative Agent, has produced gas, in any material amount, subject to, and none of the Borrower’s and the Guarantors’ Borrowing Base Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except where being subject to such rights and duties could not reasonably be expected to cause a Material Adverse Change.
     Section 4.18 Liens; Titles, Leases, Etc. None of the Property of the Borrower or any of the Guarantors is subject to any Lien other than Permitted Liens. On the Closing Date, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to perfect the Liens provided for in the Security Instruments will have been made, obtained and taken in all relevant jurisdictions or, with respect to any filings or recordings necessary to create and perfect such Liens, arrangements to do so shall have been made. All leases and agreements necessary for the conduct of business of the Borrower and the Guarantors are valid and subsisting, in full force and effect and there exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default under any such leases or agreements, in each case, other than to the extent it could not reasonably be expected to result in a Material Adverse Change.
     Section 4.19 Solvency. Before and after giving effect to the making of the initial Advances, each of the Borrower and its Subsidiaries is Solvent.
     Section 4.20 Hedging Agreements. Schedule 4.20 sets forth, as of the date hereof and as of the Closing Date, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements, and any other Hedge Contract of the Borrower and each Guarantor, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.
     Section 4.21 Material Agreements. Schedule 4.21 sets forth a complete and correct list of (a) all material agreements and other instruments of the Borrower and the Guarantors in effect or to be in effect as of the Closing Date relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons which are not cancelable on 60 days notice or less without penalty and have a maturity or expiry date of longer than six (6) months from the date hereof, and (b) all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date providing for, evidencing, securing or otherwise relating to any Debt of the Borrower, any Guarantor or any of their respective Subsidiaries, and all obligations of the Borrower, any Guarantor or any of their respective Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower, any Guarantor or any of their respective Subsidiaries, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Except as detailed otherwise in Schedule 4.21, the Borrower has heretofore delivered to the Administrative Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments listed therein, including any modifications or supplements thereto, as in effect as of the Closing Date and requested by the Administrative Agent.
ARTICLE V
AFFIRMATIVE COVENANTS
     So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding or any Letter of Credit Exposure shall exist, or any Lender shall have any Commitment hereunder, the Borrower agrees, unless the Required Lenders shall otherwise consent in writing, to comply with the following covenants:

     Section 5.01 Compliance with Laws, Etc. The Borrower shall comply, and cause each of its Subsidiaries to comply, in all respects with all Legal Requirements, except in such instances in which (a) such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted or (b) failure to comply could not reasonably be expected to result in a Material Adverse Change. Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Change, and (b) obtain, as soon as practicable, all consents or approvals required from the United States or any states of the United States (or other Governmental Authorities) necessary to grant the Administrative Agent an Acceptable Security Interest in the Borrower’s and its Subsidiaries’ Borrowing Base Properties to the extent required under Section 5.08.
     Section 5.02 Maintenance of Insurance.
     (a) The Borrower shall, on behalf of itself and each of its Subsidiaries, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance (after giving effect to any self-insurance compatible with the following standard) in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent covering such casualties, risks, perils, liabilities and other hazards reasonably required by the Administrative Agent. In addition, the Borrower shall, on behalf of itself and each of its Subsidiaries, comply with all requirements regarding insurance contained in the Security Instruments.
     (b) Borrower shall furnish to Administrative Agent certified copies of policies or certificates thereof, and endorsements and renewals thereof for all such policies promptly upon request by the Administrative Agent. All Property insurance policies shall have attached thereto a Lender’s loss payable endorsement for the benefit of the Administrative Agent, as loss payee in form reasonably satisfactory to the Administrative Agent and all liability insurance policies shall name the Administrative Agent as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. In addition, all policies with respect to Property insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of the Borrower, or a Subsidiary or any party holding under the Borrower or a Subsidiary which might otherwise result in a forfeiture of the insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrower and its Subsidiaries. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days’ prior written notice to the Administrative Agent. In the event that, notwithstanding the “lender’s loss payable endorsement” requirement of this Section 5.02, the proceeds of any insurance policy described above are paid to the Borrower or a Subsidiary and any Obligations are outstanding, except as permitted under Section 5.02(c) below, the Borrower shall deliver such proceeds to the Administrative Agent immediately upon receipt.

     (c) To the extent that Administrative Agent is entitled to receive insurance claim proceeds as loss payee, unless (i) there is deemed to be a total loss and as such a particular piece of Collateral is not replaceable or repairable or (ii) there exists an Event of Default, such insurance claim proceeds shall first be applied to replace or repair the damaged or lost Collateral and then the remaining proceeds, if any, shall be delivered to the Administrative Agent.
     (d) In the event that any insurance proceeds are paid to the Borrower or any of its Subsidiaries in violation of clause (b) or clause (c) above, the Borrower or such Subsidiary shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of the Borrower or such Subsidiary, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, each of the Borrower and its Subsidiaries shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.
     Section 5.03 Preservation of Corporate Existence, Etc. The Borrower shall preserve and maintain, and cause each of its Subsidiaries (other than a Non-Guarantor) to preserve and maintain, its corporate, partnership or limited liability company, as applicable, existence (except as otherwise permitted pursuant to Section 6.04), rights, franchises, and privileges in the jurisdiction of its incorporation or organization, as applicable, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.
     Section 5.04 Payment of Taxes, Etc. The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which such reserves as may be required by GAAP, if any, have been established.
     Section 5.05 Visitation Rights. At any reasonable time and from time to time, upon reasonable notice, the Borrower shall, and shall cause its Subsidiaries to, permit the Administrative Agent and any Lender or any of their respective agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, the Borrower and any such Subsidiary, and (b) discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors.
     Section 5.06 Reporting Requirements. The Borrower shall furnish to the Administrative Agent and each Lender:

     (a) Annual Financials. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries: (i) a copy of the annual audit report for such year for the Borrower and such consolidated Subsidiaries, including therein the Borrower’s and such consolidated Subsidiaries’ balance sheet as of the end of such fiscal year and the Borrower’s and such consolidated Subsidiaries’ statement of income, cash flows, and retained earnings, in each case certified by independent certified public accountants of national standing reasonably acceptable to the Administrative Agent, (ii) a certificate of such accounting firm reasonably acceptable to the Administrative Agent certifying that (A) the audit of the business of the Borrower and its consolidated Subsidiaries was conducted by such accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States) and (B) balance sheet and related statements of income, cash flow, and retained earnings were prepared in accordance with GAAP, and (iii) a Compliance Certificate executed by a Responsible Officer of the Borrower;
     (b) Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its consolidated Subsidiaries: (i) the unaudited balance sheet and the unaudited consolidated statement of income, cash flows, and retained earnings of the Borrower and such consolidated Subsidiaries for such fiscal period and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified (subject to the absence of footnotes and to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP; and (ii) a Compliance Certificate executed by a Responsible Officer of the Borrower;
     (c) Oil and Gas Engineering Reports.
     (i) At the times required by Section 2.02(b), an Independent Engineering Report;
     (ii) As At the times required by Section 2.02(b), an Internal Engineering Report;
     (iii) Such other information as may be reasonably requested by the Administrative Agent with respect to the Borrowing Base Properties included or to be included in the Borrowing Base;
     (iv) With the delivery of each Engineering Report, a certificate from a Responsible Officer of the Borrower certifying that, to the best of his knowledge and in all material respects: (a) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, (b) the Borrower or the Guarantor, as applicable, owns good and defensible title to the Borrowing Base Properties evaluated in such Engineering Report as is customary in the oil and gas industry in all material respects, and such Properties are subject to an Acceptable Security Interest to the extent required herein and are free of all Liens except for Permitted Liens, (c) none of its Borrowing Base Properties listed in the immediately preceding Engineering Report as having proved reserves have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such Borrowing Base Properties sold and in such detail as reasonably required by the Administrative Agent, and (d) attached to the certificate is a list of Persons disbursing at least 80% of proceeds to the Borrower or to a Guarantor, as applicable, from its Borrowing Base Properties;
     (d) Production Reports. Within 30 days of receipt of a written request by the Administrative Agent to the Borrower, a report setting forth the production revenue and expenses for the Borrowing Base Properties of the Borrower and the Guarantors evaluated in the most recent Engineering Report, in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate signed by a Responsible Officer of the Borrower as to the accuracy of such information in all material respects;
     (e) Defaults. Promptly and in any event within five days after the occurrence of any Default, a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto;
     (f) Termination Events. Promptly and in any event (i) within 30 days after (A) the Borrower knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, or (B) the Borrower acquires knowledge that any member of the Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after (A) the Borrower knows or has reason to know that any other Termination Event with respect to any Plan has occurred, or (B) the Borrower acquires knowledge that any of its Affiliates knows that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto;
     (g) Termination of Plans. Promptly and in any event within two Business Days after (i) receipt thereof by the Borrower from the PBGC, or (ii) the Borrower acquires knowledge of any Controlled Group member’s receipt thereof from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;
     (h) Other ERISA Notices. Promptly and in any event within five Business Days after (i) receipt thereof by the Borrower from a Multiemployer Plan sponsor, or (ii) the Borrower acquires knowledge of any Controlled Group member’s receipt thereof from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;
     (i) Environmental Notices. Promptly upon the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of request, notice, summons or citation received from the Environmental Protection Agency, or any other Governmental Authority, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and could reasonably be expected to cause a Material Adverse Change, (ii) any action or omission on the part of the Borrower or any Subsidiary or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability therefor that could reasonably be expected to cause a Material Adverse Change, including any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower or any Subsidiary or their former Subsidiaries, or any of their leased or owned Property, wherever located;
     (j) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary, a copy of any notice, summons, citation, or proceeding seeking to modify in any respect, revoke, or suspend any contract, license, permit or agreement with any Governmental Authority, if such modification, revocation or suspension could reasonably be expected to cause a Material Adverse Change;
     (k) Material Changes. Prompt written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Change;
     (l) Disputes, Etc. Prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Borrower threatened, or affecting the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any of its Subsidiaries and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Borrowing Base Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property not otherwise adequately covered by insurance shall exceed $1,000,000;
     (m) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other material report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the board of managers or directors (or other applicable governing body) of the Borrower or any Subsidiary of the Borrower, to such letter or report;
     (n) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any default statement or notice of default furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement governing Debt, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06;
     (o) Other Quarterly Reports. Upon the request of the Administrative Agent, as soon as available and in any event not later than 45 days after the date of such request; (i) an accounts receivable aging report in a form reasonably satisfactory to the Administrative Agent and (ii) an accounts payable report in a form reasonably satisfactory to the Administrative Agent as of the last Business Day of the immediately preceding fiscal quarter;

     (p) Sales and Leasebacks. Prompt written notice of the consummation by the Borrower or any of its Subsidiaries of any transaction of the type described in Section 6.09;
     (q) Hedge Contracts. As soon as available and in any event within 45 days after the end of each calendar quarter, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedge Contracts (including commodity price swap agreements, forward agreements with terms in excess of thirty days or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 4.20, any margin required or supplied under any credit support document, and the counter party to each such agreement; and
     (r) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request.; the Administrative Agent agrees to provide the Lenders with copies of any material notices and information delivered solely to the Administrative Agent pursuant to the terms of this Agreement.
     Section 5.07 Maintenance of Property. Subject to Section 6.04, the Borrower shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property in good condition and repair in accordance with customary industry standards, ordinary wear and tear excepted; and shall abstain, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.
     Section 5.08 Agreement to Pledge. The Borrower shall, and shall cause each Subsidiary (other than (a) the Entrada Entities, unless CIECO Debt Termination has occurred, and (b) any Non-Guarantor Subsidiary) to, grant to the Administrative Agent an Acceptable Security Interest in any Property of the Borrower or such Subsidiary now owned or hereafter acquired, including Borrowing Base Properties and Proven Reserves attributable thereto, promptly after receipt of a written request from the Administrative Agent; provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and such Subsidiaries shall not be required to grant an Acceptable Security Interest in any Borrowing Base Properties that constitute more than 80% (by value) of Borrowing Base Properties and Proven Reserves attributable thereto (but in no event shall the Administrative Agent have an Acceptable Security Interest in less than 80% (by value) of all such Borrowing Base Properties and Proven Reserves attributable thereto). Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall be required to grant an Acceptable Security Interest in (y) its ownership interest in and to Medusa Spar, LLC or (z) its ownership in and to (i) the Entrada Assets or (ii) any equity interests of any Entrada Entity (for so long as such Entrada Entity does not own any material or significant asset other than Entrada Assets), unless the Borrower has notified the

Administrative Agent, in writing, that it has elected to include such Entrada Assets or any other assets owned by such Entrada Entity as a portion of the Borrowing Base or, with respect to any equity interest described in clause (ii), CIECO Debt Termination has occurred.
     Section 5.09 Use of Proceeds. The Borrower shall use the proceeds of the Advances and Letters of Credit (a) to finance the acquisition, exploration, development, maintenance and production of Oil and Gas Properties, (b) to repurchase, redeem or repay the 2010 Senior Notes or Subordinated Debt to the extent otherwise permitted under this Agreement, and (c) for other working capital and general corporate purposes.
     Section 5.10 Title Evidence. The Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence (including, if requested, supplemental or new title opinions addressed to it) covering at least 80% of the present value of the Proven Reserves attributable to Borrowing Base Properties as reasonably determined by the Administrative Agent, which evidence of title shall be in form and substance acceptable to the Administrative Agent in its sole discretion and shall include opinions regarding the before payout and after payout ownership interests held by the Borrower and the Guarantors, for all wells located on the Borrowing Base Properties covered thereby as to the ownership of Borrowing Base Properties of the Borrower and the Guarantors, and reflecting that the Administrative Agent has an Acceptable Security Interest (to the extent required under Section 5.08) in such Borrowing Base Properties of the Borrower and the Guarantors.
     Section 5.11 Further Assurances; Cure of Title Defects. The Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower hereby authorizes the Lenders or the Administrative Agent to file any financing statements without the signature of the Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral. Within 30 days after (a) a request by the Administrative Agent to cure any title defects or exceptions which are not Permitted Liens raised by such information or (b) a notice by the Administrative Agent that the Borrower has failed to comply with Section 5.10, the Borrower shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Borrowing Base Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Administrative Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and the Guarantors’ ownership of such Borrowing Base Properties and the Administrative Agent’s Liens and security interests therein as are required to maintain compliance with Section 5.10. In addition, the Borrower shall cause the Administrative Agent to, at all times, have an Acceptable Security Interest in at least 80% (by value) of all of the Borrowing Base Properties and Proven Reserves attributable thereto.
     Section 5.12 Hedging Agreements. The Borrower shall, and shall cause each Subsidiary to, maintain in effect all Hedge Contracts existing on the Closing Date, unless such existing Hedge Contracts are replaced with Hedge Contracts with terms satisfactory to the Administrative Agent.
ARTICLE VI
NEGATIVE COVENANTS
     So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding or any Letter of Credit Exposure shall exist, or any Lender shall have any Commitment, the Borrower agrees, unless the Required Lenders otherwise consent in writing, to comply with the following covenants.
     Section 6.01 Liens, Etc. The Borrower shall not create, assume, incur, or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume, or suffer to exist:
     (a) Liens securing the Obligations;
     (b) purchase money Liens or purchase money security interests upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business created prior to or at the time of the Borrower’s or such Subsidiary’s acquisition of such equipment; provided that such Liens secure Debt that (i) was incurred solely for the purpose of financing or refinancing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other Properties of the Borrower or its Subsidiaries, and (iii) is not increased in amount;
     (c) Liens securing Capital Leases; provided such Liens secure Debt that (i) is secured only by the Property leased under such Capital Leases and not any other Properties of the Borrower or any of its Subsidiaries and (ii) is not increased in amount;
     (d) Liens for taxes, assessments, or other governmental charges or levies not yet due or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;
     (e) Liens in favor of vendors, carriers, warehousemen, landlords, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided that such reserve as may be required by GAAP shall have been made therefor;
     (f) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Borrower or the relevant Subsidiary to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, provided that such reserve as may be required by GAAP shall have been made therefor;
     (g) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments;
     (h) Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower;
     (i) Liens arising under Leases, operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto;
     (j) easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply;
     (k) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business;
     (l) Liens on cash or securities of the Borrower or any Subsidiary securing the Debt described in Section 6.02(h); provided, however, that the aggregate amount of cash or securities which may secure such Debt shall not exceed $10,000,000 in the aggregate at any time;
     (m) Liens securing the CIECO Debt and refinancings, refundings, renewals and extensions thereof permitted by Section 6.02(i); provided that such Liens encumber only the Entrada Assets and the Equity Interests of the Entrada Entities and not any other Properties of the Borrower or any of its Subsidiaries.

     (n) Liens described in Schedule 6.01; and
     (o) other Liens securing Debt permitted under Section 6.02 in an aggregate principal amount outstanding not to exceed $5,000,000 at any time.
     Section 6.02 Debts, Guaranties, and Other Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except:
     (a) Debt of the Borrower and its Subsidiaries under the Loan Documents;
     (b) Debt listed on Schedule 4.05(a) and any refinancings, refundings, renewals and extensions thereof; provided that the amount of such Debt may not be increased except by an amount equal to the premium paid, if any, and fees and expenses incurred in connection with such refinancing, refunding, renewal or extension;
     (c) Debt secured by the Liens permitted under paragraph (b) or (c) of Section 6.01 and any obligations that are Debt permitted under Section 6.09, in an aggregate principal amount outstanding not to exceed $7,500,000 at any time;
     (d) Debt in the form of obligations for the deferred purchase price of Property or services incurred in the ordinary course of business which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established;
     (e) Subordinated Debt; provided that (i) the unpaid principal amount of such Subordinated Debt plus the unpaid principal amount of the Debt described in subsection (f) below does not exceed $240,000,000 in the aggregate outstanding at any one time, and (ii) such Subordinated Debt (A) does not have a maturity date that is on or earlier than September 25, 2012, and (B) does not have any sinking fund payments, scheduled principal payments, or mandatory redemption obligations that are due on or prior to September 25, 2012;
     (f) The 2010 Senior Notes and any refinancings, renewals or extensions (but not increases except increases to cover premium paid, if any, and fees and expenses incurred in connection with such refinancing, renewal or extension and increases as provided in Section 6.02(e)) of such Debt, provided that any such refinancing (i) does not have a maturity date that is on or earlier than September 25, 2012, (ii) does not have any sinking fund payments, scheduled principal payments, or mandatory redemption obligations that are due on or prior to September 25, 2012, (iii) does not impose representations, warranties, covenants, conditions, mandatory prepayments, events of default, remedies or other provisions similar to the foregoing that are materially more restrictive or burdensome as a whole than the terms and provisions of the 2010 Senior Notes as in effect on the Closing Date, (iv) does not impose any representation, warranty, covenant, condition, mandatory prepayment, event of default, remedy or other provision similar to the foregoing that is more restrictive or burdensome than the terms and provisions of this Agreement, and (v) does not impose a rate of interest on such 2010

Senior Notes that exceeds a rate equal to the interest rate in effect on the Closing Date plus 4% per annum;
     (g) Debt consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrower in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties;
     (h) Debt under Hydrocarbon Hedge Agreements or Interest Hedge Agreements which are not prohibited by the terms of Section 6.14;
     (i) The CIECO Debt in an aggregate unpaid principal amount not to exceed $175,000,000 at any time and any refinancings, renewals or extensions thereof (but not increases except increases to cover premium paid, if any, and fees and expenses incurred in connection with such refinancing, renewal or extension); provided that any such refinancing does not (A) impose representations, warranties, covenants, conditions, mandatory prepayments, events of default, remedies or other provisions similar to the foregoing that are materially more restrictive or burdensome as a whole than the terms and provisions of the CIECO Loan Documents as in effect on the Closing Date (after giving effect to any amendments thereto permitted under Section 6.18), (B) impose any representation, warranty, covenant, condition, mandatory prepayment, event of default, remedy or other provision similar to the foregoing that is more restrictive or burdensome than the terms and provisions of this Agreement, (C) allow greater recourse to the Borrower or any of its Subsidiaries (other than the Entrada Entities) or their respective assets (other than the Entrada Assets) than that arising under the CIECO Loan Documents, or (D) cause the Borrower or any of its Subsidiaries (other than the Entrada Entities) to have any greater liability, whether direct or indirect, contingent or otherwise, in respect of such Debt than that arising under the CIECO Loan Documents; and
     (j) Debt not otherwise permitted under this Section 6.02, provided that (i) such Debt is not secured by any Lien on Property of the Borrower or any of its Subsidiaries and (ii) the aggregate unpaid principal amount of such Debt shall not exceed $7,500,000 at any time.
     Section 6.03 Agreements Restricting Liens and Distributions. Except for provisions in (a) the 2010 Senior Notes Indenture (and in any indenture or other agreement governing any refinancing, refunding, renewal or extension permitted herein of the Debt evidenced by the 2010 Senior Notes Indenture; provided that such provisions are not materially more restrictive than those in this Agreement or the 2010 Senior Notes Indenture as in effect on the Closing Date) and (b) the CIECO Credit Agreement (and in any credit agreement or other agreement governing any refinancing, refunding, renewal or extension permitted herein of the Debt evidenced by the CIECO Credit Agreement; provided that such provisions are not materially more restrictive than those in this Agreement or the CIECO Credit Agreement as in effect on the Closing Date), the Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any Subsidiary from paying dividends or otherwise transferring Property to the Borrower, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that this Section shall not prohibit any negative pledge incurred or provided in favor of any holder of secured Debt permitted by Section 6.02(c) of this Agreement to the extent any such negative pledge relates solely to the property financed by such Debt.
     Section 6.04 Merger or Consolidation; Asset Sales. The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) merge or consolidate with or into any other Person other than (i) the merger of a Guarantor with and into the Borrower or another Guarantor, (ii) the merger of an Entrada Entity with and into another Entrada Entity, or (iii) the merger of any other Person (other than any Entrada Entity, unless CIECO Debt Termination has occurred) with and into the Borrower or any Guarantor so long as the Borrower or such Guarantor is the surviving entity and the investment to be made by the Borrower or any Guarantor related to such merger would be permitted under the terms hereof; or (b) sell, lease, transfer, assign, farm-out, convey, or otherwise dispose of any of its Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) other than: (i) the sale of Hydrocarbons in the ordinary course of business,(ii) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable use, (iii) any sale, lease, transfer, assignment, farm-out, conveyance or disposition of any interest in Oil and Gas Properties to which no Proven Reserves have been attributed in the most recent Engineering Report delivered pursuant to this Agreement; provided that such sale, lease, transfer, assignment, farm-out, conveyance or disposition is made on an arms’-length basis and for fair market value, and (iv) other sales, leases, transfers, assignments, farm-outs, conveyances or dispositions of Property made in arm’s-length transactions and for fair market value; provided that the aggregate amount of the proceeds of such transaction described in this clause (iv), taken together with all other such transactions under this clause (iv) during any fiscal year, may not exceed 15% of the Borrowing Base in effect at the time such transaction is effected.
     Section 6.05 Restricted Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payments except that if no Default exists or would result therefrom, the Borrower may (i) pay cash dividends on equity securities issued to refinance Subordinated Debt or issued to refinance the 2010 Senior Notes on terms acceptable to the Lenders in their reasonable discretion, (ii) make redemptions on preferred stock with the proceeds of or in connection with a contemporaneous issuance of equity securities; provided that, as to mandatorily redeemable preferred stock, such preferred stock was permitted by the terms hereof, (iii) pay stock dividends only in common stock of the Borrower, (iv) pay stock dividends on preferred stock in the form of preferred stock of the Borrower so long as such preferred stock is otherwise permitted by the terms hereof, and (v) make scheduled payments on Subordinated Debt permitted under Section 6.02.
     Section 6.06 Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or permit to exist any loans, advances, or capital contributions to, or make any investment in (including the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or equity interests in (collectively, “Investments”) any Person, except:
     (a) Investments existing on the Closing Date set forth in Schedule 6.06;
     (b) Liquid Investments;
     (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;
     (d) the creation or acquisition of any additional Subsidiaries in compliance with Section 6.15; provided that immediately before and after giving effect to the creation or acquisition of such additional Subsidiary, no Default shall exist and be continuing;
     (e) guaranties permitted by Section 6.02;
     (f) investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto, and investments, loans or advances in connection with or related to farm out agreements, farm in agreements, joint operating agreements, joint venture or area of mutual interest agreements, processing facilities, seismic acquisition and evaluation, pipelines or other similar or customary arrangements made in the ordinary course of business only insofar as they do not (i) reduce the net revenue interest of the Borrower or any Guarantor in any Borrowing Base Property for which value was given in the most recent Borrowing Base redetermination below the undivided net revenue interest specified for the Borrower or such Guarantor in the most recent Engineering Report utilized by the Administrative Agent and the Lenders in determining the then effective Borrowing Base and/or (ii) increase the undivided working interest in any such Borrowing Base Property without a corresponding increase in the net revenue interest specified for the Borrower or such Guarantor in the most recent Engineering Report utilized by the Administrative Agent and the Lenders in determining the then effective Borrowing Base and Conforming Borrowing Base;
     (g) Investments in any Entrada Entity in an aggregate amount not to exceed (i) the contribution of the Entrada Assets to Callon Entrada Company made prior to the Closing Date as contemplated by the CIECO Loan Documents as in effect on the Closing Date without giving effect to any amendments, supplements or other modifications, plus (ii) $75,000,000 (regardless of whether such Investments are made before or after the Closing Date and determined after giving effect to any return of such Investments);
     (h) investments, loans or advances made by the Borrower in or to the Guarantors or by any Guarantor in or to Borrower or another Guarantor;
     (i) loans or advances to employees of the Borrower and the Guarantors in the ordinary course of business in an aggregate amount not to exceed $2,000,000 at any time; and
     (j) other investments, loans or advances in an aggregate amount not to exceed $10,000,000 at any time.

     Section 6.07 Affiliate Transactions. Except for transactions between (a) a Guarantor and another Guarantor or the Borrower, (b) a Non-Guarantor Subsidiary with another Non-Guarantor Subsidiary, and (c) an Entrada Entity with another Entrada Entity, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Borrower or the Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate.
     Section 6.08 Compliance with ERISA. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, (a) engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction which could reasonably be expect to result in the Borrower, any Subsidiary or any ERISA Affiliate being subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan.
     Section 6.09 Sale-and-Leaseback. The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property having a value, in the aggregate at any time outstanding, in excess of $7,500,000, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.
     Section 6.10 Change of Business. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any material change in the character of its business as an independent oil and gas exploration and production company, nor will the Borrower or any Subsidiary operate or carry on business in any jurisdiction other than the United States.
     Section 6.11 Organizational Documents, Name Change. The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend its name or change its jurisdiction of incorporation, organization or formation without prior written notice to the Administrative Agent.
     Section 6.12 Use of Proceeds; Letters of Credit. The Borrower will not permit the proceeds of any Advance or Letters of Credit to be used for any purpose other than those permitted by Section 5.09. The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). Neither the Borrower nor any Person acting on behalf of the Borrower has taken or shall take, nor permit any of the Borrower’s Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including the use of the proceeds of any Advance or Letters of Credit to purchase or carry any margin stock in violation of Regulation T, U or X.
     Section 6.13 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary which would require the Borrower or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefore, if such gas imbalances, take-or-pay or other prepayments could reasonably be expected to cause a Material Adverse Change.
     Section 6.14 Limitation on Speculative Hedging. The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedge Contract for speculative purposes, or (b) be party to or otherwise enter into any Hydrocarbon Hedge Agreement, Interest Hedge

Agreement or any other Hedge Contract which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s operations, (ii) with respect to Non-Entrada Hedge Contracts, covers notional volumes in excess of 90% of the anticipated production volumes attributable to Proven Reserves of the Borrower and its Subsidiaries (other than the Entrada Entities) which are categorized as “proved, developed and producing” during the period such hedge arrangement is in effect, (iii) with respect to Entrada Hedge Contracts, allows the applicable counterparty to have recourse to the Borrower and its Subsidiaries (other than the Entrada Entities) or their respective assets (other than the Entrada Assets), or is otherwise guaranteed or supported by the Borrower and its Subsidiaries (other than the Entrada Entities), (iv) covers fluctuations in interest rates for notional principal amounts in excess of 85% of the Debt for borrowed money of the Borrower and its Subsidiaries, (v) is longer than five years in duration, (vi) requires the Borrower or any Subsidiary to put up money, assets, or other security (other than letters of credit or guaranties permitted by Section 6.02 and liens on cash and securities to the extent permitted under Section 6.01(l)) against the event of its nonperformance prior to actual default by the Borrower or such Subsidiary in performing its obligations thereunder, or (vii) is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made does not have long-term obligations rated BBB- or Baa3 or better, respectively, by either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., or is an investment grade-rated industry participant (or such counterparty’s obligations are guaranteed by such a Person).
     Section 6.15 Additional Subsidiaries. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than the Entrada Entities, unless CIECO Debt Termination has occurred) to, create or acquire any additional Subsidiaries without (a) prior written notice to the Administrative Agent and the Required Lenders, (b) such new Subsidiary executing and delivering to the Administrative Agent, at its request, a Guaranty, a Pledge Agreement, a Security Agreement and a Mortgage, and such other Security Instruments as the Administrative Agent or the Required Lenders may reasonably request, (c) the equity holder of such Subsidiary executing and delivering to the Administrative Agent a Pledge Agreement pledging 100% of the Equity Interest owned by such equity holder of such Subsidiary along with the certificates pledged thereby, if any, and appropriately executed stock powers in blank, if applicable, and (d) the delivery by the Borrower and such Subsidiary of any certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request relating to such Subsidiary.
     Section 6.16 Account Payables. The Borrower shall not, nor shall it permit any Guarantor to, allow any of its trade payables or other accounts payable to be outstanding for more than 120 days past the invoice or billing date (except in cases where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established).
     Section 6.17 Subordinated Debt; 2010 Senior Notes.
     (a) Neither the Borrower nor any Subsidiary shall make any voluntary prepayment in respect of any Subordinated Debt, nor will they make any other payment thereon that is not allowed under the subordination provisions of any Subordinated Debt.

     (b) The Borrower will not amend, supplement or otherwise modify the 2010 Senior Notes Indenture or any other instruments evidencing, or agreements relating to or executed in connection with, the 2010 Senior Notes in any manner which would have the effect of (a) accelerating the timing or amount of any scheduled payments of principal or interest thereon (unless such accelerated date is after the Maturity Date), (b) increasing the rate of interest payable thereon by more than 2% per annum or (c) resulting in a Material Adverse Change. For avoidance of doubt, this Section 6.17 does not restrict the Borrower from prepaying or repaying the 2010 Senior Notes at or prior to the maturity thereof.
     Section 6.18 CIECO Loan Documents.
     (a) The Borrower shall not, and shall cause the Entrada Entities to not, make any optional termination or reduction of the aggregate Commitment (as defined in the CIECO Credit Agreement) other than in accordance with the terms and conditions thereof.
     (b) The Borrower will not amend, supplement or otherwise modify any of the CIECO Loan Documents without the prior written consent of the Administrative Agent and the Required Lenders if the effect of such amendment, supplement or modification would (i) shorten the final maturity date of such Debt or any other scheduled date for the payment of principal, interest or other sums payable in respect of such Debt, (ii) increase the maximum principal amount of such Debt to an amount that exceeds $175,000,000, (iii) impose rates of interest (other than imposing the default rate as provided for in the CIECO Loan Documents), prepayment charges, premiums, closing fees or other fees or other amounts that are materially greater than the respective amounts thereof in effect on the Closing Date, (iv) impose any representations, warranties, covenants, conditions, mandatory prepayments, events of default, remedies or other provisions similar to the foregoing that are materially more restrictive or burdensome as a whole than the terms and provisions of the CIECO Loan Documents as in effect on the Closing Date, (v) impose any representation, warranty, covenant, condition, mandatory prepayment, event of default, remedy or other provision similar to the foregoing that is more restrictive or burdensome than the terms and provisions of this Agreement, (vi) allow CIECO to have greater recourse to the Borrower or any of its Subsidiaries (other than the Entrada Entities) or their respective assets (other than the Entrada Assets) than that arising under the CIECO Loan Documents, or (vii) cause the Borrower or any of its Subsidiaries (other than the Entrada Entities) to have any greater liability, whether direct or indirect, contingent or otherwise, in respect of such Debt than that arising under the CIECO Loan Documents.
     Section 6.19 Entrada Entities. Notwithstanding anything to the contrary contained herein (including any provision of this Article VI) and except as provided in the Entrada Service Agreement, Borrower shall not, nor shall it permit any of its Subsidiaries (other than the Entrada Entities) to (i) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Entrada Entity, other than Liens securing the Obligations, (ii) sell, assign, pledge, or otherwise transfer any of its Properties to any Entrada Entity, except as permitted under Section 6.04 and on terms permitted by Section 6.07, or (iii) except as permitted under Section 6.06(g) and (j), make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Entrada Entity or in any of its Properties, including without limitation the Entrada Assets.

     Section 6.20 Non-Guarantor Subsidiaries. Notwithstanding anything to the contrary contained herein (including any provision of this Article VI), Borrower shall not, nor shall it permit any Guarantor to (i) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Non-Guarantor Subsidiary, (ii) sell, assign, pledge, or otherwise transfer any of its Properties to any Non-Guarantor Subsidiary, except as permitted under Section 6.04 and on terms permitted by Section 6.07, or (iii) except as permitted under Section 6.06(j), make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Non-Guarantor Subsidiary or in any of its Properties.
     Section 6.21 Current Ratio. The Borrower shall not permit, as of the end of any fiscal quarter, the ratio of (a) its consolidated current assets to (b) its consolidated current liabilities, to be less than 1.00 to 1.00. For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, the aggregate Unused Commitment Amount but shall exclude, as of the date of calculation (A) any cash deposited with or at the request of a counterparty to any Hedge Contract, (B) any assets representing a valuation account arising from the application of SFAS 133 and 143, and (C) the current portion of any deferred tax assets, and (ii) “current liabilities” shall exclude, as of the date of calculation, (A) the current portion of long-term Debt permitted under this Agreement and current maturities of the 2010 Senior Notes and the CIECO Debt, (B) any liabilities representing a valuation account arising from the application of SFAS 133 and 143, and (C) the current portion of any tax deferred obligations.
     Section 6.22 Leverage Ratio. The Borrower shall not permit, as of the end of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2008, the ratio of (a) all Funded Debt of the Borrower and its Subsidiaries as of such fiscal quarter end to (b) the consolidated EBITDAX of the Borrower and its Subsidiaries for the four-fiscal quarter period then ended, to be greater than 4.00 to 1.00.
     Section 6.23 Interest Coverage Ratio. The Borrower shall not permit, as of the end of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2008, the ratio of (a) the consolidated EBITDAX of the Borrower and its Subsidiaries for the four-fiscal quarter period then ended to (b) the consolidated Interest Expense of the Borrower and its Subsidiaries for the four-fiscal quarter period then ended, to be less than 2.50 to 1.00.
ARTICLE VII
EVENTS OF DEFAULT; REMEDIES
     Section 7.01 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:
     (a) Payment. The Borrower (i) shall fail to pay when due any principal under the Notes or (ii) shall fail to pay any interest, fees, reimbursements, indemnifications, or other amounts due and payable hereunder, under the Notes, or under any other Loan Document and such failure shall continue for a period of three Business Days after the due date therefore;

     (b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in this Agreement or in any other Loan Document, or (ii) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed to be made;
     (c) Covenant Breaches. The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to (i) perform or observe any covenant contained in Section 5.02(a), Section 5.06(e) or Article VI or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01, if such failure shall remain unremedied for 30 days after the earlier to occur of (a) notice thereof to the Borrower by the Administrative Agent or (b) the Borrower otherwise becoming aware of such breach or failure;
     (d) Cross-Defaults. (i) The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Debt of the Borrower, any Guarantor or any of their respective Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (including, without limitation, any event of default or termination event under any Interest Rate Agreement or Hydrocarbon Hedge Agreement) which is outstanding in a principal amount (or termination payment amount or similar amount) of at least $5,000,000 individually or when aggregated with all such Debt of the Borrower, such Guarantor or such Subsidiary so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that for purposes of this paragraph (d), the “principal amount” of the obligations in respect of Hedging Contracts at any time shall be the aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Contracts were terminated at such time;
     (e) Insolvency.
     (i) The Borrower, any Guarantor or any of their respective Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;
     (ii) The Borrower, any Guarantor or any of their respective Subsidiaries shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (F) take any corporate action for the purpose of effecting any of the foregoing; or
     (iii) A proceeding or case shall be commenced, without the application or consent of the Borrower, any Guarantor or any of their respective Subsidiaries, as applicable, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any Guarantor or any of their respective Subsidiaries of all or any substantial part of its respective assets, (C) similar relief in respect of the Borrower, any Guarantor or any of their respective Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, or (D) an order for relief against the Borrower, any Guarantor or any of their respective Subsidiaries shall be entered in an involuntary case under the Federal Bankruptcy Code;
     (f) Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower, any Guarantor or any of their respective Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (g) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan’s vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $5,000,000 (or in the case of a Termination Event involving the withdrawal of a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer’s proportionate share of such excess shall exceed such amount);
     (h) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $5,000,000;
     (i) Change in Control. A Change in Control shall have occurred;

     (j) Borrowing Base. Any failure to cure any Borrowing Base deficiency in accordance with Section 2.05;
     (k) Loan Documents. Any material provision of any Loan Document shall for any reason cease to be valid and binding on the Borrower or a Guarantor or any of their respective Subsidiaries or any such Person shall so state in writing; or
     (l) Security Instruments. (i) The Administrative Agent shall fail to have an Acceptable Security Interest in any material portion of the Collateral as determined by the Administrative Agent or (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by the Borrower, any Guarantor or any of their respective Subsidiaries.
     Section 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,
     (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender and each Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;
     (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations; and
     (c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of itself, the Issuing Lenders and the Lenders by appropriate proceedings.
     Section 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,
     (a) (i) the obligation of each Lender and each Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;
     (b) the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations; and
     (c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of itself, the Issuing Lenders and the Lenders by appropriate proceedings.
     Section 7.04 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Issuing Lender or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent, such Issuing Lender or such Lender, and the other Loan Documents, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand under this Agreement, such Notes, or such other Loan Documents, and although such obligations may be unmatured. The Administrative Agent, each Issuing Lender and each Lender agrees to promptly notify the Borrower after any such set-off and application made by the Administrative Agent, such Issuing Lender or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, each Issuing Lender and each Lender under this Section 7.04 are in addition to any other rights and remedies (including other rights of set-off) that the Administrative Agent, such Issuing Lender or such Lender may have.
     Section 7.05 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent, the Issuing Lenders and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.
     Section 7.06 Application of Proceeds. From and during the continuance of any Event of Default, any monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Obligations, shall be applied in the following order:
     (a) First, to the payment of all amounts, including costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Obligations, due to the Administrative Agent under any of the expense reimbursement or indemnity provisions of this Agreement or any other Loan Document, any Security Instrument, or other collateral documents, and any applicable law;
     (b) Second, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of the Obligations then due and payable, including Obligations with respect to Letters of Credit and any Obligations of the Borrower or its Subsidiaries owing to any Swap Counterparty under any Hedge Contract; and
     (c) Third, the remainder, if any, to the Borrower, its Subsidiaries, their respective successors or assigns, or such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
ARTICLE VIII
THE ADMINISTRATIVE AGENT AND THE ISSUING LENDERS
     Section 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Loan Document, or applicable law.
     Section 8.02 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or its Subsidiaries or to inspect the Property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.
     Section 8.03 The Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders.
     Section 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
     Section 8.05 Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT AND SUCH ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT OR SUCH ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT’S AND SUCH ISSUING LENDER’S OWN NEGLIGENCE), AND INCLUDING ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S OR SUCH ISSUING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE

AGENT AND EACH ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT OR SUCH ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER. To the extent that the indemnity obligations provided in this Section 8.05 are for the benefit of the Administrative Agent as the named secured party under the Liens granted under the Security Instruments, each Lender hereby agrees that if such Lender ceases to be a Lender hereunder but Obligations owing to such Lender or an Affiliate of such Lender continue to be secured by such Liens, then such Lender shall continue to be bound by the provisions of this Section 8.05 until such time as such Obligations have been satisfied or terminated in full. In such event, in determining the pro rata shares under this Section 8.05, the Lenders shall include the aggregate amount (giving effect to any netting agreements) that would be owing to such Swap Counterparty if such Hedge Contracts were terminated at the time of determination.
     Section 8.06 Successor Administrative Agent and Issuing Lenders. The Administrative Agent or any Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders upon receipt of written notice from the Required Lenders to such effect. Any Issuing Lender designated in writing by the Borrower as provided in the definition of “Issuing Lender” may be removed at any time with or without cause by the Borrower. Upon receipt of notice of any such resignation or removal (other than a removal of an Issuing Lender by the Borrower), the Required Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, if any Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Required Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Issuing Lender’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent or Issuing Lender, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.00 and, in the case of the Issuing Lender, a Lender. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring

Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent’s or Issuing Lender’s resignation or removal hereunder as Administrative Agent or Issuing Lender, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Loan Documents.
     Section 8.07 Additional Agents. Neither the Syndication Agent nor the Documentation Agent referred to on the cover of this Agreement shall have any duties, obligations or liabilities in their respective capacities as agents.
     Section 8.08 Collateral Matters.
     (a) Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Instruments which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Instruments. Administrative Agent is further authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action (other than enforcement actions requiring the consent of, or request by, the Required Lenders as set forth in Section 7.02 or Section 7.03 above) in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable law. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (a).
     (b) Each Secured Party irrevocably authorizes Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) upon termination of the Commitments, termination or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender have been made), and payment in full of all Obligations payable under this Agreement, under any other Loan Document and termination of all Hedge Contracts with any Swap Counterparty (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made; provided that, unless a Swap Counterparty notifies the Administrative Agent in writing at least 2 Business Days prior to the expected termination of the Commitments that such arrangements have not been made, then solely for purposes of this clause (b), it shall be deemed that such satisfactory arrangements have been made); (ii) constituting Property sold or to be sold or otherwise disposed of as part of or in connection with any disposition permitted under this Agreement or the other Loan Documents; (iii) constituting Property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Borrower or any Subsidiary under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; or (v) if approved, authorized or ratified in writing by the applicable Required Lenders or all the Lenders, as the case may be, as required by Section 9.01. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.08.

By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (b).
ARTICLE IX
MISCELLANEOUS
     Section 9.01 Amendments, Etc.
     (a) No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Borrowing Base, the Conforming Borrowing Base or the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Loan Document, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or extend the Maturity Date or the Commitment Termination Date, (e) change the percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document, (f) amend Section 2.11 or this Section 9.01, (g) amend the definition of “Required Lenders,” (h) release any Guarantor from its obligations under any Guaranty, except to the extent such release is permitted under Section 8.08(b), (i) permit the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other Person or amend Section 6.04(a), or (j) release all or substantially all of the Collateral securing the Obligations, except to the extent such release is permitted under Section 8.08(b); and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Issuing Lenders in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuing Lenders, as the case may be, under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that neither the Commitment of such Lender nor the Borrowing Base may be increased and the Commitment may not be extended without the consent of such Lender.
     (b) No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Hedge Contracts.
     Section 9.02 Notices, Etc. All notices and other communications shall be in writing (including telecopy) and mailed by certified mail, return receipt requested, telecopied, hand delivered, or delivered by a nationally recognized overnight courier, at the address for the appropriate party specified in Schedule I or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when so mailed, telecopied, or hand delivered or delivered by a nationally recognized overnight courier, be effective when received if mailed, when telecopy transmission is completed, or when delivered by such messenger or courier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.
     Section 9.03 No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent, or any Issuing Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 9.04 Costs and Expenses. The Borrower agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, waiver, delivery, administration, modification, and amendment of this Agreement, the Notes, the Guaranties, and the other Loan Documents including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and (b) all out-of-pocket costs and expenses, if any, of the Administrative Agent, each Issuing Lender, and each Lender (including reasonable counsel fees and expenses of the Administrative Agent, each Issuing Lender, and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, the Guaranties, and the other Loan Documents.
     Section 9.05 Binding Effect. Subject to the terms of Article III, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Lender, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.
     Section 9.06 Lender Assignments and Participations.
     (a) Assignments. Any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender’s rights and obligations assigned under this Agreement and shall be an equal percentage with respect to both its obligations owing in respect of the Commitments and the related Advances and Letters of Credit, (ii) the amount of the Commitments and Advances of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender, not less than $3,000,000 and shall be an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the

Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $3,500 administrative fee (provided that the Administrative Agent may waive such fee). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof (unless the Administrative Agent agrees otherwise), (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
     (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
     (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A: (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Promptly after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes (A) if such Eligible Assignee has acquired a Commitment, a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and (B) if such Lender has retained any Commitment hereunder, a new Note to the order of such Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit E.
     (e) Participations. Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (v) such Lender shall not require the participant’s consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, releasing all or substantially all of any Collateral, permitting the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other, postponement of any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or extensions of the Maturity Date or the Commitment Termination Date. The Borrower hereby agrees that participants shall have the same rights under Sections 2.12, 2.13, 2.14(c), and 9.07 as a Lender to the extent of their respective participations.
     Section 9.07 Indemnification. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE LENDERS, EACH ISSUING LENDER, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (A) INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE OR

STRICT LIABILITY, (B) INCLUDING WITHOUT LIMITATION ENVIRONMENTAL CLAIMS AND ANY LIABILITIES ARISING UNDER ENVIRONMENTAL LAW, AND (C) INCLUDING WITHOUT LIMITATION ANY SUCH OTHER LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES RESULTING FROM ANY LITIGATION, LEGAL PROCEEDING OR OTHER TYPE OF ACTION, REGARDLESS OF WHETHER ANY PARTY BEING INDEMNIFIED IS PARTY TO SUCH LITIGATION, LEGAL PROCEEDING OR OTHER ACTION, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.
     Section 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 9.09 Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.12, 2.13, 2.14(c), 9.04, and 9.07 and all of the obligations of the Lenders in Section 8.05 shall survive any termination of this Agreement and repayment in full of the Obligations.
     Section 9.10 Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
     Section 9.11 Business Loans. The Borrower warrants and represents that the Loans evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time to time in effect.
     Section 9.12 Governing Law; Submission to Jurisdiction.
     (a) This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect. Each Letter of Credit shall be governed by either the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007 version) or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the applicable Issuing Lender).
     (b) The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address set forth in this Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.
     Section 9.13 Confidentiality. In the event that the Borrower or any of its Subsidiaries provides to the Administrative Agent or the Lenders confidential information belonging to the Borrower or such Subsidiary, which the Borrower or any Subsidiary shall designate in writing as “confidential”, the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the usual care that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower’s information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower’s or such Subsidiary’s consent, (vii) must be disclosed either pursuant to any Legal Requirement or to Persons regulating the activities of the Administrative Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Administrative Agent or a Lender may disclose any such information to any other Lender, any Affiliate of any Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower and each of its Subsidiaries waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 9.13.
     Section 9.14 Restatement. This Agreement amends and restates the Existing Agreement in its entirety. The Borrower hereby agrees that (a) the Debt outstanding under the Existing Agreement and the Loan Documents (as defined in the Existing Agreement; together with the Existing Agreement, the “Existing Loan Documents”) and all accrued and unpaid interest thereon and (b) all accrued and unpaid fees under the Existing Loan Documents shall be deemed to be outstanding under and governed by this Agreement. The Borrower hereby acknowledges, warrants, represents and agrees that this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Existing Loan Documents. Each Lender (which is a Lender under the Existing Loan Documents) hereby waives any requirements for notice of prepayment, minimum amounts of prepayments of the loans thereunder, ratable reductions of the commitments of Lenders under the Existing Loan Documents and ratable payments on account of the principal or interest of any loan under the Existing Loan Documents to the extent that any such prepayment, reductions or payments are required to ensure that, upon the effectiveness of this Agreement, the loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Pro Rata Share. Each Lender hereby authorizes the Administrative Agent and the Borrower to request Borrowings from the Lenders, to make prepayment of the loans under the Existing Loan Documents and to reduce the commitments under the Existing Loan Documents among Lenders in order to ensure that, upon the effectiveness of this Agreement, the Credit Extensions of the Lenders shall be outstanding on a ratable basis in accordance with their respective Pro Rata Share.
     Section 9.15 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS, THE ISSUING LENDERS AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     Section 9.16 USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     Section 9.17 Obligations as Senior Indebtedness; Senior Secured Debt. It is the intent of all the parties hereto that all of the Obligations arising under this Agreement and the other Loan Documents shall constitute (and to the extent, if any, required are hereby designated by Borrower to constitute) “Senior Indebtedness” and “Senior Secured Debt” as such terms are defined in the 2010 Senior Notes Indenture. This Agreement and the other Loan Documents represent the “Senior Secured Credit Facility”, as defined in the 2010 Senior Notes Indenture. Notwithstanding the foregoing, the acknowledgment of intent contained in this Section 9.17 shall not be deemed to modify or amend any provision of this Agreement or any of the other Loan Documents.
     Section 9.18 Notices of Swap Counterparty. Each Lender (other than the Lender serving as the Administrative Agent) shall provide to the Administrative Agent prompt written notice of any Hedge Contract entered into by such Lender or any of its Affiliates with the Borrower or any Guarantor.
     Section 9.19 ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE LOAN DOCUMENTS, AND ANY HEDGE CONTRACTS WITH SWAP COUNTERPARTIES, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of this page intentionally left blank. Signature page follows.]

EXECUTION VERSION
     EXECUTED as of the date first above written.

BORROWER: CALLON PETROLEUM COMPANY
By:
Rodger W. Smith
Vice President and Treasurer

ADMINISTRATIVE AGENT/ ISSUING LENDER: UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and as an Issuing Lender
By:
Damien Meiburger
Senior Vice President

Signature page to Credit Agreement
(Callon Petroleum Company)

EXECUTION VERSION

LENDERS: UNION BANK OF CALIFORNIA, N.A.
By:
Damien Meiburger
Senior Vice President

Signature page to Credit Agreement
(Callon Petroleum Company)

EXECUTION VERSION

CAPITAL	ONE, N.A.

By:

Name:

Title:

Signature page to Credit Agreement
(Callon Petroleum Company)

EXECUTION VERSION

REGIONS BANK
By:
William A. Philipp
Vice President

Signature page to Credit Agreement
(Callon Petroleum Company)

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
Exhibit A — Assignment and Assumption
Second Amended and Restated Credit Agreement

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Callon Petroleum Company

4.	Administrative Agent:	Union Bank of California, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	Second Amended and Restated Credit Agreement dated September 25, 2008 among Borrower, the Lenders party thereto from time to time, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender

6.	Assigned Interest[s]:

			Aggregate Amount	Amount of
			of Commitments	Commitment/	Percentage Assigned
		Facility	/Advances for all	Advances	of Commitment/	CUSIP
Assignor[s]	Assignee[s]	Assigned	Lenders	Assigned[5]	Advances[6]	Number
			$	$	%
			$	$	%
			$	$	%

7.	Trade Date:	[7]
Effective Date:                           , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]8
[NAME OF ASSIGNOR]

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.

[7]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

[8]	Add additional signature blocks as needed.
Exhibit A — Assignment and Assumption
Second Amended and Restated Credit Agreement

By:

Name:

Title:

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:

Name:

Title:

[NAME OF ASSIGNEE]

By:

Name:

Title:

Exhibit A — Assignment and Assumption
Second Amended and Restated Credit Agreement

[Consented to and] [9] Accepted:

UNION BANK OF CALIFORNIA, N.A.,as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

[Consented to:] [10]

CALLON PETROLEUM COMPANY,a Delaware corporation

By:

Name:

Title:

[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[10]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
Exhibit A — Assignment and Assumption
Second Amended and Restated Credit Agreement

Annex 1
To Exhibit A — Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.06 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.06 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it
Exhibit A — Assignment and Assumption
Second Amended ad Restated Credit Agreement

will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.
Exhibit A — Assignment and Assumption
Second Amended and Restated Credit Agreement

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
FOR THE PERIOD FROM                     , 200__ TO                     , 200__
          This certificate dated as of                                         ,                      is prepared pursuant to the Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among Callon Petroleum Company, a Delaware corporation (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), and Union Bank of California, N.A., as administrative agent and as issuing lender for the Lenders. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.
          The undersigned hereby certifies that:
(a)	the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects as if made on this date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case they are true and correct as of such date);

[(b)	no Default has occurred and is continuing;]
[(b) the following Default[s] or Event[s] of Default exist as of the date hereof or have occurred since the date of the Borrower’s previous certification to the Agent, if any, and the actions set forth below are being taken to remedy such circumstances:
                                                            ;]
(c) that as of the last day of the previous fiscal quarter the following statements, amounts, and calculations were true and correct:
I.	Current Ratio—Section 6.21.

(a) current assets of the Borrower and its consolidated Subsidiaries[1]	$

(b) Unused Commitment Amount	$

(c) cash deposited with hedging counterparties	$

(d) assets representing a valuation account arising from the application of SFAS 133 and 143	$

(e) current portion of any deferred tax asset	$

[1]	As reflected in the financials statements delivered with this Certificate.
Exhibit B — Form of Compliance Certificate
Second Amended and Restated Credit Agreement

(f) current assets = (a) + (b) - (c) - (d) - (e) =	$

(g) current liabilities of Borrower and its consolidated Subsidiaries[2]	$

(h) the current portion of long-term Debt permitted under the Credit Agreement and current maturities of the 2010 Senior Notes and the CIECO Debt	$

(i) liabilities representing a valuation account arising from the application of SFAS 133 and 143	$

(j) current portion of any tax deferred obligations	$

(k) current liabilities = (g) - (h) - (i) - (j) =	$

Current Ratio:	(e) to (k)

Actual Current Ratio:	____ to ____

Minimum Current Ratio:	1.00 to 1.00

COMPLIANCE?	YES NO
II.	Leverage Ratio-Section 6.22.

(a) all Funded Debt of the Borrower and its consolidated Subsidiaries[3] =	$

(b) EBITDAX[4] =	$

(i) + (ii) + (iii) + (vi) + (v) + (vi) + (vii) + (viii) - (ix) for the Borrower and its Subsidiaries:

(i) consolidated Net Income[5]	$

[2]	As reflected in the financials statements delivered with this Certificate.

[3]	As reflected in the financials statements delivered with this Certificate.

[4]	For the four fiscal quarter period then ended, adjusted on a pro forma basis for properties acquired during such period as provided in the Credit Agreement.

[5]	The net income (or loss) for such period after taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all
Exhibit B — Form of Compliance Certificate
Second Amended and Restated Credit Agreement

(ii) Interest Expense[6]	$

(iii) income taxes[7]	$

(vi) exploration expenses[6]	$

(v) depreciation[6]	$

(vi) amortization[6]	$

(vii) depletion[6]	$

(viii) other non-cash charges[8]	$

(ix) other non-cash income[9]	$

Leverage Ratio:	(a) to (b)
Actual Leverage Ratio:	____ to ____
Maximum Leverage Ratio :	4.00 to 1.00
COMPLIANCE?	YES NO
III.	Interest Coverage Ratio—Section 6.23.

(a) EBITDAX = See 2(b) above =	$

(b) Interest Expense = See 2(b)(ii) above =	$

Interest Coverage Ratio:	(a) to (b)
Actual Interest Coverage Ratio:	____ to ____

securities)other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

[6]	To the extent deducted in determining Net Income. Interest expense is the total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases, and net costs under Hedge Contracts, all as determined in conformity with GAAP, adjusted on a pro forma basis as provided in the Credit Agreement.

[7]	To the extent deducted in determining Net Income.

[8]	To the extent deducted in determining consolidated Net Income and including (i) any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and (ii) non-cash charges resulting from the requirements of SFAS 133 or 143.

[9]	To the extent included in determining such consolidated Net Income and including non-cash income resulting from the requirements of SFAS 133 or 143.
Exhibit B — Form of Compliance Certificate
Second Amended and Restated Credit Agreement

Minimum Interest Coverage Ratio :	2.50 to 1.00

COMPLIANCE?	YES NO
Exhibit B — Form of Compliance Certificate
Second Amended and Restated Credit Agreement

     IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                     , 20___.

CALLON PETROLEUM COMPANY,
a Delaware corporation

By:

Name:

Title:

Exhibit B — Form of Compliance Certificate
Second Amended and Restated Credit Agreement

EXHIBIT C
FORM OF AMENDED AND RESTATED
GUARANTY AGREEMENT
     This Amended and Restated Guaranty Agreement dated as of September 25, 2008 (this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Union Bank of California, N.A, as administrative agent for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Lender, the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
INTRODUCTION
     A. The Guarantors have previously executed and delivered that certain Guaranty Agreement dated as of June 14, 2004 (the “Existing Guaranty”), which was ratified and reaffirmed in connection with that certain Amended and Restated Credit Agreement dated as of August 30, 2006, as amended heretofore (as so amended, the “Existing Credit Agreement”), among Callon Petroleum Company (“Borrower”), the lenders party thereto from time to time (individually, a “Lender”, and collectively the “Lenders”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and issuing lender (in such capacity, the “Issuing Lender”) for the Lenders.
     B. The Existing Credit Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, the Issuing Lender and the Administrative Agent.
     C. The Guarantors are Subsidiaries of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement, and the other Loan Documents (as defined in the Credit Agreement), and (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Swap Counterparty (as defined in the Credit Agreement).
     D. It is a requirement under the Credit Agreement that each of the Guarantors continue to guarantee the due payment and performance of all Obligations (as defined in the Credit Agreement) by amending and restating in its entirety the Existing Guaranty as set forth herein.
     NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees (a) that the Existing Guaranty is amended and restated in its entirety as follows and (b) further agrees as follows:
     Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.
     Section 2. Guaranty.
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

(a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of (i) all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts required to be provided as collateral, indemnities, expenses or otherwise, and all other amounts owing in respect of the Obligations and (ii) all obligations under this Guaranty (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any of its Subsidiaries to the Administrative Agent, the Issuing Lender or any Lender under the Loan Documents and by the Borrower or any of its Subsidiaries to any Swap Counterparty but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving any Person.
(b) It is the intention of the Guarantors and each Beneficiary that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall not be in excess of the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar Legal Requirements applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by a Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents and any Hedge Contracts with Swap Counterparties (collectively, the “Guaranteed Documents”), regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto but subject to Section 2(b) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Guaranteed Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any Guarantor or any other Person or whether the Borrower, any Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably and unconditionally waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a) any lack of validity or enforceability of any Guaranteed Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Loan Documents or any agreement or instrument relating to Hedge Contract with a Swap
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

Counterparty, or any other amendment or waiver of or any consent to departure from any Loan Document or any agreement or instrument relating to any Hedge Contract with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Guaranteed Documents or any other assets of the Borrower or any other Person;
(e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any other Person;
(f) any failure of any Lender, the Administrative Agent, the Issuing Lender or any other Beneficiary to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lender, any Lender or any other Beneficiary (and each Guarantor hereby irrevocably waives any duty on the part of any Beneficiary to disclose such information);
(g) any signature of any officer of the Borrower being mechanically reproduced in facsimile or otherwise; or
(h) any other circumstance or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.
     Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Beneficiary receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 5. Waivers and Acknowledgments.
(a) Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.
(b) Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower or any Subsidiary of the Borrower contemplated by the Guaranteed Documents (including any Hedge Contracts) and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.
     Section 6. Subrogation. No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Guaranteed Document or otherwise, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the occurrence of the Guaranty Termination (as defined in Section 13 below). If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to Guaranty Termination, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents.
     Section 7. Subordination. Each Guarantor hereby subordinates (in liquidation, dissolution, bankruptcy, reorganization, or otherwise) all sums due and owing to such Guarantor by the Borrower or any other Guarantor, if any, to all sums due and owing to any Beneficiary by the Borrower or any Guarantor. Each Guarantor hereby agrees that no payments shall be made by, or received from, the Borrower or any other Guarantor with respect to any such subordinated obligation owing to such Guarantor, except as permitted under the Credit Agreement.
     Section 8. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

(a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived. Such Guarantor benefits from executing this Guaranty.
(b) Such Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.
(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.
     Section 9. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Beneficiary is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Beneficiary or an Affiliate thereof to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Beneficiary shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Beneficiaries under this Section 9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Beneficiary may have.
     Section 10. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor, the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (a) release any Guarantor from its obligations hereunder except as permitted under Section 8.08(b) of the Credit Agreement (it being understood that waivers and amendments permitted to be made under the Credit Agreement by the Required Lenders with respect to any of the underlying obligations guaranteed hereunder shall not be deemed to release or limit the liability of any Guarantor within the meaning of this clause (a)), (b) postpone any date fixed for payment hereunder in respect of any of the Guaranteed Obligations, or (c) change the percentage of the Lenders required to take any action hereunder.
     Section 11. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.02 of the Credit Agreement and if
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

to a Guarantor, at its address specified on the signature page hereto and if to the Administrative Agent, the Issuing Lender or any Lender, at its address specified in or pursuant to the Credit Agreement, and if to a Swap Counterparty, at its address specified in the applicable Hedge Contract. All such notices and communications shall be effective when delivered, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.
     Section 12. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 13. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until such time when each of the following shall have occurred: (i) the indefeasible payment in full in cash of all Guaranteed Obligations and all other amounts payable under the Loan Documents, (ii) the termination or expiration of all Letters of Credit, (iii) the termination of all Hedge Contracts with the Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made or have been deemed to have to been made under Section 8.08(b) of the Credit Agreement), and (iv) the termination of all the Commitments (such time being referred to herein as the “Guaranty Termination”), (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, the Issuing Lender and each Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.06 of the Credit Agreement, Administrative Agent, the Issuing Lender and each Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Furthermore, when any Swap Counterparty assigns or otherwise transfers any interest held by it under a Hedge Contract to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Lender under this Guaranty only if such Person is also then a Lender or an Affiliate of a Lender. Each Guarantor acknowledges that upon any Person becoming a Lender or the Administrative Agent in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.
     Section 14. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably and unconditionally submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents, and each Guarantor hereby irrevocably and unconditionally agrees that all
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

claims in respect of such action or proceeding may be heard and determined in such court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.
     Section 15. Amendment and Restatement. As to the Guarantors party to the Existing Guaranty, this Guaranty is an amendment and restatement of the Existing Guaranty and is given in renewal and replacement for such Existing Guaranty. Such Guarantors, though not required, hereby consent to the terms of the Credit Agreement.
     Section 16. INDEMNIFICATION. EACH GUARANTOR SHALL INDEMNIFY EACH OF THE BENEFICIARIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, INCLUDING ANY LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES WHICH ARISE OUT OF OR RESULT FROM (A) ANY ACTUAL OR PROPOSED USE BY THE BORROWER, ANY GUARANTOR OR ANY AFFILIATE OF THE BORROWER OR ANY GUARANTOR OF THE PROCEEDS OF THE ADVANCES, (B) ANY BREACH BY THE BORROWER OR ANY GUARANTOR OF ANY PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, (C) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, (D) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES OF THE BORROWER, ANY GUARANTOR OR THE OPERATIONS OR BUSINESS, OF THE BORROWER OR ANY GUARANTOR, INCLUDING ANY MATTER DISCLOSED WITHIN THE CREDIT AGREEMENT, OR (E) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATED TO THE BORROWER’S OR ANY GUARANTOR’S PROPERTIES AND EACH GUARANTOR SHALL REIMBURSE THE BENEFICIARIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 17. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     Section 18. Additional Guarantors. Pursuant to Section 6.15 of the Credit Agreement, each Subsidiary of the Borrower (other than any Entrada Entity, unless CIECO Debt Termination has occurred) that was not in existence on the date of the Credit Agreement is required to enter into this Guaranty as a Guarantor upon becoming a Subsidiary. After the date hereof, upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     Section 19. USA Patriot Act. Each Beneficiary that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any other Beneficiary) hereby notifies the Guarantors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies the Guarantors, which information includes the name and address of the Guarantors and other information that will allow such Beneficiary or the Administrative Agent, as applicable, to identify the Guarantors in accordance with the Act. Following a request by any Beneficiary, Guarantors shall promptly furnish all documentation and other information that such Beneficiary reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
     Section 20. NOTICE OF FINAL AGREEMENTS. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.
     THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY. THIS GUARANTY AND THE GUARANTEED DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

     Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:

CALLON PETROLEUM OPERATING COMPANY,
a Delaware corporation

By:
Name:

Title:

Address for Guarantor:
200 North Canal Street
Natchez, Mississippi 39120
Attention: Rodger W. Smith, Treasurer
Facsimile: 601.446.1410
Telephone: 601 442 1601

ADMINISTRATIVE AGENT:

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent

By:

Damien Meiburger
Senior Vice President
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

Annex 1 to the Amended and
Restated Guaranty Agreement
     SUPPLEMENT NO. ___ dated as of                     (the “Supplement”), to the Amended and Restated Guaranty Agreement dated as of September 25, 2008 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), executed by each of the subsidiaries party thereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of Callon Petroleum Company, a Delaware corporation (the “Borrower”), in favor of Union Bank of California, N.A., as administrative agent for the benefit of the Beneficiaries (as defined in the Guaranty Agreement).
     A. Reference is made to the Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and issuing lender (in such capacity, the “Issuing Lender”) for the Lenders.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement or the Credit Agreement.
     C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue Letters of Credit. Pursuant to Section 6.15 of the Credit Agreement, any new Subsidiaries of the Borrower (other than any Entrada Entity, unless CIECO Debt Termination has occurred) are required to enter into the Guaranty Agreement as Guarantors. Section 18 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Advances and the Issuing Lender to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.
     Accordingly, the Administrative Agent and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 18 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. The New Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Supplement or the Guaranty and the other Guaranteed Documents, and the New Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The New Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth on the signature page hereof. The New Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
     SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.
     SECTION 9. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.
     THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY. THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER GUARANTEED DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:

Name:

Title:

Address:

UNION BANK OF CALIFORNIA, N.A., as
Administrative Agent

By:

Name:

Title:

Exhibit C — Form of Guaranty
Second Amended and Restated Credit Agreement

EXHIBIT D
FORM OF MORTGAGE
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
AMENDED AND RESTATED MORTGAGE, DEED OF TRUST, ASSIGNMENT OF
PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.
A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE TRUSTEE OR MORTGAGEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST
FROM
CALLON PETROLEUM OPERATING COMPANY
(Mortgagor, Debtor and Grantor)
TO
Damien Meiburger, as Trustee for the benefit of
UNION BANK OF CALIFORNIA, N.A., as Administrative Agent
(Mortgagee, Secured Party and Grantee)
September 25, 2008
For purposes of filing this Deed of Trust as a financing statement, the mailing address for Debtor is 200 North Canal Street, Natchez, MS 39120. Debtor’s jurisdiction of organization is the State of Delaware, and its organizational number is 2018366. The mailing address of Mortgagee is 500 N. Akard Street, Suite 4200, Dallas, Texas 75201.
***********************************
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

This instrument, prepared by Christina Stegemoller, Bracewell & Giuliani LLP, 711 Louisiana, South Tower Pennzoil Place, Suite 2300, Houston, Texas 77002, (713) 221-3316, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.
     Attention Recording Officer: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in the State of Texas. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.
RECORDED DOCUMENT SHOULD BE RETURNED TO:
BRACEWELL & GIULIANI LLP
711 Louisiana, South Tower Pennzoil Place, Suite 2300
Houston, Texas 77002
Attn: Tiffany Marquez
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

AMENDED AND RESTATED MORTGAGE, DEED OF TRUST, ASSIGNMENT OF
PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT
     WHEREAS, this instrument (the “Deed of Trust”) is made as of September 25, 2008 (the “Effective Date”) and executed and delivered by Callon Petroleum Operating Company, a Delaware corporation (“Mortgagor”), to Damien Meiburger as Trustee, for the benefit of Union Bank of California, N.A., in its capacity as the administrative agent under the Credit Agreement (as hereinafter defined) and on behalf of the Beneficiaries (as hereinafter defined) (the “Mortgagee”). The addresses of Mortgagor, Mortgagee, and the Trustee appear in Section 7.13 of this Deed of Trust.
     WHEREAS, this Deed of Trust is executed in connection with, and pursuant to the terms of, the Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”) among Callon Petroleum Company, a Delaware corporation (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), the issuing lenders party thereto from time to time (the “Issuing Lenders”), and Union Bank of California, N.A., as administrative agent for the Lenders (the “Administrative Agent”, and in such capacity, for the benefit of the Beneficiaries (as defined below), the “Mortgagee”).
     WHEREAS, the Borrower was previously party to that certain Amended and Restated Credit Agreement dated as of August 30, 2006, as heretofore amended (as so amended, the “Previous Credit Agreement”) among the Borrower, the lenders party thereto from time to time, and Union Bank of California, N.A., as administrative agent and issuing lender.
     WHEREAS, in order to secure the full and punctual payment and performance of the Borrower’s obligations under the Previous Credit Agreement, Mortgagor has previously executed and delivered the mortgages or deeds of trust and the supplements, amendments, and assignments thereto as described in Schedule 1 attached hereto (the “Existing Deed of Trust”), and has granted a mortgage lien and continuing security interest in and to the Mortgaged Property (as defined in the Existing Deed of Trust).
     WHEREAS, the Borrower has agreed to amend and restate the Previous Credit Agreement in its entirety by executing and entering into the Credit Agreement.
     WHEREAS, in connection with the Credit Agreement, the Borrower, the Mortgagor or any other Guarantor (as defined in the Credit Agreement and together with the Borrower, the Mortgagor and any Guarantors, the “Obligors” and individually, an “Obligor”) may from time-to-time enter into one or more Hedge Contracts (as defined in the Credit Agreement) with a Swap Counterparty (as defined in the Credit Agreement, and together with the Lenders, Mortgagee, Administrative Agent, and Issuing Lenders being collectively referred to herein as the “Beneficiaries”).
     WHEREAS, the Mortgagor will directly or indirectly benefit from such Hedge Contracts entered into by it or any other Obligor with any Swap Counterparty.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee (a) wish to amend the Existing Deed of Trust in certain respects and restate the entire Existing Deed of Trust as a restatement of the original grant of the Existing Deed of Trust as of the Effective Date and not as a novation or a new grant of mortgage, as provided herein (notwithstanding the foregoing, in the event any liens or security interests granted by the Existing Deed of Trust have been terminated, lapsed or otherwise invalidated, then this Deed of Trust shall be a new grant of mortgage according to the terms and provisions provided herein) and (b) hereby agree as follows:
ARTICLE I
Definitions
     1.1 “Collateral” means the Realty Collateral, Personalty Collateral and Fixture Collateral.
     1.2 “Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, gathering, transportation, processing, treating or sale or other disposition of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.
     1.3 “Event of Default” shall have the meaning set forth in Article V hereof.
     1.4 “Fixture Collateral” means all of Mortgagor’s interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.
     1.5 “Fixture Operating Equipment” means any of the items described in the first sentence of Section 1.11 which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.
     1.6 “Hydrocarbon Interests” means rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, mineral term interests, subleases, farm-outs, overriding royalty and royalty interests, net profit interests, carried interests, back-in interests, reversionary interests, production payment interests, and other similar mineral interests, including any reserved or residual interests of whatever nature.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

     1.7 “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.
     1.8 “Note” means the “Note” as that term is defined in the Credit Agreement.
     1.9 “Obligations” means
     (a) The “Obligations”, as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes;
     (b) All other indebtedness, obligations, and liabilities of Borrower or any other Obligor arising under the Credit Agreement, this Deed of Trust, any Guaranty, any of the other Loan Documents, or any Hedge Contract with a Beneficiary;
     (c) All other indebtedness, obligations and liabilities of any kind of Borrower or any other Obligor owing to any of the Beneficiaries now existing or hereafter arising under or pursuant to any Loan Document or any Hedge Contract with a Beneficiary, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;
     (d) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Beneficiaries (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Beneficiary charged at the Reimbursement Rate;
     (e) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Beneficiaries to Borrower or any other Obligor under or pursuant to any Loan Document or any Hedge Contract with a Beneficiary, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Beneficiary at the time of such events; and
     (f) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor or any other Obligor executes any agreement or instrument.
     1.10 “Oil and Gas Property” or “Oil and Gas Properties” means (a) the Hydrocarbon Interests described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests warranted in Exhibit A and any reversionary or carried interests relating to any of the foregoing; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

pooled units and the units created thereby that may affect all or any portion of the Hydrocarbon Interests, including without limitation, all production units, and drilling and spacing units (and the Properties covered thereby), those units, if any, which may be described or referred to on Exhibit A and any other units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority; (d) the surface leases and easements described in Exhibit A, if any exist; (e) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts; (f) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (h) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the interests described in clause (a) above, and (i) all tenements, hereditaments, appurtenances and Properties, whether now existing or hereafter obtained, but in any manner appertaining, belonging, affixed or incidental to in connection with any of the aforesaid.
     1.11 “Operating Equipment” means, whether now owned or hereafter acquired, the following owned by the Mortgagor: all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties or on lands pooled or unitized therewith or otherwise related to the Oil and Gas Properties which are used or are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, disposal wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating, processing and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.
     1.12 “Personalty Collateral” means all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other “as-extracted” collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale, use or delivery of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

Collateral and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Beneficiary, including Mortgagor’s operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.
     1.13 “Property” or “Properties” means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.
     1.14 “Realty Collateral” means all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor’s interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).
     1.15 “Reimbursement Rate” means a per annum rate equal to the lesser of (a) the Maximum Rate and (b) the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect during an Event of Default.
     1.16 “Security Termination” means such time at which each of the following events shall have occurred on or prior to such time: (a) the indefeasible payment in full of all Obligations in cash and all other amounts payable under the Loan Documents, (b) the termination or expiration of all Letters of Credit, (c) the termination of all Hedge Contracts with the Beneficiaries (other than Hedge Contracts with any Beneficiary with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made or have been deemed to have to been made under the terms of the Credit Agreement), and (d) the termination of all the Commitments.
     1.17 All other capitalized terms defined in the Credit Agreement which are used in this Deed of Trust and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. As used herein, the term “including” means “including, without limitation”. Exhibit A when referenced herein includes any subparts thereof (e.g. Exhibit “A-1”, Exhibit “A-2”).
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

ARTICLE II
Creation of Security
     2.1 Conveyance and Grant of Lien. In consideration of the advances or extensions by the Beneficiaries to the Borrower of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust hereby REGRANTS, RECONVEYS, RESELLS, RETRANSFERS, REASSIGNS AND CONFIRMS with a general warranty of title and, to the extent not previously granted, conveyed, sold, transferred, assigned or confirmed under the Existing Deed of Trust, Mortgagor does hereby GRANT, CONVEY, SELL, TRANSFER, ASSIGN AND CONVEY with a general warranty of title, for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Collateral unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of Mortgagee on behalf of the Beneficiaries.
     TO HAVE AND TO HOLD the Collateral unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of the Mortgagee on behalf of the Beneficiaries, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust. Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Collateral unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof.
     Subject, however, to the condition that none of the Mortgagee nor the other Beneficiaries shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral. Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the proration units. It is Mortgagor’s intention that this instrument cover Mortgagor’s entire right, title and interest in the lands, leases, units and other interests set forth in Exhibit A.
     2.2 Security Interest. For the same consideration and to further secure the Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Beneficiaries a security interest in and to the Collateral, except that for purposes of this security interest, the term Collateral shall not include the Excluded Contracts. As used in this Section 2.3, the term “Excluded Contracts” means any Contract to which the Mortgagor is a party to the extent (but only to the extent) that the Mortgagor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of (a) an existing and enforceable negative pledge or anti-assignment provision or (b) applicable law or regulation to which the Mortgagor is subject; provided, however, that any such Contract shall automatically cease to be an “ Excluded Contract” hereunder (and shall automatically be subject to the lien and security interest granted herein and to the terms and provisions of this Deed of Trust as a “Collateral”), to the extent that (1) either of the prohibitions discussed in clause (a) and (b) above is ineffective or subsequently rendered ineffective under Sections 9.406,
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

9.407, 9.408 and 9.409 of the Uniform Commercial Code in effect in the State of Texas or any other Legal Requirement or is otherwise no longer in effect, or (2) the Mortgagor has obtained the consent of the other parties to such Contract to the creation of a lien and security interest in such Contract (which consent, upon the reasonable request of the Trustee or Mortgagee, the Mortgagor will use its commercial reasonable efforts to obtain), and (z) any proceeds received by the Mortgagor from the sale, transfer or other disposition of such Contracts shall constitute Collateral unless any assets or property constituting such proceeds are themselves subject to the exclusions set forth in this Section 2.3.
     2.3 Assignment of Liens and Security Interests. For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Beneficiaries any security interests held by Mortgagor arising under Section 9.343(a) of the Texas Business and Commerce Code and the Liens granted to Mortgagor pursuant to Section 9.343(d) attributable to the interest of Mortgagor in the Hydrocarbons.
ARTICLE III
Proceeds from Production
     3.1 Assignment of Production.
     (a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby absolutely and unconditionally assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. Dallas, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor’s interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.
     (b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.
     (c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Beneficiaries, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the rights as herein to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor’s use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee. None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee. Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.
     (d) Subject to the provisions of subsection (f) below, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Mortgagee of the proceeds assigned.
     (e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.
     (f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and is continuing, Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom, as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.
     (g) At any time an Event of Default has occurred and is continuing, (i) Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein and (ii) Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor’s interests as represented therein.
     (h) Mortgagee shall have the right at Mortgagee’s election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to protect the interests of Mortgagee or Mortgagor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Mortgagor. At any time an Event of Default has occurred and is
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

continuing, (i) Mortgagee shall have the right at Mortgagee’s election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Mortgagor and (ii) should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee in accordance with this Article III, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure or other remedies hereunder.
     (i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.
     3.2 Application of Proceeds. All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.06 of the Credit Agreement.
     3.3 Mortgagor’s Payment Duties. Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor’s absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.
     3.4 Liability of Mortgagee. Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.
     3.5 Actions to Effect Assignment. Subject to the provisions of Section 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Deed of Trust, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of this assignment; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever. In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments. All expenses incurred by the Trustee or Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby. If under any existing Contracts
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter directly to Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor’s interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor’s hands for the benefit of the Mortgagee, and shall be immediately paid over to Mortgagee.
     3.6 Power of Attorney. Without limitation upon any of the foregoing, Mortgagor hereby irrevocably designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to, at any time that an Event of Default exists, execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents. The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president or a vice president of Mortgagee. The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred. Any Persons dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Security Termination has occurred.
     3.7 Indemnification. Mortgagor agrees to indemnify Mortgagee, the Trustee and the other Beneficiaries, and each of their respective directors, officers, employees, and agents (collectively, the “Indemnified Parties”) from, and discharge, release and hold each of them harmless against any and all losses, damages, claims, actions, liabilities, judgments, costs, attorneys fees or other charges of whatsoever kind or nature (hereafter referred to as "Claims”) made against, imposed on, incurred by or asserted against any of them as a consequence of the assertion either before or after the payment in full of the Obligations that any of the Indemnified Parties received Hydrocarbons or proceeds pursuant to this Deed of Trust or pursuant to any right to collect proceeds directly from account debtors which are claimed by third persons. The Indemnified Parties will have the right to employ attorneys and to defend against any such Claims and unless furnished with reasonable indemnity, the Indemnified Parties will have the right to pay or compromise and adjust all such Claims. Mortgagor will indemnify and pay to the Indemnified Parties all such amounts as may be paid in respect thereof, or as may be successfully adjudicated against any of the Indemnified Parties. The indemnity under this Section shall apply to Claims arising or incurred by reason of the Person being indemnified’s own negligence but shall not apply to Claims determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Person being
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

indemnified. The liabilities of Mortgagor as set forth in this section 3.7 shall survive the termination of this Deed of Trust.
ARTICLE IV
Mortgagor’s Warranties and Covenants
     4.1 Payment of Obligations. Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Deed of Trust.
     4.2 Representations and Warranties. Mortgagor represents and warrants as follows:
     (a) Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.
     (b) Title to Collateral. Mortgagor has good and defensible title to its Properties constituting Realty Collateral, and good title to its Properties constituting Personalty and Fixture Collateral, in each case, free from all Liens other than Permitted Liens. The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all respects. There are no “back-in” or “reversionary” interests held by third parties which could reduce the interests of Mortgagor in the Oil and Gas Properties except as set forth on Exhibit A. No operating or other agreement to which Mortgagor is a party or by which Mortgagor is bound affecting any part of the Collateral requires Mortgagor to bear any of the costs relating to the Collateral greater than the leasehold interest of Mortgagor in such portion of the Collateral.
     (c) Production Burdens, Taxes, Expenses and Revenues. Except as otherwise permitted under, or as qualified by, the Credit Agreement, (i) all rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid, (ii) all taxes have been properly and timely paid, (iii) all expenses payable under the terms of the Contracts have been properly and timely paid, and (iv) all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense. Mortgagor’s ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby and after giving full effect to the agreements or instruments set forth on attached Exhibit A, and any other instruments or agreements affecting Mortgagor’s ownership of such Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.
     (d) Drilling Obligations. There are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect, except for oil and gas leases and term assignments that are still within their primary term (each of which will require drilling operations to perpetuate it beyond its primary term) and the standard provision in certain oil and gas leases and term assignments that requires either production or operations to perpetuate each respective lease after the expiration of its primary term.
     (e) Compliance with Laws. To the extent required by the Credit Agreement, all wells on or attributable to the Oil and Gas Properties have been drilled, completed and operated, and all production therefrom has been accounted for and paid to the Persons entitled thereto, in compliance with all applicable federal, state and local laws and applicable rules and regulations of the federal, state and local regulatory authorities having jurisdiction thereof. Specifically in this connection, none of the wells on or attributable to the Oil and Gas Properties (or Properties unitized therewith) are deviated from the vertical more than the maximum permitted by any applicable law, rules or regulation and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).
     (f) Regulatory Filings. To the extent required by the Credit Agreement, all necessary regulatory filings have been properly made in connection with the drilling, completion and operation of the wells on or attributable to the Oil and Gas Properties and all other operations related thereto.
     (g) Allowables. To the extent required by the Credit Agreement, all production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made in accordance with any applicable allowances (plus permitted tolerances) imposed by any Governmental Authorities, except to the extent that the right of operation of such Oil and Gas Properties is vested in others, in which case, the Mortgagor has exercised its best efforts to cause such operator to produce and sell Hydrocarbons in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.
     (h) Refund Obligations. Mortgagor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any refund obligation in any material respect.
     (i) Mortgagor’s Address. The address of Mortgagor’s place of business, residence, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Mortgagor’s place of business,
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

residence, chief executive office and office where it keeps such records and no change of Mortgagor’s name during the four months immediately preceding the Effective Date. Mortgagor hereby represents and warrants that its organizational number is 2018366, the state of its formation is Delaware and the correct spelling of its name is as set forth in its signature block below.
     4.3 Further Assurances.
     (a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee’s opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Beneficiaries, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust, upon the interest of Mortgagee or the Trustee, or upon the income and profits from any of the Collateral other than those which are being contested in good faith and by appropriate proceedings and with respect to which such reserves as may be required by GAAP, if any, have been established.
     (b) Other than as permitted under the Credit Agreement, Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest so long as Security Termination has not occurred.
     4.4 Operation of Oil and Gas Properties. As long as Security Termination has not occurred, and whether or not Mortgagor is the operator of the Oil and Gas Properties, Mortgagor shall (at Mortgagor’s own expense):
     (a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;
     (b) except to the extent disposed of, or terminated, in accordance with the Credit Agreement, do all things necessary and within the reasonable control of Mortgagor to keep, or cause to be kept, in full force and effect the Oil and Gas Properties to which Proven Reserves are attributable and Mortgagor’s interests therein;
     (c) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, and do all other things necessary to keep unimpaired, except for Permitted Liens, its rights with respect to the Collateral and prevent any forfeiture thereof or a default thereunder, except as permitted by the Credit Agreement;
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

     (d) subject to the terms of the Credit Agreement, operate the Oil and Gas Properties or, to the extent that the right of operation is vested in others, will exercise commercially reasonable efforts to cause the operator to operate the Oil and Gas Properties, in each case, in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices and in material compliance with applicable oil and gas leases and Contracts and all applicable Federal, state and local laws, rules and regulations;
     (e) promptly pay or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral; (ii) all expenses incurred in or arising from the operation or development of the Collateral; (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, or upon Mortgagee because of its interest therein; and (iv) all local, state and federal taxes, payments and contributions for which Mortgagor may be liable except to the extent as permitted under the Credit Agreement;
     (f) subject to the terms of the Credit Agreement, promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof;
     (g) other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;
     (h) permit and do all things necessary or proper to enable the Trustee and Mortgagee (through any of their respective agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Credit Agreement;
     (i) cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens; and
     (j) furnish to Mortgagee, upon request, copies of any Contracts.
     4.5 Recording. Mortgagor hereby authorizes Mortgagee to, at Mortgagor’s own expense, record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a corporation or other entity and at such times and as often as may be necessary to
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.
     4.6 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor’s transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.
     4.7 Insurance. To the extent that insurance is carried by a third-party operator on behalf of Mortgagor, upon request by Mortgagee, Mortgagor shall use its reasonable efforts to obtain and provide Mortgagee with copies of certificates of insurance showing Mortgagor as a named insured. Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Beneficiaries any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral.
ARTICLE V
Default
     5.1 Events of Default. An Event of Default under the terms of the Credit Agreement shall constitute an “Event of Default” under this Deed of Trust.
     5.2 Acceleration Upon Default. Upon the occurrence and during the continuance of any Event of Default (other than pursuant to paragraph (e) of Section 7.01 of the Credit Agreement), Mortgagee may, or shall at the request of the Required Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations under the Loan Documents to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. If an Event of Default pursuant to paragraph (e) of Section 7.01 of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations under the Loan Documents, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee or the Required Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Credit Agreement or any other Loan Document, any Hedge Contract with a Beneficiary, or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Beneficiaries.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

ARTICLE VI
Mortgagee’s Rights
     6.1 Rights to Realty Collateral Upon Default.
     (a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of any Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):
     (i) To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;
     (ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and
     (iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.
Mortgagee may designate any Person to act on its behalf in exercising the foregoing rights and powers. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Mortgagor (providing there has been no foreclosure sale).
     (b) Judicial Proceedings. Upon the occurrence and during the continuance of any Event of Default, the Trustee and/or Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale granted herein for Collateral located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.
     (c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas governing real property foreclosure sales) or with any applicable state law. Mortgagor hereby designates as Mortgagor’s address for the purpose of notice the address set out in Section 7.13; provided that Mortgagor may by written notice to Mortgagee designate a different address for notice purposes. Any purchaser or purchasers will be provided with a special warranty conveyance binding Mortgagor and Mortgagor’s successors and assigns. Sale
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or Security Termination has occurred.
     (d) Certain Aspects of Sale. Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of any Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein. Mortgagor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee’s duties and obligations under this Deed of Trust, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.
     (e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.
     (f) Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor’s successors or assigns. Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.
     (g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in the Cash Collateral Account as additional Collateral, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement.
     (h) Mortgagor’s Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that the Trustee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.
     6.2 Rights to Personalty Collateral Upon Default. Upon the occurrence and during the continuance of any Event of Default, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and this Deed of Trust. Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney’s fees and legal expenses as provided for in this Deed of Trust and in the
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.
     6.3 Rights to Fixture Collateral Upon Default. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.
     6.4 Account Debtors. Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.1(a) and all proceeds therefrom directly to Mortgagee, (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts, and (d) deliver any transfer or division orders in the name of Mortgagor. Mortgagee shall not have any obligation to preserve any rights against prior parties.
     6.5 Costs and Expenses. All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations. Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.
     6.6 Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Beneficiary shall have the right to set-off any funds of Mortgagor in the possession of such Beneficiary against any amounts then due by Mortgagor pursuant to this Deed of Trust, the other Loan Documents or any Hedge Contract with a Beneficiary.
ARTICLE VII
Miscellaneous
     7.1 Successor Trustees. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

     7.2 Advances by Mortgagee or The Trustee. Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor’s expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor’s behalf, and Mortgagor hereby agrees to repay such sums and any attorneys’ fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate. In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorney’s fees incurred by Mortgagee or the Trustee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Deed of Trust, including such costs, expenses and attorney’s fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.3 hereof, plus interest thereon from the date of the advance by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee, respectively, at the Reimbursement Rate. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing. No such advance will be deemed to relieve Mortgagor from any default hereunder.
     7.3 Defense of Claims. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor’s title to the Collateral or Mortgagee’s Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor’s, the Trustee’s and Mortgagee’s rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor’s, the Trustee’s or Mortgagee’s rights to the Collateral, the Trustee or Mortgagee may, but shall not be obligated to, take such action on behalf of and in the name of Mortgagor and at Mortgagor’s expense. Moreover, Mortgagee or the Trustee, on behalf of Mortgagee, may take such independent action in connection therewith as they may in their reasonable discretion deem proper, including, without limitation, the right to employ independent counsel and to intervene in any suit affecting the Collateral. All costs, expenses and attorneys’ fees incurred by Mortgagee or the Trustee pursuant to this Section 7.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Deed of Trust shall be paid by Mortgagor on demand plus interest thereon from the date of the advance by Mortgagee or Trustee until reimbursement of Mortgagee or Trustee at the Reimbursement Rate.
     7.4 Termination. If Security Termination has occurred then all of the Collateral will revert to Mortgagor to the extent not otherwise transferred or sold as permitted under Legal Requirements or under this Deed of Trust and the entire estate, right, title and interest of the Trustee and Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all reasonable attorneys’ fees and other expenses, deliver to Mortgagor proper instruments acknowledging the termination and release of this Deed of Trust. Mortgagor shall be responsible for any recording fees.
     7.5 Renewals, Amendments and Other Security. Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

any part of such written instruments or the Collateral. Mortgagee may take or hold other security for the Obligations without notice to or consent of Mortgagor. The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.
     7.6 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR’S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any Collateral is located. At Mortgagee’s request, Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee’s security interest under the Uniform Commercial Code. In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.
     7.7 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.
     7.8 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.
     7.9 Waiver by Mortgagee. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee (acting upon the direction of the Required Lenders), be waived to such extent and in such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee’s or Mortgagee’s rights hereunder, except to the extent specifically stated in such written instrument.
     7.10 Terms. The term “Mortgagor” as used in this Deed of Trust will be construed as singular or plural to correspond with the number of Persons executing this Deed of Trust as Mortgagor. If more than one Person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several. The terms “Mortgagee”, “Mortgagor”, and “Trustee” as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties. Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.
     7.11 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.
     7.12 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.
     7.13 Notice. All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:	Callon Petroleum Operating Company
200 North Canal Street
Natchez, Mississippi 39120
Attention: Mr. Rodger W. Smith, Treasurer
Facsimile: 601.446.1410
Telephone: 601.442.1601

Mortgagee:	Union Bank of California, N.A.
500 North Akard Street, Suite 4200
Dallas, Texas 75201
Attention: Mr. Damien Meiburger
Facsimile: 214.922.4209

Trustee:	Any notices to be given to the
Trustee shall be delivered to Mortgagee.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

     7.14 Duties of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own gross negligence willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.
     7.15 Condemnation. All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever. Unless (a) there is deemed to be a total loss and as such a particular piece of Collateral is not replaceable or repairable or (b) there exists an Event of Default, any such award or payment shall first be paid over to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which was altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral and then the remaining portion of such award or payment, if any, shall be delivered to the Mortgagee.
     7.16 Successors and Assigns.
     (a) This Deed of Trust is binding upon Mortgagor, Mortgagor’s successors and assigns, and shall inure to the benefit of each Beneficiary (other than as set forth below) and each of its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.
     (b) Subject to clause (d) below, this Deed of Trust shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Beneficiaries (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Beneficiaries under this Deed of Trust. The Mortgagor specifically agrees that, to the extent permitted by applicable law, upon any transfer of all or any portion of the Obligations, this Deed of Trust shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

     (c) The Mortgagor hereby recognizes and agrees that the Beneficiaries (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties. Upon any transfer of all or any portion of the Obligations and subject to clause (d) below, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect to such Collateral.
     (d) Notwithstanding anything to the contrary contained herein, including the provisions of clauses (b) and (c) above, when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Beneficiary under this Deed of Trust only if such Person is also then a Lender or an Affiliate of a Lender.
     7.17 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.
     7.18 Usury Not Intended. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of Texas and the United States of America as are from time-to-time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

the Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.
     7.19 Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Deed of Trust so that the terms and provisions of this Deed of Trust do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Deed of Trust conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.
     7.20 Due Authorization. Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that the obligations of Mortgagor under this Deed of Trust are the valid, binding and legally enforceable obligations of Mortgagor, that the execution, ensealing and delivery of this Deed of Trust by Mortgagor has been duly and validly authorized in all respects by Mortgagor, and that the persons who are executing and delivering this Deed of Trust on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Deed of Trust on Mortgagor’s part to be observed or performed.
     7.21 No Offsets, Etc. Mortgagor hereby represents, warrants, and covenants to Mortgagee and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured hereby.
     7.22 Amendment and Restatement; Confirmation of Liens. This Deed of Trust is an amendment and restatement of the Existing Deed of Trust and supersedes the Existing Deed of Trust in its entirety; provided, however, that (a) the execution and delivery of this Deed of Trust shall not effect a novation of the Existing Deed of Trust but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of such Existing Deed of Trust, and (b) the Liens, security interests and other interests in the collateral covered by the Existing Deed of Trust (hereinafter the “Existing Collateral”) granted under the Existing Deed of Trust are and shall remain legal, valid, binding and enforceable with regard to such Existing Collateral. Mortgagor hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Existing Collateral granted under the Existing Deed of Trust, and further agrees that the execution and delivery of this Deed of Trust and the other Loan Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Existing Collateral granted under the Existing Deed of Trust.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

     7.23 Bankruptcy Limitation. Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Beneficiaries that the amount of the Obligations secured by the Mortgagor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor’s interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor’s obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of this page intentionally left blank.]
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR: CALLON PETROLEUM OPERATING COMPANY, a Delaware corporation
By:
Rodger W. Smith
Vice President and Treasurer

THE STATE OF	§
COUNTY OF	§ §
     This instrument was acknowledged before me on this 25th day of September, 2008, by Rodger W. Smith, as Vice President and Treasurer of Callon Petroleum Operating Company, a Delaware corporation, on behalf of said corporation.

Notary Public in and for
the State of
[SEAL]
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

MORTGAGEE: UNION BANK OF CALIFORNIA, N.A., as Mortgagee for the ratable benefit of the Beneficiaries
By:
Sean Murphy
Vice President

THE STATE OF TEXAS COUNTY OF DALLAS	§ § §
     This instrument was acknowledged before me on this 25th day of September, 2008, by Sean Murphy, as Vice President of Union Bank of California, N.A., a national banking association, on behalf of said banking association.

Notary Public in and for
the State of Texas
[SEAL]
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

Exhibit “A”
The designation “Working Interest” or “WI” or “GWI” when used in this Exhibit A means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest. The designation “Net Revenue Interest” or “NRI” or “NRIO” or “NRIG” means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes. The designation “Overriding Royalty Interest” “ORRI” means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production. The designation “Royalty Interest” or “RI” means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production. Each amount set forth as “Working Interest” or “WI” or “GWI” or “Net Revenue Interest” or “NRI” or “NRIO” or “NRIG” is the Mortgagor’s interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor’s ownership of the Hydrocarbons.
Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular oil and gas lease. This Deed of Trust is not limited to the land described in this Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in this Exhibit A even if such interest relates to land not described in this Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.
Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Deed of Trust. All right, title, and interest of Mortgagor in the Properties described herein and in this Exhibit A are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.
The reference to book or volume and page herein and in Exhibit A refer to the recording location of each respective Realty Collateral described herein and in Exhibit A in the county where the land covered by the Realty Collateral is located. Any reference to Serial No. in this Exhibit A refers to the Outer Continental Shelf Lease Number assigned to each respective Realty Collateral by the Department of the Interior, Minerals Management Service.
Exhibit D — Form of Mortgage
Second Amended and Restated Credit Agreement

EXHIBIT E
FORM OF NOTE

$	___, 20___
     For value received, the undersigned CALLON PETROLEUM COMPANY, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [                    ] (“Payee”) the principal amount of [                    ] Dollars ($                    ) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Payee under the Credit Agreement, together with interest on the unpaid principal amount of the Advances from the date of such Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as the same may be amended or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Union Bank of California, N.A., as administrative agent (the “Administrative Agent”) and as issuing lender for the Lenders. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.
     Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified in writing by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.
     This Note is secured by the Security Instruments and guaranteed pursuant to the terms of the Guaranties.
     This Note is given in renewal, extension, and modification, but not in discharge or novation, of that certain Note dated [                    ] in the principal amount of [$                    ] made by certain of the Borrower payable to the Payee under the Existing Agreement.
     Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights. In the event of any
Exhibit E — Form of Note
Second Amended and Restated Credit Agreement

explicit or implicit conflict between any provision of this Note and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.
     This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Chapter 346 of the Texas Finance Code, which regulates certain revolving credit loan accounts, shall not apply to this Note).
     THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
(Remainder of the page intentionally left blank. Signature pages follow.)
Exhibit E — Form of Note
Second Amended and Restated Credit Agreement

CALLON PETROLEUM COMPANY
By:
Name:
Title:

Exhibit E — Form of Note
Second Amended and Restated Credit Agreement

EXHIBIT F
FORM OF NOTICE OF BORROWING
[Date]
Union Bank of California, N.A., as Administrative Agent
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
Attention: [                                        ]
Ladies and Gentlemen:
The undersigned, Callon Petroleum Company, a Delaware corporation (the “Borrower”), (a) refers to the Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as the same may be amended, restated or otherwise modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Union Bank of California, N.A., as administrative agent and as issuing lender for the Lenders, and (b) certifies that it is authorized to execute and deliver this Notice of Borrowing. The Borrower hereby gives you irrevocable notice pursuant to Section 2.03(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03(a) of the Credit Agreement:
(a)	The Business Day of the Proposed Borrowing is , ___.

(b)	The Proposed Borrowing will be composed of [Reference Rate Advances] [Eurodollar Rate Advances].

(c)	The aggregate amount of the Proposed Borrowing is $ .

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [___month[s]].]
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(1)	the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds from the Proposed Borrowing, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case they are true and correct as of such date); and
Exhibit F — Form of Notice of Borrowing
Second Amended and Restated Credit Agreement

(2)	no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

CALLON PETROLEUM COMPANY,
a Delaware corporation

By:
Name:

Title:

Exhibit F – Form of Notice of Borrowing
Second Amended and Restated Credit Agreement

EXHIBIT G
FORM OF NOTICE OF CONVERSION OR CONTINUATION
[Date]
Union Bank of California, as Administrative Agent
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
Attention: [                                        ]
Ladies and Gentlemen:
The undersigned, Callon Petroleum Company, a Delaware corporation (the “Borrower”), (a) refers to the Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as the same may be amended, restated or otherwise modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Union Bank of California, N.A., as administrative agent and as issuing lender for the Lenders, and (b) certifies that it is authorized to execute and deliver this Notice of Conversion or Continuation. The Borrower hereby gives you irrevocable notice pursuant to Section 2.03(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the “Proposed Borrowing”) as required by Section 2.03(b) of the Credit Agreement:
(a)	The Business Day of the Proposed Borrowing is , 20___.

(b)	The Proposed Borrowing consists of [a Conversion to [Reference Rate Advances] [Eurodollar Rate Advances]] [a continuation of Eurodollar Rate Advances].

(c)	The aggregate amount of the Borrowing to be [Converted] [continued] is $___ and consists of [Reference Rate Advances] [Eurodollar Rate Advances].

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [___month[s]].]
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(e)	the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds from the Proposed Borrowing, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case they are true and correct as of such date); and
Exhibit G — Form of Notice of Conversion or Continuance
Second Amended and Restated Credit Agreement

(f)	no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

CALLON PETROLEUM COMPANY,
a Delaware corporation

By:

Name:

Title:

Exhibit G — Form of Notice of Conversion or Continuance
Second Amended and Restated Credit Agreement

EXHIBIT H
FORM OF PLEDGE AGREEMENT
     THIS AMENDED AND RESTATED PLEDGE AGREEMENT dated as of September 25, 2008 (“Pledge Agreement”) is executed by each of the undersigned (individually a “Pledgor” and collectively, the “Pledgors”) in favor of Union Bank of California, N.A., as administrative agent (the “Secured Party”) for the ratable benefit of itself, the Issuing Lender (as defined below), the Lenders (as defined below), and the Swap Counterparties (as defined below and together with the Administrative Agent, the Issuing Lender, and the Lenders, collectively referred to herein as the “Beneficiaries” and, individually, a “Beneficiary”).
RECITALS
     A. Callon Petroleum Company, a Delaware corporation (the “Borrower”), is party to that certain Amended and Restated Credit Agreement dated August 30, 2006, as amended heretofore (as so amended, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Existing Lenders”), and Union Bank of California, N.A. as administrative agent (in such capacity, the “Existing Agent”) and as issuing lender (in such capacity, the “Issuing Lender”) for the Existing Lenders.
     B. The obligations owing by the Borrower under the Previous Credit Agreement were secured by, among other things, (1) the Liens granted pursuant to that certain Pledge Agreement dated as of June 14, 2004 between the Borrower and the Secured Party, as amended heretofore (as so amended, the “Borrower’s Existing Pledge Agreement”), and reaffirmed by that certain Reaffirmation of Guaranties and Security Instruments dated as of August 30, 2006, and (2) the Liens granted pursuant to that certain Pledge Agreement dated as of June 14, 2004 between Callon Petroleum Operating Company (together with the Borrower, the “Existing Guarantors”) and the Secured Party, as amended heretofore (together with the Borrower’s Existing Pledge Agreement, the “Existing Pledge Agreements”), and reaffirmed by that certain Reaffirmation of Guaranties and Security Instruments dated as of August 30, 2006.
     C. The Borrower has agreed to amend and restate the loans under the Existing Credit Agreement by executing and entering into that certain Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”) for the Lenders.
     D. Each Pledgor (other than the Borrower) is an Affiliate of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Swap Counterparty (as defined in the Credit Agreement).
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

     E. Each of the Existing Pledgors desires to amend and restate its respective Existing Pledge Agreement to secure the due payment and performance of all Obligations (as defined in the Credit Agreement).
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Secured Party, for the ratable benefit of the Beneficiaries (a) that each of the Existing Pledge Agreements is amended and restated in its entirety, and (b) further agrees, as follows:
     Section 1. Definitions. All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas (“UCC”) shall have the meanings assigned to those terms by the UCC as the UCC may be amended from time to time, whether specified elsewhere in this Pledge Agreement or not. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.
     Section 2. Pledge.
     2.01. Grant of Pledge.
     (a) Each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party, for the benefit of the Beneficiaries, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below. This Pledge Agreement shall secure all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments, and renewals thereof, whether for principal, interest, fees, expenses, indemnifications or otherwise. All such obligations shall be referred to in this Pledge Agreement as the “Secured Obligations”.
     (b) Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property shall not exceed the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     2.02. Pledged Collateral. “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired:
     (a) (i) all of the membership interests listed in the attached Schedule 2.02(a) issued to such Pledgor and all such additional membership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Membership Interests”), (ii) the certificates representing the Membership Interests, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof (collectively, the “Membership Interests Distributions”);
     (b) (i) all of the general and limited partnership interests listed in the attached Schedule 2.02(b) issued to such Pledgor and all such additional limited or general partnership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Partnership Interests”) and (ii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof (collectively, the “Partnership Interests Distributions”);
     (c) (i) all of the shares of stock listed in the attached Schedule 2.02(c) issued to such Pledgor and all such additional shares of stock of any issuer of such shares of stock hereafter issued to such Pledgor (the “Pledged Shares”), (ii) the certificates representing the Pledged Shares, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

property from time-to-time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (collectively, the “Pledged Shares Distributions”; together with the Membership Interests Distributions and the Partnership Interest Distributions, the “Distributions”); and
     (d) all proceeds from the Pledged Collateral described in paragraphs (a), (b) and (c) of this Section 2.02.
     2.03. Delivery of Pledged Collateral. All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, upon prior written notice to the applicable Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04. In addition, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.
     2.04. Rights Retained by Pledgor. Notwithstanding the pledge in Section 2.01,
     (a) so long as no Event of Default shall have occurred and be continuing, (i) each Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and (ii) each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral; and
     (b) if an Event of Default shall have occurred and be continuing,
     (i) until such time thereafter as the Secured Party gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5.02 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral; and
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

     (ii) at and after such time as the Secured Party gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to enable the Secured Party to (A) exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (a) or paragraph (b)(i) of this Section 2.04, and (B) receive any Distributions and proceeds of sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph (a)(i) of this Section 2.04.
     Section 3. Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Secured Party and the other Beneficiaries as follows:
     (a) The Pledged Collateral applicable to such Pledgor listed on the attached Schedules 2.02(a), 2.02(b) and 2.02(c) have been duly authorized and validly issued to such Pledgor and are fully paid and nonassessable.
     (b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for (i) the security interest created by this Pledge Agreement and the other Loan Documents and (ii) other Permitted Subject Liens.
     (c) No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor or (ii) for the exercise by the Secured Party or any Beneficiary of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).
     (d) Such Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Secured Party.
     (e) The Membership Interests listed on the attached Schedule 2.02(a) constitute the percentage of the issued and outstanding membership interests of the respective issuer thereof set forth on Schedule 2.02(a) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest as of the date hereof and as of the date such schedule is amended pursuant to this Pledge Agreement.
     (f) The Partnership Interests listed on the attached Schedule 2.02(b) constitute the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest as of the date hereof and as of the date such schedule is amended pursuant to this Pledge Agreement.
     (g) The Pledged Shares listed on the attached Schedule 2.02(c) constitute the percentage of the issued and outstanding shares of capital stock of the respective issuer
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

thereof set forth on Schedule 2.02(c) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest as of the date hereof and as of the date such schedule is amended pursuant to this Pledge Agreement.
     (h) Schedule 3 sets forth its sole jurisdiction of formation, type of organization, federal tax identification number, organizational number, and all names used by it during the last five years prior to the date of this Pledge Agreement.
     Section 4. Pledgor’s Covenants. During the term of this Pledge Agreement and until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Lenders in respect of Letters of Credit, the termination of all Hedge Contracts with the Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made or have been deemed to have to been made under Section 8.08(b) of the Credit Agreement) and the termination of all obligations of the Swap Counterparties in respect of such Hedge Contracts, and the termination or expiration of the Commitments, each Pledgor covenants and agrees with the Secured Party that:
     4.01. Protect Collateral; Further Assurances. Each Pledgor will warrant and defend the rights and title herein granted unto the Secured Party in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever, other than with respect to Permitted Subject Liens. Each Pledgor agrees that, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Secured Party or any Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party or any Beneficiary to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Each Pledgor hereby authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement.
     4.02. Transfer, Other Liens, and Additional Shares. Each Pledgor agrees that it will not (a) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Subject Liens. Each Pledgor agrees that it will (a) cause each issuer of the Pledged Collateral that is a Subsidiary of such Pledgor not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor or any other Pledgor and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional Equity Interests of an issuer of the Pledged Collateral. No Pledgor shall approve any amendment or modification of any of the Pledged Collateral without the Secured Party’s prior written consent.
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

     4.03. Jurisdiction of Formation; Name Change. Each Pledgor shall give the Secured Party at least 30 days’ prior written notice before it (i) in the case of a Pledgor that is not a “registered organization” (as defined in Section 9-102 of the UCC) changes the location of its principal place of business and chief executive office, or (ii) uses a trade name other than its current name used on the date hereof. Other than as permitted by the Credit Agreement, no Pledgor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation without the prior written consent of the Secured Party.
     Section 5. Remedies upon Default. If any Event of Default shall have occurred and be continuing:
     5.01. UCC Remedies. To the extent permitted by law, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).
     5.02. Dividends and Other Rights.
     (a) All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) may be exercised by the Secured Party if the Secured Party so elects and gives written notice of such election to the affected Pledgor and all rights of the Pledgors to receive any Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral that it would otherwise be authorized to receive and retain pursuant to Section 2.04(b) shall cease.
     (b) All Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).
     5.03. Sale of Pledged Collateral. The Secured Party may sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable in accordance with applicable laws. Each Pledgor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Pledgor hereby deems 10 days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

place to which it was so adjourned. Each Pledgor shall fully cooperate with Secured Party in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of Texas, and other states and take such actions as may be necessary to permit Secured Party to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.
     5.04. Exempt Sale. If, in the opinion of the Secured Party, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Secured Party in its reasonable discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Secured Party in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral.
     5.05. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.
     5.06. Cumulative Remedies. Each right, power and remedy herein specifically granted to the Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time-to-time as often and in such order as may be deemed expedient by the Secured Party in its sole discretion. No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.
     Section 6. Secured Party as Attorney-in-Fact for Pledgor.
     6.01. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing any dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same. Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

     6.02. Secured Party May Perform. The Secured Party may from time-to-time, at its option but at the Pledgors’ expense, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given (a) after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to the affected Pledgor or (b) if such failure to perform would have an adverse effect on the perfection of any security interest granted under this Pledge Agreement or would have a materially adverse effect on the value of the applicable Pledged Collateral) and the Secured Party may from time-to-time take any other action which the Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein. The Secured Party shall provide notice to the affected Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Secured Party provided under this Pledge Agreement or under applicable law.
     6.03. Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
     6.04. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
     Section 7. Miscellaneous.
     7.01. Expenses. The Pledgors will upon demand pay to the Secured Party for its benefit and the benefit of the other Beneficiaries the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Secured Party and the other Beneficiaries may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party or any Lender or any other Beneficiary hereunder, and (c) the failure by any Pledgor to perform or observe any of the provisions hereof.
     7.02. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by the affected Pledgor and the Secured Party (acting upon the written direction of the Required Lenders and given in accordance with the Credit Agreement),
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     7.03. Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereof.
     7.04. Continuing Security Interest; Transfer of Interest.
     (a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Secured Party, shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Lenders in respect of Letters of Credit, the termination of all Hedge Contracts with the Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made or have been deemed to have to been made under Section 8.08(b) of the Credit Agreement) and the termination of all obligations of the Swap Counterparties in respect of such Hedge Contracts, and the termination or expiration of the Commitments, (ii) be binding upon each Pledgor and its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, each Beneficiary (other than the Swap Counterparties) and each of its successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties and each successor, transferee, and assign of the Swap Counterparties to the extent such successor, transferee, and assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement.
     (b) Upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Lenders in respect of Letters of Credit, the termination of all Hedge Contracts with the Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made or have been deemed to have to been made under Section 8.08(b) of the Credit Agreement) and the termination of all obligations of the Swap Counterparties in respect of such Hedge Contracts, and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will, at the Pledgors’ expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.
     7.05. Waivers. Each Pledgor hereby waives:
     (a) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;
     (b) any requirement that the Secured Party or any Beneficiary protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any collateral; and
     (c) any duty on the part of the Secured Party to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any other Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.
     7.06. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.
     7.07. Choice of Law. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Texas.
     7.08. Counterparts. The parties may execute this Pledge Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The parties may execute this Pledge Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Pledge Agreement in the presence of the other parties to this Pledge Agreement. In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.
     7.09. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party’s security interest. EACH PLEDGOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7.09 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     7.10. Conflicts. In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.
     7.11. Additional Pledgors. Pursuant to Section 6.15 of the Credit Agreement, each holder of an Equity Interest in a Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Pledge Agreement as a Pledgor upon such Subsidiary becoming a Subsidiary of the Borrower. Upon execution and delivery after the date hereof by the Secured Party and such equity holder of an instrument in the form of Annex 1, such equity holder shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.
     7.12. Amendment & Restatement; Confirmation of Liens. This Pledge Agreement is an amendment and restatement of each Existing Pledge Agreement and supersedes each Existing Pledge Agreement in its entirety; provided, however, that (i) the execution and delivery of this Pledge Agreement shall not effect a novation of any Existing Pledge Agreement but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of each Existing Pledge Agreement, and (ii) the Liens, security interests and other interests in the Collateral (as such term is defined in each Existing Pledge Agreement, hereinafter the “Original Pledged Collateral”) granted under each Existing Pledge Agreement are and shall remain legal, valid, binding and enforceable with regard to such Original Pledged Collateral. Each Pledgor party to an Existing Pledge Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Pledged Collateral granted under the applicable Existing Pledge Agreement, and further agrees that the execution and delivery of this Pledge Agreement, the other Loan Documents and any Hedge Contracts with Swap Counterparties shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Pledged Collateral granted under such Existing Pledge Agreement.
     7.13. Entire Agreement. THIS PLEDGE AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY HEDGE CONTRACTS WITH SWAP COUNTERPARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[SIGNATURE PAGES FOLLOW]
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

     The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGORS:

Address for all Pledgors:	CALLON PETROLEUM COMPANY,
a Delaware corporation
200 North Canal Street
Natchez, Mississippi 39120
Attention: Rodger W. Smith, Treasurer	By:
Facsimile: 601.446.1410	Rodger W. Smith
Vice President and Treasurer

CALLON PETROLEUM OPERATING COMPANY, a Delaware corporation

By:

Rodger W. Smith
Vice President and Treasurer

SECURED PARTY:

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent

By:

Damien Meiburger
Senior Vice President
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

Annex 1 to the
Amended and Restated
Pledge Agreement
     SUPPLEMENT NO. [           ] dated as of [            ] (the “Supplement”), to the Amended and Restated Pledge Agreement dated as of September 25, 2008 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among Callon Petroleum Company (“Borrower”), and each other affiliate of Borrower signatory thereto (together with the Borrower, collectively referred to herein as the “Pledgors” and, individually, a “Pledgor”) and Union Bank of California, N.A., as Administrative Agent (the “Secured Party”) for the ratable benefit of itself, the Issuing Lender (as defined below), the Lenders (as defined below), and the Swap Counterparties (as defined below and together with the Administrative Agent, the Issuing Lender, collectively referred to herein as the “Beneficiaries” and, individually, a “Beneficiary”).
     A. Reference is made to the Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders from time to time party thereto (the “Lenders”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
     B. The Pledgors entered into the Pledge Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue, extend and renew Letters of Credit under the Credit Agreement. Pursuant to Section 6.15 of the Credit Agreement, each holder of an Equity Interest in a Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Pledgor upon such Subsidiary becoming a Subsidiary of a Borrower. Section 7.11 of the Pledge Agreement provides that such equity holders may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned equity holder (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Administrative Agent, the Issuing Lender, or any of the Lenders to make additional Advances and for the Issuing Lender to make, extend, and renew Letters of Credit under the Credit Agreement.
     C. Each New Pledgor is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its other Subsidiaries with a Swap Counterparty (as defined in the Credit Agreement).
     D. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.
     Accordingly, the Secured Party and the New Pledgor agree as follows:
     SECTION 1. In accordance with Section 7.11 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Pledgor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Pledgor hereby represents and warrants that (a) set forth on Schedules 2.02(a), 2.02(b), and 2.02(c) attached hereto are true and correct schedules of all its Membership Interests, Partnership Interests and Pledged Shares, as each term is defined in the Pledge Agreement, and (b) set forth on Schedule 3 attached hereto are its sole jurisdiction of formation, type of organization, federal tax identification number, organizational number, and all names used by it during the last five years prior to the date of this Supplement.
     SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
     SECTION 6. This supplement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Texas.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.
     SECTION 9. The New Pledgor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.
     THIS SUPPLEMENT, THE PLEDGE AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ANY HEDGE CONTRACTS WITH SWAP COUNTERPARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[SIGNATURES PAGES FOLLOW]
Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

     IN WITNESS WHEREOF, the New Pledgor and the Secured Party have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

NEW PLEDGOR:

[ ],

By:

Name:

Title:

Address:

SECURED PARTY:

UNION BANK OF CALIFORNIA, N.A., as Secured Party for the ratable benefit of the Beneficiaries

By:

Name:

Title:

Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

Schedules
Supplement No. ____
to the Pledge Agreement
Pledged Collateral of the New Pledgor
SCHEDULE 2.02(a)

	Type of Membership	% of Membership Interest
Issuer	Interest	Owned

SCHEDULE 2.02(b)

% of Partnership Interest
Issuer	Type of Partnership Interest	Owned

SCHEDULE 2.02(c)

		Number of	% of Shares
Issuer	Type of Shares	Shares	Owned	Certificate No.

SCHEDULE 3

New Pledgor:	[PLEDGOR]

Sole Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Exhibit H — Form of Pledge Agreement
Second Amended and Restated Credit Agreement

EXHIBIT I
FORM OF SECURITY AGREEMENT
     THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of September 25, 2008 (this “Security Agreement”) is by and among Callon Petroleum Company, a Delaware corporation (“Borrower”), each affiliate of the Borrower party hereto from time to time (together with the Borrower, the “Grantors” and individually, each a “Grantor”) and Union Bank of California, N.A. (the “Secured Party”), as Administrative Agent for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
RECITALS
     A. This Security Agreement is entered into in connection with that certain Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as it has been or may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), and Union Bank of California, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
     B. This Security Agreement is intended as an amendment and restatement of the security agreements described in Annex 1 attached hereto (collectively, the “Existing Security Agreements”).
     C. Each Grantor (other than the Borrower) is an Affiliate of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Swap Counterparty (as defined in the Credit Agreement).
     D. It is a requirement under the Credit Agreement that the Grantors shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by entering into this Security Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Grantor hereby agrees with the Secured Party for the benefit of the Beneficiaries (a) that the Existing Security Agreements are amended and restated in their entirety, and (b) further agrees, as follows:
     Section 1. Definitions; Interpretation. (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Security Agreement that
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:
“Accounts” means an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.
“Cash Collateral” means all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.
“Chattel Paper” has the meaning set forth in the UCC.
“Collateral” has the meaning set forth in Section 2 of this Security Agreement.
“Contracts” means all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.
“Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

“Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Secured Party, may be necessary or advisable in connection with any of the foregoing.
“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.
“Equipment” means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, including, without limitation, all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Excluded Contracts” has the meaning set forth in Section 2(b) of this Security Agreement.
“Fixtures” means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest,
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.
“Hedge Contract” has the meaning set forth in the Credit Agreement.
“Instrument” means an “instrument” as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).
“Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Loan Documents or any Hedge Contracts with a Swap Counterparties.
“Inventory” means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.
“Inventory Records” means all books, records, other similar property, and General Intangibles at any time relating to Inventory.
“Investment Property” means “investment property” as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.
“Loan Documents” has the meaning set forth in the Credit Agreement.
“Negotiable Instrument” means a “negotiable instrument” as defined in the UCC.
“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Secured Obligations” means all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise.
“Security Agreement” means this Amended and Restated Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.
“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     (b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.
     Section 2. Assignment, Pledge and Grant of Security Interest.
     (a) As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Secured Party for the benefit of the Beneficiaries a lien on and continuing security interest in all
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):
(i)	all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(ii)	all Accounts;

(iii)	all Inventory;

(iv)	all Equipment;

(v)	all General Intangibles;

(vi)	all Investment Property;

(vii)	all Fixtures;

(viii)	all checking, savings, deposit or other account of such Grantor and all other accounts held in the name of such Grantor with any Lender;

(ix)	all Cash Collateral;

(x)	any Legal Requirements now or hereafter held by such Grantor (except that any Legal Requirement that would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the Lien of this Security Agreement or in which a Lien is not permitted to be granted under applicable law, is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, voidability, terminability or revocability);

(xi)	any right to receive a payment under any Hedge Contract in connection with a termination thereof;

(xii)	(A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xiii)	any and all liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract that is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

(xiv)	any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

(xv)	without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time; and

(xvi)	any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2.
     (b) Notwithstanding anything to the contrary contained in Section 2(a) and other than to the extent set forth in this Section 2(b), any Contract, Contract Document or other document (and any Contract Rights arising thereunder) to which any of the Grantors is a party to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of (A) an existing and enforceable negative pledge or anti-assignment provision or (B) applicable law or regulation to which such Grantor is subject (all such Contracts, Contract Documents, and other documents being the “Excluded Contracts”), shall be excluded from the lien and security interest granted hereunder (and shall, as applicable, not be included as “Collateral”, “Contracts”, “Contract Rights”, “Contract Documents”, “General Intangibles”, “Investment Property”, “Legal Requirements”, “Insurance Contracts”, “Instruments”, “Pledged Equity” or “Chattel Paper” for the purposes hereof); provided, however, that (x) the exclusion from the lien and security interest granted by such Grantor hereunder of any Contract Rights of any of the Grantors under one or more of the Excluded Contracts shall not limit, restrict or impair the grant by such Grantor of the lien and security interest in any Accounts or receivables arising under any such Excluded Contract or any payments due or to become due thereunder, (y) any Excluded Contract shall automatically cease to be excluded from this Section 2(b) (and shall automatically be subject to the lien and security interest granted hereby and to the terms and provisions of this Security Agreement as a “Collateral”), to the extent that (1) either of the prohibitions discussed in clause (A) and (B) above is ineffective or subsequently rendered ineffective under Sections 9.406, 9.407, 9.408 or 9.409 of the UCC or under any other Legal Requirement or is otherwise no longer in effect, or (2) the applicable Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a lien and security interest in, such Excluded Contract (which consent, upon the reasonable request of the Secured Party, such Grantor will use its commercial reasonable efforts to obtain), and (z) any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Contracts shall constitute Collateral unless any assets or property constituting such proceeds are themselves subject to the exclusions set forth in this Section 2(b).
     (c) Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor.
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     Section 3. Representations and Warranties. Each Grantor hereby represents and warrants the following to the Secured Party and the other Beneficiaries:
     (a) Records. Such Grantor’s sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto. All records concerning the Accounts, General Intangibles, or any other Collateral applicable to such Grantor are located at the address for such Grantor on such Schedule 1. None of the Accounts is evidenced by a promissory note or other instrument.
     (b) Other Liens. Such Grantor is, and will be the record, legal, and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with other Permitted Liens or for which satisfactory releases have been received by the Secured Party.
     (c) Lien Priority and Perfection.
          (i) Subject only to Permitted Liens, this Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of financing statements with the jurisdictions listed in Schedule 1, the security interests granted to the Secured Party hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.
          (ii) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by such Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by such Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by the Secured Party of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of law not assignable, (2) those consents, approvals, authorizations, actions, notices or filings which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (3) those filings and actions described in Section 3(c)(i).
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

     (d) Tax Identification Number and Organizational Number. The federal tax identification number of such Grantor and the organizational number of such Grantor are as set forth in Schedule 1.
     (e) Tradenames; Prior Names. Except as set forth on Schedule 1, such Grantor has not conducted business under any name other than its current name during the last five years prior to the date of this Security Agreement.
     (f) Exclusive Control. Such Grantor has exclusive possession and control of its respective Equipment and Inventory.
     Section 4. Covenants.
     (a) Further Assurances.
          (i) Each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor (A) at the request of Secured Party, shall execute such instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Secured Party may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, at the reasonable request of the Secured Party, mark conspicuously each material document included in the Collateral, each Chattel Paper included in the Accounts, and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, including that such document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, (C) shall, if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Secured Party hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, and (D) authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description).
          (ii) Each Grantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all other reasonable expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

          (iii) Each Grantor shall promptly provide to the Secured Party all information and evidence the Secured Party may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Security Agreement.
     (b) Change of Name; State of Formation. Each Grantor shall give the Secured Party at least 30 days’ prior written notice before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the original copies of any Chattel Paper evidencing Accounts, or (iv) uses a trade name other than its current name used on the date hereof. Other than as permitted by the Credit Agreement, no Grantor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation with the prior written consent of the Secured Party.
     (c) Right of Inspection. Each Grantor shall hold and preserve, at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and records with respect to the Accounts, and will permit representatives of the Secured Party, upon reasonable advance notice, at any time during normal business hours to inspect and copy them. At the Secured Party’s request, each Grantor shall promptly deliver copies of any and all such records to the Secured Party.
     (d) Liability Under Contracts and Accounts. Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release any Grantor from its obligations and duties under any of the Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     (e) Transfer of Certain Collateral; Release of Certain Security Interest. Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement. The Secured Party shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.
     (f) Accounts. Each Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in
Exhibit I – Form of Security Agreement
Second Amended and Restated Credit Agreement

accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iv) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (v) which if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.
     (g) Negotiable Instruments. If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, such Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably request.
     (h) Other Covenants of Grantor. Each Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by the Secured Party either in such Grantor’s name or in the Secured Party’s name, as the Secured Party may deem necessary, and (ii) such Grantor will, until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Lenders in respect of Letters of Credit, the termination of all Hedge Contracts with the Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made or have been deemed to have to been made under Section 8.08(b) of the Credit Agreement) and the termination of all obligations of the Swap Counterparties in respect of such Hedge Contracts, and the termination or expiration of the Commitments, warrant and defend its title to the Collateral and the interest of the Secured Party in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect such Grantor’s title to, or the Secured Party’s right or interest in, such Collateral.
     Section 5. Termination of Security Interest. Upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Lenders in respect of Letters of Credit, the termination of all Hedge Contracts with the Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made or have been deemed to have to been made under Section 8.08(b) of the Credit Agreement) and the termination of all obligations of the Swap Counterparties in respect of such Hedge Contracts, and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.
     Section 6. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

Grantor or any other Person, this Security Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party’s security interest. EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 6 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 7. Remedies upon Event of Default.
     (a) If any Event of Default has occurred and is continuing, the Secured Party may (and shall at the written request of the Required Lenders), (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Secured Party may be a purchaser on behalf of the Beneficiaries or on its own behalf at any such sale and that the Secured Party, any other Beneficiary, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur expenses, including attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Beneficiaries for any cost or expenses incurred hereunder, under any of the Loan Documents or under any Hedge Contracts with Swap Counterparties and to the payment or performance of any Grantor’s obligations hereunder or under any of the Loan Documents or any Hedge Contracts with a Swap Counterparties, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days shall be deemed a reasonable notice period. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All costs and expenses (including attorneys’ fees and expenses) incurred by the Secured Party in connection with any suit or proceeding in connection with the performance by the Secured Party of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional indebtedness secured by this Security Agreement and shall be paid on demand by the Grantors to the Secured Party on behalf of the Beneficiaries.
     Section 8. Remedies Cumulative; Delay Not Waiver.
     (a) No right, power or remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.
     (b) No delay or omission of the Secured Party to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Secured Party.
     Section 9. Contract Rights. Upon the occurrence and continuation of an Event of Default, the Secured Party may exercise any of the Contract Rights and remedies of any Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent Accounts, the General Intangibles, or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles.
     Section 10. Accounts.
     (a) Upon the occurrence and continuation of an Event of Default, the Secured Party may, or may direct any Grantor to, take any action the Secured Party deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Secured Party. Upon such notification and direction, and at the expense of the Grantors, the Secured Party may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done.
     (b) After receipt by any Grantor of the notice referred to in Section 10(a) above that an Event of Default has occurred and is continuing, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as Collateral. No Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon.
     Section 11. Rights Retained by Grantors. So long as no Event of Default shall have occurred and be continuing, the Grantors shall be entitled to (a) receive and retain all revenues and other moneys pledged hereby as Collateral and the proceeds of any disposition of any of their respective Properties constituting Collateral provided that such disposition is permitted under the Credit Agreement, and (b) protect, enforce and exercise its rights under any of the Contract Documents; provided, however, that no Grantor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the applicable Collateral.
     Section 12. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

     Section 13. Secured Party as Attorney-in-Fact for Grantor. Each Grantor hereby constitutes and irrevocably appoints the Secured Party, acting for and on behalf of itself and the Beneficiaries and each successor or assign of the Secured Party and the Beneficiaries, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise to take any action and execute any instrument at the written direction of the Beneficiaries and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:
     (a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the other Collateral, including without limitation, any Insurance Contracts;
     (b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;
     (c) to file any claims or take any action or institute any proceedings in connection therewith which the Secured Party may deem to be necessary or advisable;
     (d) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Secured Party has been provided; and
     (e) upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral;
provided, however, that the Secured Party shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.
     Section 14. Secured Party May Perform. The Secured Party may from time-to-time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to perform after receiving ten (10) days prior written notice of the request to perform (it being understood that no such request need be given (a) after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to any Grantor or (b) if such failure to perform would have an adverse effect on the perfection of any security interest granted under this Security Agreement or would materially adverse effect on the value of the applicable Collateral) and the Secured Party may from time-to-time take any other action which the Secured Party deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the reasonable expenses of the Secured Party incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.
     Section 15. Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
     Section 16. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own Property.
     Section 17. Payments Held in Trust. During the continuance of an Event of Default, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Secured Party, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party in the same form as received (with any necessary endorsement).
     Section 18. Miscellaneous.
     (a) Expenses. Each Grantor will upon demand pay to the Secured Party for its benefit and the benefit of the Beneficiaries the amount of any out-of-pocket expenses, including the fees and disbursements of its counsel and of any experts, which the Secured Party and the Beneficiaries may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party or any Beneficiary hereunder, and (iii) the failure by any Grantor to perform or observe any of the provisions hereof.
     (b) Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and authenticated by the affected Grantor and the Secured Party (acting upon the written direction of the Required Lenders and given in accordance with the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     (c) Addresses for Notices. All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereto.
     (d) Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Secured Party, shall (a)  remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Lenders in respect of Letters of Credit, the termination of all Hedge Contracts with the Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made or have been deemed to have to been made under Section 8.08(b) of the Credit Agreement) and the termination of all obligations of the Swap Counterparties in respect of such Hedge Contracts, and the termination or expiration of the Commitments, (b) be binding upon each Grantor and its successors, tranferees and assigns, and (c) inure, together with the rights and remedies of the
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

Secured Party hereunder, to the benefit of and be binding upon, each Beneficiary (other than Swap Counterparties) and each of its successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties and each successor, transferee, and assign of the Swap Counterparties to the extent such successor, transferee, and assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement.
     (e) Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.
     (f) Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas.
     (g) Counterparts. The parties may execute this Security Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The parties may execute this Security Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Security Agreement in the presence of the other parties to this Security Agreement. In proving this Security Agreement, a party must produce or account only for the executed counterpart of the party to be charged.
     (h) Conflicts. In the event of any explicit or implicit conflict between any provision of this Security Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.
     (i) Additional Grantors. Pursuant to Section 6.15 of the Credit Agreement, each Subsidiary of the Borrower (other than any Entrada Entity, unless CIECO Debt Termination has occurred) that was not in existence on the date of the Credit Agreement is required to enter into this Security Agreement as a Grantor upon becoming a Subsidiary of the Borrower. Upon execution and delivery after the date hereof by the Secured Party and such Subsidiary of an instrument in the form of Annex 2, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

     (j) Amendment and Restatement; Confirmation of Liens. This Security Agreement is an amendment and restatement of the Existing Security Agreements and supersedes the Existing Security Agreements in their entirety; provided, however, that (i) the execution and delivery of this Security Agreement shall not effect a novation of the Existing Security Agreements but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of such Existing Security Agreements, and (ii) the Liens, security interests and other interests in the collateral as described in the Existing Security Agreements (the “Original Collateral”) granted under the Existing Security Agreements are and shall remain legal, valid, binding and enforceable with regard to such Original Collateral. Each Grantor party to the Existing Security Agreements hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreements, and further agrees that the execution and delivery of this Security Agreement, the other Loan Documents and any Hedge Contracts with Swap Counterparties shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Collateral granted under the Existing Security Agreements.
     (k) Entire Agreement. THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY HEDGE CONTRACTS WITH SWAP COUNTERPARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[SIGNATURE PAGES FOLLOW]
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

     The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

CALLON PETROLEUM COMPANY, a Delaware corporation

By:
Name:
Title:

CALLON PETROLEUM OPERATING COMPANY, a Delaware corporation

By:
Name:
Title:

Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

SECURED PARTY:

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

Annex 2 to the
Amended and Restated
Security Agreement
     SUPPLEMENT NO.                      dated as of                                         , 20__ _(the “Supplement”), to the Amended and Restated Security Agreement dated as of September 25, 2008 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among Callon Petroleum Company, a Delaware corporation (“Borrower”), each affiliate of the Borrower party thereto from time to time (together with the Borrower, the “Grantors” and individually, each a “Grantor”), and Union Bank of California, N.A., as administrative agent (“Secured Party”) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below) and the Swap Counterparties (as defined in the Security Agreement) (together with the Administrative Agent, the Lenders and the Issuing Lender, individually a “Beneficiary”, and collectively, the “Beneficiaries”).
     A. Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 25, 2008 by and among the Borrower, the lenders party thereto from time to time (individually, a “Lender”, and collectively, the “Lenders”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.
     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Advances. Pursuant to Section 6.15 of the Credit Agreement, each new Subsidiary of the Borrower (other than any Entrada Entity, unless CIECO Debt Termination has occurred) that was not in existence on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary of the Borrower. Section 18(i) of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Advances and as consideration for Advances previously made.
     Accordingly, the Secured Party and the New Grantor agree as follows:
     SECTION 1. In accordance with Section 18(i) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Grantor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Grantor hereby represents and warrants that set forth on Schedule 1 attached hereto are (a) its sole jurisdiction of formation and type of organization, (b) the location of all records concerning its Accounts, General Intangibles, or any other Collateral, (c) its federal tax identification number and the organizational number, and (d) all names used by it during the last five years prior to the date of this Supplement.
     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.
     SECTION 9. The New Grantor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.
     THIS SUPPLEMENT, THE SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY HEDGE CONTRACTS WITH SWAP COUNTERPARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
     IN WITNESS WHEREOF, the New Grantor and the Secured Party have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:
Name:

Title:

Address:

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

Schedule 1 Supplement
No. ____ to the Amended and
Restated Security Agreement

New Grantor:	[GRANTOR]

Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Address where records for
Collateral are kept:	[ADDRESS]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Exhibit I — Form of Security Agreement
Second Amended and Restated Credit Agreement

EXHIBIT J
FORM OF TRANSFER LETTERS
                                        , 20__

Re:	Agreement dated , by and between , as Seller, and , as Buyer (the “Contract”).
Ladies and Gentlemen:
[Callon Petroleum Operating Company, a Delaware corporation][                    , a                     ] (“Mortgagor”), has executed a mortgage or deed of trust dated effective as of September 25, 2008 (“Mortgage”) for the benefit of Union Bank of California, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself, the Lenders (as defined in the Mortgage) and certain other credit parties as described in the Mortgage, which Mortgage has been recorded in the Real Property Records of the Counties listed on the attached Exhibit A. A copy of the Mortgage is enclosed. The properties covered by the Mortgage include oil, gas and other hydrocarbons and/or other minerals attributable to the above-referenced Contract to which we understand you are currently a party, which includes certain of the wells listed on the attached Mortgage with respect to which you are remitting proceeds of production to the Mortgagor.
Pursuant to Article III of the Mortgage, the Administrative Agent is entitled to receive all of Mortgagor’s interest in all Hydrocarbons (as defined in the Mortgage) that are covered by the above-referenced Contract, all products obtained or processed therefrom, and the revenues and proceeds attributable thereto. The assignment of the Hydrocarbons, products and proceeds was effective as of 7:00 A.M., Dallas, Texas Time, on                      ___, 2008 (“Effective Date”). The Lenders, however, as provided in Article III, have permitted Mortgagor to collect the Hydrocarbons and the revenues and proceeds attributable thereto until the Administrative Agent or the Mortgagor shall have instructed the seller or purchaser of production to deliver such Hydrocarbons and all proceeds therefrom directly to the Administrative Agent. The purpose of this letter is to notify you that, commencing immediately upon the receipt hereof, and in accordance with the terms and conditions of the Mortgage, you are to deliver all proceeds attributable to the sale of such Hydrocarbons pursuant to the above-referenced Contract and which are described in the Mortgage directly to the Administrative Agent at its office at Lincoln Plaza, 500 N. Akard Street, Suite 4200, Dallas, Texas 75201, Telephone: (214) 922-4200, Facsimile: (214) 922-4209, Attention: Mr. Damien Meiburger, or to such other address of which we may subsequently notify you in writing. If you require the execution of transfer or division orders, please forward the transfer or division orders to the Administrative Agent at its address as indicated above, Attention: Mr. Damien Meiburger.
Should you have any questions in connection with any of the foregoing, please do not hesitate to contact us.
Exhibit J — Form of Transfer Letter
Second Amended and Restated Credit Agreement

Very truly yours,

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent

By:
Name:

Title:

CALLON PETROLEUM OPERATING COMPANY, a Delaware corporation

By:

Name:

Title:

Exhibit J — Form of Transfer Letter
Second Amended and Restated Credit Agreement

EXHIBIT A
Exhibit J — Form of Transfer Letter
Second Amended and Restated Credit Agreement